UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MetLife, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF

2014 ANNUAL MEETING

AND

PROXY STATEMENT

MetLife, Inc.

200 Park Avenue, New York, NY 10166

March 25, 2014

Dear Shareholder:

You are invited to attend MetLife, Inc.’s 2014 annual meeting of shareholders, which will be held on Tuesday, April 22, 2014 beginning at 11:30 a.m., Eastern Time, on the 23rd floor of 1095 Avenue of the Americas, New York, New York.

At the meeting you will vote on a number of important matters described in the attached Proxy Statement. You will also act on such other matters as may properly come before the meeting.

The vote of every shareholder is important. You can ensure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, or by voting on the Internet or by telephone. If you choose to vote by mail, we have included a postage-paid, pre-addressed envelope to make it convenient for you to do so. The proxy card also contains detailed instructions on how to vote on the Internet or by telephone.

Sincerely yours,

Steven A. Kandarian
Chairman of the Board, President and Chief Executive Officer

MetLife, Inc.

200 Park Avenue

New York, NY 10166

Notice of Annual Meeting of Shareholders

The 2014 annual meeting of the shareholders of MetLife, Inc. will be held on the 23rd floor of 1095 Avenue of the Americas, New York, New York on Tuesday, April 22, 2014 at 11:30 a.m., Eastern Time. At the meeting, shareholders will consider and vote on the following matters:

1.	the election of 12 Directors, each for a one-year term;

2.	the ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for 2014;

3.	an advisory (non-binding) vote to approve the compensation paid to MetLife, Inc.’s Named Executive Officers;

4.	the approval of the MetLife, Inc. 2015 Stock and Incentive Compensation Plan;

5.	the approval of the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan; and

6.	such other matters as may properly come before the meeting.

Information about the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.

Shareholders of record of MetLife, Inc. common stock at the close of business on February 28, 2014 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Timothy J. Ring
Vice President and Secretary

New York, New York

March 25, 2014

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 22, 2014

The accompanying Proxy Statement, the MetLife, Inc. 2013 Annual Report to Shareholders and directions to the location of the 2014 annual meeting of shareholders are available at http://investor.metlife.com by selecting the appropriate link under “Related Links.”

Proxy Statement

This Proxy Statement contains information about the 2014 annual meeting of shareholders (Annual Meeting) of MetLife, Inc. (MetLife or the Company). Proxy materials, including this Proxy Statement and the accompanying proxy card, which are furnished in connection with the solicitation of proxies by MetLife’s Board of Directors, are being mailed and made available electronically to shareholders on or about March 25, 2014.

MetLife 2014 Proxy Statement	1

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

Voting Your Shares

Record date	February 28, 2014.

Voting	Shareholders as of the record date are entitled to vote. Each share of MetLife common stock (Share) is entitled to one vote for each Director nominee and one vote for each of the other proposals.

Your vote is important. Shareholders of record may vote their shares in person at the Annual Meeting or by using any of the methods below. Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions received from such nominee. Participants in retirement and savings plans should refer to voting instructions on page 84.

Internet	www.investorvote.com/MET no later than 11:59 p.m., Eastern Time, April 21, 2014.

Telephone	1-800-652-8683 until 11:59 p.m., Eastern Time, April 21, 2014.

Mail	Complete, sign and return your proxy card by mail so that it is received by MetLife, c/o Computershare prior to the Annual Meeting.

Proposals for Your Vote

Proposal	Directors’ Recommendation	Vote Required (of Shares Voted)	Page Reference
1. Election of 12 Directors to one-year terms	FOR each nominee	Majority	5
2. Ratification of appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2014	FOR	Majority	23
3. Advisory vote to approve compensation paid to the Named Executive Officers	FOR	Majority	26
4. Approval of the MetLife, Inc. 2015 Stock and Incentive Compensation Plan	FOR	Votes in favor exceed votes against plus abstentions	69
5. Approval of the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan	FOR	Votes in favor exceed votes against plus abstentions	76

2	MetLife 2014 Proxy Statement

Director Nominees

The following table provides summary information about each Director nominee.

Current Committee Membership
Nominee	Experience and Qualifications Highlights	Independent	Audit	Compensation	Executive	Finance and Risk	Governance and Corporate Responsibility
Cheryl W. Grisé Retired Executive Vice President, Northeast Utilities	- Corporate Governance - Executive Leadership - Global Business Experience - Business Operations	✓	✓	✓	✓		C
Carlos M. Gutierrez Co-Chair, Albright Stonebridge Group	- Executive Leadership - Global Business Experience - Business Operations - Government Service - Public Policy - Civic Leadership	✓					✓
R. Glenn Hubbard, Ph.D. Dean and Russell L. Carson Professor of Economics and Finance, Graduate School of Business, Columbia University	- Public Policy - Academic Experience - Investments - Civic Leadership - Executive Leadership	✓			✓	✓
Steven A. Kandarian Chairman of the Board, President and Chief Executive Officer, MetLife, Inc.	- Knowledge of MetLife’s Business and Operations - Executive Leadership - Global Business Experience - Business Operations				C
Gen. John M. Keane (ret.) Retired General, United States Army; President, GSI, LLC	- Executive Leadership - Government Service - Operations Management - Public Policy	✓	✓				✓
Alfred F. Kelly, Jr. Chairman of the Board, President and Chief Executive Officer, NY/NJ Super Bowl Host Company	- Executive Leadership - Global Business Experience - Business Operations	✓	✓	✓	✓	C
William E. Kennard Senior Advisor, Grain Management, LLC	- Government Service - Public Policy - Global Business Experience - Business Operations - Investments - Corporate Governance	✓					✓
James M. Kilts Founding Partner, Centerview Capital	- Executive Leadership - Global Business Experience - Business Operations - Investments	✓		C	✓
Catherine R. Kinney Retired President and Co-Chief Operating Officer, New York Stock Exchange, Inc.	- Corporate Governance - Executive Leadership - Global Business Experience - Business Operations	✓	✓			✓
Denise M. Morrison President and Chief Executive Officer, Campbell Soup Company	- Executive Leadership - Global Business Experience - Business Operations - Civic Leadership	✓		✓			✓
Kenton J. Sicchitano Retired Global Managing Director, PricewaterhouseCoopers LLP	- Accounting / Auditing - Tax and Financial Advisory - Executive Leadership - Global Business Experience - Risk Management	✓	C	✓	✓	✓
Lulu C. Wang Chief Executive Officer and Founder, Tupelo Capital Management, LLC	- Investments - Executive Leadership - Global Business Experience - Business Operations - Civic Leadership	✓					✓
C – Chair

Each of the current Directors who served during 2013 attended more than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he or she served. See “Board and Committee Information” beginning on page 12 for more information regarding Board Committees and Committee membership.

MetLife 2014 Proxy Statement	3

Executive Pay for Performance

The Company’s 2013 performance exceeded its 2012 performance in a number of key metrics.

These performance measures are not based on accounting principles generally accepted in the United States of America (GAAP). They should be read in conjunction with the discussion of “Company Financial Performance Goals and Results” on page 35 and in Appendix A to this Proxy Statement, which includes definitions of these terms and reconciliations to the most directly comparable GAAP measures.

The Company also maintained its pay for performance practices, as illustrated below. A substantial portion of the Executive Group members’ Total Compensation for 2013 performance was variable and depended on performance or the value of Shares.

To align executive and shareholder interests, in determining Total Compensation for 2013 performance, and in expectation of future contributions to performance, the Compensation Committee allocated a greater portion of the Executive Group members’ variable compensation to long-term stock-based incentives than it allocated to annual cash incentives.

For more information, see the Compensation Discussion and Analysis, which begins on page 28.

4	MetLife 2014 Proxy Statement

Proposal 1 — Election of Directors for a One-Year Term Ending at the 2015 Annual Meeting of Shareholders

The Board of Directors recommends that you vote FOR the election of each of the Director nominees.

The Company’s success and long-term value depend on the judgment, initiative and efforts of its Directors. As a Board, these individuals oversee MetLife’s business policies and strategies. They also oversee the Chief Executive Officer and the other most senior executives of the Company (Executive Officers or Executive Group) in their management of the Company’s business.

The Board of Directors currently has 13 members. One current member, Hugh Price, will retire from the Board as of the Annual Meeting. Prior to 2012, MetLife had a classified Board with each of three classes of Directors standing for election every third year to a three-year term of office. As of the Annual Meeting, the Board will be fully declassified and all nominees will stand for election to one-year terms of office.

Each of the Director nominees is currently serving as a Director of MetLife and has agreed to continue to serve if elected. The Board of Directors has no reason to believe that any nominee would be unable to serve if elected; however, if for any reason a nominee should become unable to serve at or before the Annual Meeting, the Board could reduce the size of the Board or nominate another candidate for election. If the Board were to nominate another candidate to stand for election at the Annual Meeting, the proxies could use their discretion to vote for that candidate. The proxies will not have authority to vote for a greater number of nominees than the number of nominees named on the proxy card, and will accordingly not have authority to fill the vacancy resulting from the retirement of Mr. Price.

Each of the Director nominees is also currently serving as a director of Metropolitan Life Insurance Company (MLIC), a direct, wholly-owned subsidiary of MetLife with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act), in connection with the issuance of certain insurance products. The common stock of MLIC is not publicly traded.

Cheryl W. Grisé, age 61

Retired Executive Vice President,

Northeast Utilities

Professional Highlights:

•	Northeast Utilities, a public utility holding company engaged in the distribution of electricity and natural gas (1980 – 2007)

–	Executive Vice President (December 2005 – July 2007)

–	Chief Executive Officer of principal operating subsidiaries (September 2002 – January 2007)

–	President, Utility Group, Northeast Utilities Service Company (May 2001 – January 2007)

–	President, Utility Group (May 2001 – December 2005)

–	Senior Vice President, Secretary and General Counsel (1998 – 2001)

Other Professional and Leadership Experience:

•	Member, Board of Trustees, Kingswood-Oxford School

•	Trustee Emeritus, University of Connecticut Foundation

•	Senior Fellow, American Leadership Forum

•	Other public company directorships: Pall Corporation; PulteGroup, Inc.; ICF International

•	Prior public company directorships (past five years): Dana Corp.

Education:

•	B.A., University of North Carolina at Chapel Hill

•	J.D., Thomas Jefferson School of Law

•	Executive Management Program, Yale University School of Organization and Management

Director since 2004

Ms. Grisé’s experience as the chief executive officer of a major enterprise subject to complex regulations has provided her with a substantive understanding of the challenges of managing a highly regulated company such as MetLife. With her executive experience and her experience as a general counsel and corporate secretary, Ms. Grisé brings a unique perspective on the Board’s responsibility for overseeing the management of a regulated enterprise and with respect to the effective functioning of the Company’s corporate governance structures.

MetLife 2014 Proxy Statement	5

Carlos M. Gutierrez, age 60

Co-Chair, The Albright Stonebridge Group

Professional Highlights:

•	The Albright Stonebridge Group, a consulting firm (April 2013 – present)

–	Co-Chair (February 2014 – Present)

–	Vice Chair (April 2013 – February 2014)

•	Vice Chairman, Institutional Client Group, Citigroup, a financial services corporation (January 2011 – February 2013)

•	Chairman and Founding Consultant of Global Political Strategies, a division of APCO Worldwide, Inc., a consulting firm (2010 – 2011)

•	Secretary of Commerce of the United States (February 2005 – January 2009)

•	Kellogg Company, a manufacturer of packaged food products

–	Chairman and Chief Executive Officer (2003 – 2005)

–	Chairman, President and Chief Executive Officer (2000 – 2003)

–	President and Chief Executive Officer (1999 – 2000)

–	President and Chief Operating Officer (1998 – 1999)

–	Various other positions (1975 – 1998)

Other Professional and Leadership Experience:

•	Chairman, Republicans for Immigration Reform, a political action committee

•	Member, Board of Directors, U.S.-Mexico Foundation

•	Member, Board of Trustees, Meridian International Center

•	National Trustee, University of Miami

•	Co-Chairman, Regional Migration Study Group

•	Other public company directorships: Occidental Petroleum Corporation; Time Warner, Inc.

•	Prior public company directorships (past five years): Corning, Inc.; Lighting Science Group Corporation; United Technologies Corporation

Education:

•	Instituto Tecnologico y de Estudios Superiores de Monterrey, Business Administration Studies

Director since 2013

As Chairman and Chief Executive Officer of Kellogg, Secretary Gutierrez gained deep insight into the complex challenges of guiding a large enterprise in a competitive global economy. As Secretary of Commerce, he worked with government and business leaders to promote America’s economic interests. Secretary Gutierrez’s unique mix of experience gives him a valuable perspective and ability to oversee management’s efforts to grow and develop MetLife’s global business and its interactions with domestic and foreign governments and regulators.

R. Glenn Hubbard, Ph.D., age 55

Dean and Russell L. Carson Professor of

Economics and Finance, Graduate School of Business, Columbia University

Professional Highlights:

•	Columbia University

–	Dean, Graduate School of Business (2004 – Present)

–	Russell L. Carson Professor of Economics and Finance, Graduate School of Business (1994 – Present)

–	Professor of Economics, Faculty of Arts and Sciences (1997 – Present)

•	Co-Chair, Committee on Capital Markets Regulation, an independent nonprofit research organization (2006 – Present)

•	Chairman, President’s Council of Economic Advisers, an agency within the Executive Office of the President of the United States (2001 – 2003)

•	Chairman of the Economic Policy Committee, Organization for Economic Cooperation and Development, an international economic and trade organization (2001 – 2003)

•	Deputy Assistant Secretary for Tax Policy, United States Department of the Treasury (1991 – 1993)

Other Professional and Leadership Experience:

•	Dr. Hubbard is a member of numerous professional and civic organizations, including:

–	Panel of Economic Advisors, Federal Reserve Bank of New York

–	Council on Foreign Relations

–	Advisory Board of the National Center on Addiction and Substance Abuse

•	Other public company directorships: Automatic Data Processing, Inc.; BlackRock Closed-End Funds; KKR Financial Holdings LLC

•	Prior public company directorships (past five years): Capmark Financial Corporation; Information Services Group, Inc.; Duke Realty Corporation; Dex Media, Inc.; R.H. Donnelley Corporation

Education:

•	B.A. and B.S., University of Central Florida

•	Ph.D. and M.A., Harvard University

Director since 2007

As an economic policy advisor to the highest levels of government and financial regulatory bodies, Dr. Hubbard has an unparalleled understanding of current global economic conditions and emergent regulations and economic policies. This expertise is relevant to the Board’s understanding of how shifting economic conditions and developing regulations and economic policies will likely impact MetLife’s investments, businesses and operations worldwide.

6	MetLife 2014 Proxy Statement

Steven A. Kandarian, age 62

Chairman of the Board, President and

Chief Executive Officer, MetLife, Inc.

Professional Highlights:

•	MetLife, Inc.

–	Chairman of the Board (January 2012 – Present)

–	President and Chief Executive Officer (May 2011 –Present)

–	Executive Vice President and Chief Investment Officer (2005 – April 2011)

•	Executive Director, Pension Benefit Guaranty Corporation, a United States government agency (2001 – 2004)

•	Founder and Managing Partner, Orion Partners, LP, a private equity firm (1993 – 2001)

•	Founder and President, Eagle Capital Holdings, where Mr. Kandarian formed a private merchant bank to sponsor equity investments in small and mid-sized businesses (1990 – 1993)

•	Managing Director, Lee Capital Holdings, a private equity firm (1984 – 1990)

•	Mr. Kandarian began his career at Rotan Mosle, Inc., an investment bank

Other Professional and Leadership Experience:

•	Member of:

–	Board of Directors, Damon Runyon Cancer Research Foundation

–	Board of Directors, Lincoln Center for the Performing Arts

–	Business Council

–	Business Roundtable

–	Financial Services Forum

–	Partnership for New York City

•	Vice Chairman, Insurance Regulatory Committee of the Institute of International Finance (IIF)

Education:

•	B.A., Clark University

•	J.D., Georgetown University Law Center

•	M.B.A., Harvard Business School

Director since 2011

Mr. Kandarian’s leadership and financial acumen, as well as his experience with the Company, including as President and Chief Executive Officer and his earlier responsibilities for Investments, Global Brand and Marketing Services, and enterprise-wide corporate strategy, have provided him with a deep understanding of the Company’s businesses and global operations and the Company’s strategic direction and leadership selection.

Gen. John M. Keane (Ret.), age 71

Retired General, United States Army;

President, GSI, LLC

Professional Highlights:

•	President, GSI, LLC, a consulting firm (February 2004 – Present)

•	Senior Partner, SCP Partners, a venture capital firm (March 2009 – June 2012)

•	Co-Founder and Senior Managing Director, Keane Advisors, LLC, a private equity and consulting firm (2004 –2009)

•	Vice Chief of Staff and Chief Operating Officer, United States Army (1999 – October 2003)

•	Thirty-seven year service in the United States Army

Other Professional and Leadership Experience:

•	Chairman, Board of Directors, Knollwood Foundation

•	Chairman, Senior Executive Committee, Army Aviation Association of America

•	Chairman, Board of Directors, Institute for the Study of War

•	Member of:

–	Council on Foreign Relations

–	Advisory Council, American Corporate Partners

–	Board of Trustees, George C. Marshall Foundation

–	Board of Trustees, Fordham University

–	Board of Directors, Center for Strategic and Budgetary Assessments

–	Board, Welcome Back Veterans Foundation

•	Military Contributor and Analyst, Fox News

•	Other public company directorships: General Dynamics Corporation

•	Prior public company directorships (past five years): Cyalume Technologies Holdings, Inc.; M & F Worldwide Corp.

Education:

•	B.S., Fordham University

•	M.A., Western Kentucky University

•	Honorary Degrees: Fordham University; Eastern Kentucky University

Director since 2003

Through his tenure as chief operating officer of the United States Army, one of the world’s largest military organizations, and as advisor to the highest levels of government, General Keane has gained a deep understanding of the strategic leadership, organizational dynamics and managerial capabilities needed to operate a complex, global enterprise. These abilities are particularly relevant to the Board in its oversight of the Company’s process for selecting and developing senior leaders to ensure appropriate continuity in the Company’s business and operations.

MetLife 2014 Proxy Statement	7

Alfred F. Kelly, Jr., age 55

Chairman of the Board,

President and Chief Executive Officer,

NY/NJ Super Bowl Host Company

Professional Highlights:

•	Chairman of the Board, President and Chief Executive Officer, NY/NJ Super Bowl Host Company, a nonprofit fundraising and planning organization

•	American Express Company, a financial services corporation

–

President (July 2007 – April 2010), responsible for global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel, and risk and information management

–	Group President (2005 – 2007), responsible for several key businesses, including U.S. consumer and small business cards, U.S. customer service, and risk management

•	Head of Information Systems, White House (1985 – 1987), with oversight of the information processing functions for several government agencies that comprise the Executive Office of the President

Other Professional and Leadership Experience:

•	Chairman, Board of Directors, School of the Holy Child

•	Vice Chairman, Wall Street Charity Golf Classic (benefits the Cystic Fibrosis Foundation)

•	Member, Boards of Trustees, of:

–	New York-Presbyterian Hospital

–	St. Joseph’s Seminary and College

–	New York Catholic Foundation

•	Other public company directorships: Visa Inc.

•	Prior public company directorships (past five years): Affinion Group Holdings, Inc.; Hershey Company

Education:

•	B.A. and M.B.A., Iona College

Director since 2009

Through his roles as a senior executive of a global financial services business and as the head of information systems of the White House, Mr. Kelly brings significant experience in risk management and mitigation, marketing, information technology and data management, as well as a sophisticated understanding of the considerations of shareholder value creation. These experiences and expertise are relevant to the Board’s oversight of the Company’s design and approach to risk management.

William E. Kennard, age 57

Senior Advisor, Grain Management, LLC

Professional Highlights:

•	Senior Advisor, Grain Management, LLC, a private equity firm (November 2013 – Present)

•	Member of Operating Executive Board, Staple Street Capital, a private equity firm (February 2014 – Present)

•	United States Ambassador to the European Union (December 2009 – August 2013)

•	Managing Director, The Carlyle Group, an asset management firm (May 2001 – December 2009)

•	United States Federal Communications Commission (December 1993 – January 2001)

–	Chairman (November 1997 – May 2001)

–	General Counsel (December 1993 – November 1997)

•	Partner, Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper), a law firm (April 1984 – December 1993)

Other Professional and Leadership Experience:

•	Other public company directorships: Duke Energy

•	Prior public company directorships (past five years): The New York Times Company

Education:

•	B.A., Phi Beta Kappa, Stanford University

•	J.D., Yale Law School

Director since 2013

Mr. Kennard’s career has given him public policy and global investment expertise. As United States Ambassador to the European Union, Mr. Kennard worked to promote transatlantic trade and investment and reduce regulatory barriers to commerce. In his years of public service, Mr. Kennard advanced access of underserved populations to technology. Mr. Kennard’s extensive regulatory and international experience enhances the Board’s ability to oversee MetLife’s strategies.

8	MetLife 2014 Proxy Statement

James M. Kilts, age 66

Founding Partner, Centerview Capital

Professional Highlights:

•	Founding Partner, Centerview Capital, a private equity firm (October 2006 – Present)

•	Vice Chairman, Board of Directors, The Procter & Gamble Company, a consumer products company (October 2005 – October 2006)

•	The Gillette Company, a consumer products company

–	Chairman of the Board (January 2001 – October 2005)

–	Chief Executive Officer (February 2001 – October 2005)

–	President (November 2003 – October 2005)

•

President and Chief Executive Officer, Nabisco Group Holdings Corp.; President and Chief Executive Officer, Nabisco Holdings Corp. and Nabisco Inc., manufacturer and marketer of packaged food products (January 1998 –December 2000)

•	Executive Vice President, Worldwide Food, Philip Morris, a manufacturer and marketer of packaged food products (1994 – 1997)

•	Various positions, Kraft, a manufacturer and marketer of packaged food products (through 1994), including:

–	President, Kraft USA and Oscar Mayer

–	Senior Vice President, Strategy and Development

–	President, Kraft Limited in Canada

–	Senior Vice President, Kraft International

Other Professional and Leadership Experience:

•	Member of:

–	Board of Overseers, Weill Cornell Medical College

–	Board of Trustees, Knox College

–	Board of Trustees, University of Chicago

•	Founder and Member, Steering Committee, Kilts Center for Marketing, University of Chicago Booth School of Business

•	Other public company directorships: Pfizer, Inc.; MeadWestvaco Corporation; Non-Executive Director and Chairman of the Board of Nielsen Holdings N.V.

•	Prior public company directorships (past five years):

    The New York Times Company

Education:

•	B.A., Knox College

•	M.B.A., University of Chicago

Director since 2005

As a founding partner of a private equity firm and as a senior executive of several major consumer product companies with global sales and operations, Mr. Kilts brings an in-depth understanding of the business challenges and opportunities of diversified global enterprises and the related financial, risk management, talent management and shareholder value creation considerations. These experiences and knowledge are relevant to the Board’s oversight of the management of MetLife.

Catherine R. Kinney, age 62

Retired President and Co-Chief Operating Officer,

New York Stock Exchange, Inc.

Professional Highlights:

•

Retired from NYSE Euronext, a provider of financial services including securities exchange and clearing operations, in March 2009, after serving in Paris, France, with responsibility for overseeing the global listing program, marketing and branding (July 2007 – March 2009)

•

President and Co-Chief Operating Officer, New York Stock Exchange, Inc., a provider of financial services including securities exchange and clearing operations (merged with Euronext in 2008 to form NYSE Euronext) (2002 – 2008)

•

Ms. Kinney joined the New York Stock Exchange in 1974 and held management positions in several divisions, with responsibility for all client relationships (1996 – 2007), trading floor operations and technology (1987 – 1996), and regulation (2002 – 2004)

Other Professional and Leadership Experience:

•	Chair, Board of Trustees, Catholic Charities of the Archdiocese of New York

•	Member of:

–	Board of Directors, Sharegift USA

–	Economic Club of New York

•	Other public company directorships: NetSuite, Inc.; MSCI Inc.; QTS

Education:

•	B.A., magna cum laude, Iona College

•	Advanced Management Program, Harvard Graduate School of Business

•	Honorary Degrees: Georgetown University; Fordham University; Rosemont College

Director since 2009

Ms. Kinney’s experience as a senior executive and chief operating officer of a multinational, regulated entity, her key role in transforming the New York Stock Exchange (NYSE) to a publicly held company, and her leadership in developing and establishing the NYSE corporate governance standards for its listed companies (including MetLife) demonstrate her knowledge of and experience with issues of corporate development, transformation and governance. These qualities are relevant to ensuring that the Board establishes and maintains effective governance structures appropriate for a global provider of insurance and financial products and services.

MetLife 2014 Proxy Statement	9

Denise M. Morrison, age 60

President and Chief Executive Officer,

Campbell Soup Company

Professional Highlights:

•	Campbell Soup Company, a food and beverage company (2003 – Present)

–	President and Chief Executive Officer (August 2011 – Present)

–	Executive Vice President and Chief Operating Officer (October 2010 – July 2011)

–	President, North America Soup, Sauces and Beverages (October 2007 – September 2010)

–	President, Campbell USA (June 2005 – September 2007)

–	President, Global Sales and Chief Customer Officer (April 2003 – May 2005)

•	Kraft Foods, Inc., a food and beverage company (1995 –2003)

–

Various leadership roles, including: Executive Vice President and General Manager, Kraft Snacks (2001 – 2003); Executive Vice President and General Manager, Kraft Confections (2001); Senior Vice President and General Manager, Nabisco Down the Street (2000); Senior Vice President, Nabisco Sales and Integrated Logistics (1998 – 2000)

•	Various senior marketing and sales positions, Nestlé USA, Inc., a food and beverage company (1984 – 1995)

•	Various trade and business development positions, PepsiCo, Inc., a food and beverage company (1982 – 1984)

•	The Procter & Gamble Company, a consumer products company (1975 – 1982)

Other Professional and Leadership Experience:

•	Member of President Barack Obama’s Export Council

•	Member, Boards of Directors, of:

–	Consumer Goods Forum (Co-Chair)

–	Catalyst, Inc., a nonprofit organization that strives to expand opportunities for women in business

–	Grocery Manufacturers Association (Chair, Health and Wellness Committee)

•	Founding Member, Healthy Weight Commitment Foundation

•	Other public company directorships: Campbell Soup Company

•	Prior public company directorships (past five years): The Goodyear Tire & Rubber Company

Education:

•	B.S., Boston College

Director since 2014

Ms. Morrison has a long and distinguished track record of building strong businesses and growing iconic brands. Her experience as chief executive officer of a global company provides her with a strong understanding of the key strategic challenges and opportunities of running a large, complex business, including financial management, operations, risk management, talent management and succession planning. Ms. Morrison’s strong commitment to corporate social responsibility and civic engagement make her a valuable resource for MetLife and its shareholders.

Kenton J. Sicchitano, age 69

Retired Global Managing Director,

PricewaterhouseCoopers LLP

Professional Highlights:

•

PricewaterhouseCoopers LLP, a provider of audit and assurance, tax and consulting services (1970 – 2001). Mr. Sicchitano joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, in 1970, becoming a Partner in 1979. He held a variety of global leadership positions, including Global Managing Partner of Audit and Business Advisory Services and Global Managing Partner responsible for Audit and Business Advisory, Tax and Legal, and Financial Advisory Services.

Other Professional and Leadership Experience:

•	Director and Chair of the Finance Committee, New England Deaconess Hospital

•	Trustee, New England Aquarium

•	President, Harvard Business School Association of Boston

•	Director, Harvard Alumni Association and Harvard Business School Alumni Association

•	Other public company directorships: PerkinElmer, Inc.; Analog Devices, Inc.

Education:

•	B.A., Harvard College

•	M.B.A., Harvard Business School

Director since 2003

Mr. Sicchitano’s experience as a managing partner in a global advisory services firm has provided him with an understanding of the challenges and opportunities of managing a global business enterprise. His oversight of the firm’s audit practices and its Audit/Assurance, Business Advisory and Tax Services gave him broad knowledge of accounting and tax issues. This experience and knowledge are relevant to the Board’s oversight of the management of MetLife, a global insurance and financial services firm.

10	MetLife 2014 Proxy Statement

Lulu C. Wang, age 69

Founder and Chief Executive Officer,

Tupelo Capital Management LLC

Professional Highlights:

•	Founder and Chief Executive Officer, Tupelo Capital Management LLC, an investment management firm (1997 – Present)

•	Director and Executive Vice President, Jennison Associates Capital Corporation, an investment management firm (1988 – 1997)

•	Senior Vice President and Managing Director, Equitable Capital Management, an investment management firm (1978 – 1988)

Other Professional and Leadership Experience:

•	Consulting Director, New York Community Trust

•	Member of:

–	Board of Overseers, Columbia Business School

–	Board of Trustees, Metropolitan Museum of Art

–	Board of Trustees, Rockefeller University

–	Board of Directors, Committee of 100

–	Board of Trustees, Asia Society

•	Trustee Emerita, Wellesley College

•	Trustee Emerita, WNYC Public Radio

Education:

•	B.A., Wellesley College

•	M.B.A., Columbia Business School

Director since 2008

Ms. Wang’s extensive experience in investment management and financial services, her knowledge and understanding of global capital markets, particularly in Asia, and her service on the boards and investment committees of major educational and civic organizations have given her a perspective that is particularly relevant to the Board’s oversight of the management of the Company and its investments, as well as a deep understanding of the importance of MetLife’s and MetLife Foundation’s contributions to community institutions.

MetLife 2014 Proxy Statement	11

Corporate Governance

The Board of Directors recognizes the importance of effective corporate governance in fulfilling its responsibilities to shareholders. This section describes some of MetLife’s key governance practices.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Board’s policies on a number of governance-related matters, including:

•	Director qualifications, independence and responsibilities;

•	the identification of candidates for Board positions;

•	management succession;

•	Director access to management and outside advisors, including certain restrictions on the retention by Directors of an outside advisor that is otherwise engaged by the Company for another purpose;

•	Director compensation;

•	Director stock ownership guidelines;

•	the appointment of a Lead Director by the Independent Directors;

•	Director orientation and continuing education;

•	Annual evaluation of the Board’s performance; and

•	the Board’s majority voting standard in uncontested Director elections, which is also reflected in the Company’s By-Laws.

A printable version of the Corporate Governance Guidelines is available on MetLife’s website at www.metlife.com/corporategovernance under the link “Corporate Governance Guidelines.”

Board and Committee Information

Composition and Independence of the Board of Directors.    The Board currently consists of 12 Directors, 11 of whom are both Non-Management Directors and Independent Directors. A Non-Management Director is a Director who is not an officer of the Company or of any entity in a consolidated group with the Company. An Independent Director is a Non-Management Director who the Board of Directors has affirmatively determined has no material relationships with the Company or any of its consolidated subsidiaries and is independent within the meaning of the NYSE Corporate Governance Standards. An Independent Director for Audit and Compensation

Committee purposes meets additional requirements under the NYSE Corporate Governance Standards and Rules 10A-3 and 10C-1, as applicable, under the Exchange Act.

The Board of Directors has adopted categorical standards to assist it in making determinations regarding Director independence. The Independent Directors satisfy all applicable categorical standards. The categorical standards are included in the Corporate Governance Guidelines of the Company, which are available on MetLife’s website at www.metlife.com/corporategovernance under the link “Corporate Governance Guidelines.”

The Board has affirmatively determined that all of the Directors, other than Steven A. Kandarian, the Company’s Chairman of the Board, President and Chief Executive Officer, are Independent Directors. The Board affirmatively determined that Kurt M. Campbell, who served as a Director during portions of 2013 and 2014, was an Independent Director. The Board also affirmatively determined in 2013 that Sylvia Mathews Burwell and David Satcher, who were not Directors after the Company’s 2013 annual meeting of shareholders, were Independent Directors.

Board Leadership Structure.    After careful consideration, in 2006, the Board of Directors determined that the preferred leadership structure for MetLife would be a Chairman of the Board who also is the Company’s Chief Executive Officer, and a separate empowered Lead Director who also is an Independent Director. The successful partnership between the executive Chairman of the Board and the independent Lead Director has provided strong, independent oversight of management and reaffirms to the Board that this leadership structure continues to be the most appropriate and effective model for the Company.

Mr. Kandarian, as the Company’s Chief Executive Officer, is responsible for the day-to-day operations of the Company and for setting its strategic business direction. In the performance of his responsibilities, both in his role as Chief Executive Officer and in his prior role as Chief Investment Officer with oversight of MetLife’s enterprise-wide corporate strategy, he has demonstrated a deep understanding of the Company’s business, opportunities and challenges, and the capabilities and talents of the senior leadership team — all of which he brings to bear in the performance of his responsibilities as Chairman of the Board.

Cheryl W. Grisé, the Company’s independent Lead Director, was appointed as Lead Director by the

12	MetLife 2014 Proxy Statement

Company’s Independent Directors, as provided by the Company’s Corporate Governance Guidelines. Pursuant to the Guidelines, her responsibilities as Lead Director include:

•	presiding at executive sessions of the Board of Directors;

•	conferring with the Chairman of the Board and Chief Executive Officer about Board meeting schedules, agendas and information to be provided to the Directors;

•	conferring with the Chairman of the Board and Chief Executive Officer on issues of corporate importance that may involve action by the Board;

•	participating in the Compensation Committee’s annual performance evaluation of the Chairman of the Board and Chief Executive Officer; and

•

in the event of the incapacity of the Chairman of the Board and Chief Executive Officer, directing the Secretary of the Company to take all necessary and appropriate action to call a special meeting of the Board as specified in the By-Laws to consider the action to be taken under the circumstances.

Having an independent Lead Director and an executive Chairman of the Board helps ensure that the Directors are provided with appropriate information about the Company’s businesses and operations and have direct access to senior management, which enables them to effectively oversee the management of the Company and perform their roles and responsibilities as Directors of a complex, highly regulated, global enterprise.

Executive Sessions of Independent Directors.    At each regularly scheduled meeting of the Board of Directors, the Independent Directors of the Company meet in executive session without the presence of the Company’s management. The Lead Director presides at the executive sessions of the Independent Directors.

Director Nomination Process.    Under the Company’s Corporate Governance Guidelines, the following specific, minimum qualifications must be met by any candidate whom the Governance and Corporate Responsibility Committee would recommend for election to the Board of Directors:

•	Financial Literacy. Such person should be “financially literate,” as such qualification is interpreted by the Company’s Board of Directors in its business judgment.
•

Leadership Experience.    Such person should possess significant leadership experience, such as experience in business, finance, accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and an ability to work with others.

•

Commitment to the Company’s Values.    Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company’s reputation as a global leader in business and shall be in agreement with the values of the Company as embodied in its codes of conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

•

Reputation and Integrity.    Such person shall be of high repute and recognized integrity, and shall not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

•

Other Factors.    Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including significant experience and accomplishments, an understanding of marketing and finance, sound business judgment, and an appropriate educational background.

In recommending candidates for election as Directors, the Governance and Corporate Responsibility Committee will take into consideration the need for the Board to have a majority of Directors that meet the independence requirements of the New York Stock Exchange Corporate Governance Standards, the ability of candidates to enhance the perspective and experience of the Board as a whole, and such other criteria as shall be established from time to time by the Board of Directors.

Potential candidates for nomination as Directors are identified by the Governance and Corporate Responsibility Committee and the Board of Directors through a variety of means, including search firms, Board members, Executive Officers and shareholders. Potential candidates for nomination as Director provide information about their qualifications and participate in interviews conducted by individual Board members.

MetLife 2014 Proxy Statement	13

Candidates are evaluated based on the information supplied by the candidates and information obtained from other sources.

The Governance and Corporate Responsibility Committee will consider shareholder recommendations of candidates for nomination as Director. To be timely, a shareholder recommendation must be submitted to the Governance and Corporate Responsibility Committee, MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036, Attention: Corporate Secretary, not later than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. Recommendations for nominations of candidates for election at MetLife’s 2015 annual meeting of shareholders must be received by the Corporate Secretary of MetLife, Inc. no later than December 23, 2014.

The Governance and Corporate Responsibility Committee makes no distinctions in evaluating nominees based on whether or not a nominee is recommended by a shareholder. Shareholders recommending a nominee must satisfy the notification, timeliness, consent and information requirements set forth in the Company’s By-Laws concerning Director nominations by shareholders.

The shareholder’s recommendation must set forth all the information regarding the recommended candidate that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and related regulations, and must include the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected. The recommendation must also be accompanied by a completed disclosure questionnaire on a form posted on the Company’s website. In addition, the shareholder’s recommendation must include: (i) the name and address of, and class and number of shares of the Company’s securities owned beneficially and of record by, the recommending shareholder and any other person on whose behalf the shareholder is acting or with whom the shareholder is acting in concert; (ii) a description of all arrangements or understandings between any shareholder and the person being recommended and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder; (iii) satisfactory evidence that each shareholder is a beneficial owner, or a representation that the shareholder is a holder of record, of the Company’s stock entitled to vote at the meeting, and a representation that the shareholder intends to appear in person or by a qualified representative at the meeting to propose the nomination; and (iv) if the recommending shareholder intends to solicit proxies, a statement to that effect.

Oversight of Risk Management by the Board of Directors.    The Board of Directors is responsible for overseeing management in the execution of its responsibilities and for overseeing the design and implementation of the Company’s approach to risk management.

In performing its risk management oversight functions, the Board oversees management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its shareholders or that such strategies will motivate management to take excessive risks.

The Board of Directors also oversees the development and implementation of processes and procedures to mitigate the risk of failing to ensure the orderly succession of the Chief Executive Officer and the senior executives of the Company. The Board believes that the continuing development of the Company’s managerial leadership is critically important to its success. The Board, in coordination with the Governance and Corporate Responsibility Committee, periodically reviews the skills, experience, and development plans of the Company’s senior leaders who may ultimately be candidates for senior executive positions. The Directors meet regularly with senior leaders in the context of Board business, giving them an opportunity to assess the qualifications of these individuals. In addition, the Board plans for executive succession to ensure that the Company will have managerial talent available to replace current executives when that becomes necessary.

The Board of Directors has allocated its oversight of risk management among the Board as a whole and to the Committees of the Board, which meet regularly and report back to the full Board. All Committees play significant roles in risk oversight.

The Finance and Risk Committee has broad oversight responsibilities for the Company’s risk management. The Committee reviews the Company’s assessment and management of material risks, including the Company’s policies and procedures regarding risk assessment and management and its performance against these policies and procedures and related benchmarks and target metrics. The Committee oversees the Company’s financial policies and strategies, capital planning and adequacy, certain capital actions, mergers and acquisitions projects, and other financial matters. The Committee coordinates its oversight with the efforts of the Chief Risk Officer (who oversees and coordinates risk assessment and mitigation enterprise-wide) and other members of management. It also coordinates its oversight of management with the Chairs of the other Board Committees.

14	MetLife 2014 Proxy Statement

In addition to the Finance and Risk Committee’s oversight of the Company’s material risks, the Audit Committee, the Compensation Committee, the Governance and Corporate Responsibility Committee and the Investment Committee of MLIC also exercise direct oversight of aspects of the Company’s enterprise risk management. Specifically,

•

The Audit Committee reviews with management, the internal auditor and the independent auditor, the Company’s system of internal control over financial reporting that is relied upon to provide reasonable assurance of the integrity of the Company’s financial statements.

•	The Compensation Committee is responsible for reviewing the Company’s compensation practices and overseeing risk management with respect to the Company’s compensation arrangements.

•

The Governance and Corporate Responsibility Committee, in coordination with the Board, reviews the Company’s proposed succession and development plans for executive officers. It reviews the Company’s ethics and compliance programs and its sales practices to mitigate the risk of non-compliance, customer and regulatory complaints and other reputational risks. It also oversees the Company’s goals and strategies concerning legislative and regulatory initiatives that impact the interest of the Company.

•

At the request of MetLife, the Investment Committee of MLIC oversees the management and mitigation of risks associated with the investment portfolios of MetLife and certain of its subsidiaries, including credit risk; interest rate risk; portfolio allocation and diversification risk; derivatives risk; counterparty risk; duration mismatch risk; and compliance with insurance laws and regulations that govern insurance company investments.

For further discussion of the Committees’ responsibilities, see “Board Committees,” “Audit Committee,” “Compensation Committee,” “Finance and Risk Committee,” “Governance and Corporate Responsibility Committee” and “Investment Committee of MLIC” beginning on page 16.

Throughout the year, the Board and its Committees receive reports from the Chief Risk Officer and other senior management on enterprise risk management and specific risk topics. In particular, the Finance and Risk Committee reviews reports from the Chief Risk Officer and other senior management of the steps taken to measure, monitor and manage risk exposure in the enterprise. At each regularly scheduled meeting of the Finance and Risk Committee, the Chief Risk Officer meets in executive session of the independent Committee members without the Company’s Executive Officers to further discuss enterprise risk management.

Board Membership and Meetings. The following table describes the current membership of the Board and the Board Committees and the number of Board and Committee meetings held in 2013.

Director	Board	Audit	Compensation	Executive	Finance and Risk	Governance and Corporate Responsibility	Investment (MLIC)
Steven A. Kandarian	Chairman			Chair
Cheryl W. Grisé	Lead Director	✓	✓	✓		Chair
Carlos M. Gutierrez						✓	✓
R. Glenn Hubbard				✓	✓		Chair
John M. Keane		✓				✓
Alfred F. Kelly, Jr.		✓	✓	✓	Chair
William E. Kennard						✓	✓
James M. Kilts			Chair	✓			✓
Catherine R. Kinney		✓			✓
Denise M. Morrison			✓			✓
Hugh B. Price		✓	✓
Kenton Sicchitano		Chair	✓	✓	✓
Lulu C. Wang						✓	✓
Number of Meetings in 2013	8	12	7	0	9	6	6

Board Meetings and Director Attendance.    In 2013, the Board held eight meetings and the Board Committees of MetLife held a total of 34 meetings. All of the current Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the MetLife Committees on which they served during 2013.

MetLife 2014 Proxy Statement	15

Board Committees.    MetLife’s Board of Directors has designated five standing Board Committees: Audit; Compensation; Executive; Finance and Risk; and Governance and Corporate Responsibility. The Board of Directors has delegated authority to the Committees, as described in their charters, to assist the Board in overseeing the management of the Company. Certain Directors of MetLife also serve as members of the Investment Committee of MLIC, which, at the request of MetLife, oversees the management and mitigation of risks associated with the investment portfolios of MetLife and certain of its subsidiaries.

All Committees, other than the Executive Committee, are chaired by and consist entirely of Independent Directors. The Committees perform essential functions on behalf of the Board. The Committee Chairs review and approve agendas for all meetings of their respective Committees. The responsibilities of each Committee are defined in its respective charter and summarized below.

The charters for the Audit, the Compensation, and the Governance and Corporate Responsibility Committees incorporate the requirements of the Securities and Exchange Commission (SEC) and the NYSE to the extent applicable. Current, printable versions of these charters are available on MetLife’s website at www.metlife.com/corporategovernance.

Audit Committee.    The Audit Committee oversees:

•	the Company’s accounting and financial reporting processes and the audits of its financial statements;

•	the adequacy of the Company’s internal control over financial reporting;

•	the integrity of its financial statements;

•	the qualifications and independence of the independent auditor;

•	the appointment, retention, performance and compensation of the independent auditor and the performance of the internal audit function; and

•	the Company’s compliance with legal and regulatory requirements.

The Audit Committee periodically discusses the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management. The Audit Committee meets at least six times a year, and meets regularly in executive session separately with management and with the Company’s internal and external auditors. The Audit Committee met 12 times in 2013. The Audit Committee’s activities during 2013 with respect to the oversight of the independent auditor are described in more detail in “Proposal 2 — Ratification of the Appointment of the Independent Auditor” beginning on page 23. A more detailed description of the role and responsibilities of the Audit Committee is set forth in the Audit Committee Charter.

Independence, Financial Literacy and Audit Committee Financial Experts.    All six members of the Audit Committee are Independent Directors who meet the additional independence requirements of Rule 10A-3 under the Exchange Act and are financially literate, as such qualification is interpreted by the Board of Directors. The Board of Directors has determined that the following three members of the Audit Committee qualify as “audit committee financial experts,” as such term is defined by the SEC: Kenton J. Sicchitano (Chair), John M. Keane and Alfred F. Kelly, Jr.

Compensation Committee.

The Role and Responsibilities of the Compensation Committee. The Compensation Committee:

•	assists the Board in fulfilling its responsibility to oversee the development and administration of compensation programs for the Company’s executives and other employees of the MetLife enterprise;

•

approves the goals and objectives relevant to the Chief Executive Officer’s Total Compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, and endorses, for approval by the Independent Directors, the Chief Executive Officer’s Total Compensation level based on such evaluation;

•

reviews, and recommends for approval by the Board, the Total Compensation of each person who is an “executive officer” of the Company under the Exchange Act and related regulations or an “officer” of the Company under Section 16 of the Exchange Act and related regulations, as well as the Company’s Chief Risk Officer, including their base salaries, annual incentive compensation and long-term equity-based incentive compensation;

•	oversees management’s efforts to ensure that the Company’s compensation programs do not encourage excessive or inappropriate risk-taking; and

•

reviews and discusses with management the Compensation Discussion and Analysis to be included in the proxy statement (and incorporated by reference in the Annual Report on Form 10-K), and, based on this review and discussion, (1) recommends to the Board of Directors whether the Compensation Discussion and Analysis should be included in the proxy statement (and incorporated by reference in the

16	MetLife 2014 Proxy Statement

Form 10-K), and (2) issues the Compensation Committee Report for inclusion in the proxy statement (the 2013 Compensation Committee Report appears on page 27 of this Proxy Statement).

The Compensation Committee also oversees: (1) the management and mitigation of risks associated with the development and administration of the Company’s compensation and benefit programs, and (2) efforts to ensure that the Company’s incentive plans do not encourage or reward excessive risk taking.

Under its charter, the Compensation Committee may delegate to a subcommittee or to the Chief Executive Officer or other officers of the Company any portion of its duties and responsibilities, if it believes such delegation is in the best interests of the Company and the delegation is not prohibited by law, regulation or the NYSE Corporate Governance Standards. Management’s delegated authority does not include granting salary increases or incentive compensation to any Executive Officer, officer subject to the reporting requirements under Section 16 of the Exchange Act, or to the Company’s Chief Risk Officer.

A more detailed description of the role and responsibilities of the Compensation Committee is set forth in the Compensation Committee Charter. The Company’s processes for consideration and determination of executive compensation, and the central role of the Compensation Committee in those processes, are further described in the Compensation Discussion and Analysis, beginning on page 28.

Executive Compensation Advisors.    The Compensation Committee has sole authority to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor to the committee. It is not required to implement or act consistently with the advice or recommendations of any advisor, but retains discretion to act according to its own judgment. The Compensation Committee may retain or obtain the advice of an advisor only after taking into consideration factors related to that person’s independence from management that it determines are relevant, unless the retention of the advisor is exempt from this requirement under NYSE rules. The Compensation Committee is responsible for the appointment, compensation, and oversight of any advisor it retains. The Company is obligated to provide appropriate funding for reasonable compensation of any such advisor, as determined by the Compensation Committee.

To assist the Compensation Committee in carrying out its responsibilities, the Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its

executive compensation consultant. Meridian has provided the Compensation Committee with competitive market compensation data and overall market trends about executive compensation, has advised the Compensation Committee about the overall design and implementation of MetLife’s executive compensation programs, including decisions made under the programs, and has advised the Committee about regulatory, governance and accounting developments that may affect the Company’s executive compensation programs.

The Compensation Committee believes that its compensation consultant must be able to provide it with candid, direct, independent and objective advice. In order to promote the objectivity, independence, and candor of Meridian’s advice:

•	Meridian has reported directly to the Committee about executive compensation matters;

•	Meridian has met with the Committee in executive sessions that were not attended by any of the Company’s Executive Officers;

•	Meridian has had direct access to the Chair and members of the Committee between meetings; and

•	the Committee has not directed Meridian to perform its services in any particular manner or under any particular method.

To help ensure that the Committee continues to receive independent and objective advice, the Company’s Corporate Governance Guidelines provide that any consultant retained by the Compensation Committee on executive compensation matters should not be retained to provide any other services to the Company. Meridian did not provide any such other services in 2013.

In addition, Meridian has provided the Compensation Committee with information regarding its relationship with MetLife and Meridian’s independence from management. This included information covering factors the Compensation Committee is required under NYSE rules to take into consideration before selecting an advisor. The Compensation Committee did not find that Meridian’s work raised any conflict of interest.

For information about the key factors that the Compensation Committee considers in determining the compensation of the members of the Executive Group, as well as the role of the Chief Executive Officer and the Executive Vice President and Chief Human Resources Officer in setting such compensation, see the Compensation Discussion and Analysis beginning on page 28. Also see the Compensation Discussion and Analysis for information about compensation paid to the persons listed in the Summary Compensation Table on page 44.

MetLife 2014 Proxy Statement	17

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has ever been an officer or employee of MetLife or any of its subsidiaries. During 2013, no Executive Officer of MetLife served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity where one of the executive officers is or has been a Director of MetLife or a member of MetLife’s Compensation Committee.

Executive Committee.    The Executive Committee may exercise the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors.

Finance and Risk Committee.    The Finance and Risk Committee oversees the Company’s financial policies and strategies; its capital structure, plans and policies, including capital adequacy, dividend policies and share repurchases; its proposals on certain capital actions and other financial matters; its assessment and management of material risks; and in consultation with the Compensation Committee, the appointment, retention and performance of the Chief Risk Officer. The Finance and Risk Committee has in the past and is likely from time to time in the future to engage external consultants to assess the alignment of the Company’s risk models and practices to industry best practices.

Specifically, the Finance and Risk Committee:

•	reviews the Company’s key financial and business metrics;

•

reviews and monitors all aspects of the Company’s capital plan, actions and policies (including the guiding principles used to evaluate all proposed capital actions), targets and structure (including the monitoring of capital adequacy and of compliance with the Company’s capital plan);

•	consistent with the Company’s capital plan, safety and soundness principles and applicable law, reviews proposals and reports concerning certain capital actions and other financial matters; and

•	reviews policies, practices and procedures regarding risk assessment and management.

For further discussion of the Finance and Risk Committee’s responsibilities for oversight of risk management, see “Oversight of Risk Management by the Board of Directors” beginning on page 14.

Governance and Corporate Responsibility Committee.    The Governance and Corporate Responsibility Committee assists the Board of Directors in identifying individuals qualified to become members of the Company’s Board, consistent with the criteria established by the Board; proposing candidates to be nominated for election as Directors at annual or special meetings of shareholders or to be elected by the Board to fill any vacancies on the Board; developing and recommending to the Board of Directors for adoption corporate governance guidelines applicable to the Company; and reviewing proposed succession plans for the Chief Executive Officer and succession and development plans for the Company’s executive officers, and making recommendations to the Board of Directors with respect to such plans. It also oversees the Company’s compliance responsibilities and activities, including its legislative and regulatory initiatives, sales practices and ethics and compliance programs, as well as the Company’s policies concerning its corporate citizenship programs.

The Governance and Corporate Responsibility Committee also oversees the management and mitigation of risks related to failure to comply with required or appropriate corporate governance standards.

The Governance and Corporate Responsibility Committee also is responsible for reviewing the compensation and benefits of the Company’s non-employee Directors and recommending any changes to the Board. During 2013, Meridian provided the Board with an analysis of the competitiveness of the compensation program for Non-Management Directors, market observations, and relevant compensation trends. The Committee did not make any changes to Non-Management Director compensation in 2013.

A more detailed description of the role and responsibilities of the Governance and Corporate Responsibility Committee is set forth in the Governance and Corporate Responsibility Committee Charter.

Investment Committee of MLIC.    At the request of MetLife, the Investment Committee of MLIC oversees the management of investment assets of MetLife and certain of its subsidiaries and, in connection therewith, reviews reports from the investment officers on (i) the investment activities and performance of the investment portfolio of such companies and submits reports about such activities and performance to MetLife and (ii) the conformity of investment activities with the Investment Committee’s general authorizations, applicable laws, regulations and standards of care.

At the request of MetLife, the Investment Committee of MLIC oversees the management and mitigation of risks associated with the investment portfolios of MetLife and certain of its subsidiaries.

18	MetLife 2014 Proxy Statement

Director Compensation in 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Sylvia Mathews Burwell	$0	$0	$563	$563
Kurt M. Campbell	$96,786	$96,811	$827	$194,424
Cheryl W. Grisé	$180,000	$130,014	$1,619	$311,633
Carlos M. Gutierrez	$146,429	$146,446	$1,355	$294,230
R. Glenn Hubbard	$155,000	$130,014	$6,619	$291,633
John M. Keane	$130,000	$130,014	$1,619	$261,633
Alfred F. Kelly, Jr.	$155,000	$130,014	$6,619	$291,633
William E. Kennard	$77,500	$77,514	$563	$155,577
James M. Kilts	$155,000	$130,014	$6,619	$291,633
Catherine R. Kinney	$130,000	$130,014	$4,119	$264,133
Hugh B. Price	$130,000	$130,014	$18,754	$278,768
David Satcher	$0	$0	$563	$563
Kenton J. Sicchitano	$155,000	$130,014	$4,119	$289,133
Lulu C. Wang	$130,000	$130,014	$1,619	$261,633

The Non-Management Directors included in the 2013 Director Compensation table, and the discussion below pertaining to the table, are limited to those who served as Directors during the year. Ms. Burwell resigned from the Board of Directors prior to the Company’s 2013 Annual Meeting. Dr. Satcher retired from the Board of Directors as of the 2013 Annual Meeting.

Fees Earned or Paid in Cash and Stock Awards.    The Non-Management Directors’ annual retainer fees are reported under “Fees Earned or Paid in Cash” and “Stock Awards” in the Director Compensation table.

After the Company’s 2013 Annual Meeting, each active Non-Management Director was paid an annual retainer of $260,000 in advance for services through the 2014 Annual Meeting. Approximately 50% of the retainer, or $130,014, was paid through the grant of 3,445 Shares at a grant date fair value per share of $37.74, the closing price of a Share on the NYSE on the grant date. Fifty percent was paid in $130,000 cash.

In addition, the Company pays an annual cash retainer fee of $25,000 to each Non-Management Director who serves as Chair of a Board Committee (in 2013, Ms. Grisé, Mr. Kelly, Mr. Kilts, and Mr. Sicchitano) and the Non-Management Director who serves as Chair of the Investment Committee of MLIC (in 2013, Mr. Hubbard). The Company also pays an annual cash retainer of $25,000 to its Lead Director (in 2013, Ms. Grisé).

A Non-Management Director who is appointed to the Board of Directors in the interim period between annual meetings is paid a prorated annual retainer fee, including any Committee Chair or Lead Director fees, in advance (at the time of commencement of service) to reflect the period of such anticipated service. Interim prorated fees were paid in 2013 to the following directors:

	Cash	Shares (#)	Grant Date Fair Value Per Share ($)	Grant Date
Kurt M. Campbell	$96,786	1,981	$48.87	July 25, 2013
Carlos M. Gutierrez	$16,429	421	$39.03	March 8, 2013
William E. Kennard	$77,500	1,554	$49.88	September 17, 2013

MetLife 2014 Proxy Statement	19

The MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (2005 Director Stock Plan), which was approved by the Company’s shareholders in 2004, authorizes the Company to issue Shares in payment of Director retainer fees. The dollar amounts reported under “Stock Awards” represent the grant date fair value of such Share awards as computed for financial statement reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The grant date fair value represents the number of Shares granted multiplied by the closing price of the Shares on the NYSE on the grant date. Share awards granted to the Non-Management Directors as part of their annual retainer vest and become payable immediately upon their grant. As a result, no Share awards were outstanding for any of the Non-Management Directors as of December 31, 2013. None of the Non-Management Directors had any outstanding and unexercised Stock Options as of December 31, 2013.

A Non-Management Director may defer the receipt of all or part of his or her fees payable in cash or Shares (and any imputed dividends on those Shares) until a later date or until after he or she ceases to serve as a Director. From 2000 to 2004, such deferrals could be made under the terms of the MetLife, Inc. 2000 Directors Stock Plan (2000 Directors Stock Plan) (for share awards) or the MetLife Deferred Compensation Plan for Outside Directors (for cash awards). Since 2005, any such deferrals are made under the terms of the MetLife Non-Management Director Deferred Compensation Plan, which is intended to comply with Internal Revenue Code Section 409A (Section 409A).

All Other Compensation.    The Non-Management Directors’ 2013 benefits, gift programs, and reportable perquisites and other personal benefits are included under “All Other Compensation” in the Director Compensation table.

Life Insurance Programs.    MetLife paid $1,584 in premiums for each Non-Management Director who joined the Board on or after January 1, 2003, and who served the entirety of 2013, to receive $200,000 of group life insurance during 2013. The Company incurred a pro rata portion of that cost to provide coverage to Ms. Burwell (of $528), Mr. Campbell (of $792), Mr. Gutierrez (of $1,320), Mr. Kennard (of $528), and Dr. Satcher (of $528) for the portion of 2013 during which each served as a Director.

Non-Management Directors who joined the Board prior to January 1, 2003 receive $200,000 of individual life insurance coverage under policies then in existence.

Mr. Price is the only Non-Management Director eligible for this program. MetLife paid a program administration fee of $1,538 for Mr. Price’s coverage.

Business Travel Insurance Program.    MetLife provided each Non-Management Director with business travel accident insurance coverage for travel on MetLife business. MetLife’s per Director cost for this coverage in 2013 was $35.

Charitable and Matching Gifts Programs.    The MetLife Foundation provided up to $5,000 in matching contributions for each Non-Management Director’s contributions to colleges and universities in 2013 under a matching gift program for employees and Non-Management Directors. That foundation contributed $5,000 to match contributions made by each of Mr. Hubbard, Mr. Kelly, Mr. Kilts, and Mr. Price in 2013. It also contributed $2,500 to match a contribution made by Ms. Kinney in 2013. In addition, the MetLife Foundation provided a matching contribution of $5,000 for a contribution that Ms. Grisé made in 2012 and $2,500 each for contributions that Ms. Kinney and Mr. Sicchitano made in 2012.

In addition, Mr. Price participates in a charitable gift program for Non-Management Directors elected to the Board of MLIC prior to October 1, 1999. Under that program, Non-Management Directors may recommend one or more charitable or educational institutions to receive, in the aggregate, a $1 million contribution from MLIC in the name of the Director following the Director’s death. The proportionate share of a service fee paid by MLIC in 2013 to administer the program attributable to Mr. Price was $1,316. The premiums for the insurance policies under the program were paid in full prior to 2013.

Perquisites and Other Personal Benefits. The Company paid for personal expenses of certain Non-Management Directors or their guests in connection with Company business conferences or other events in 2013. The Company’s aggregate incremental cost to provide such items with respect to Mr. Price was $10,865. For each other Non-Management Director for whom such expenses were paid, the aggregate amount paid by the Company in 2013 was less than $10,000, and as a result is not reported.

Compensation of Mr. Kandarian.    Mr. Kandarian was compensated as an employee in 2013, and received no compensation in his capacity as a member of the Board of Directors. For information about compensation for Mr. Kandarian in 2013, see the Summary Compensation Table on page 44 and the accompanying discussion.

20	MetLife 2014 Proxy Statement

Director Stock Ownership Guidelines; Anti-Hedging Policy; Restrictions on Pledging

Under the stock ownership guidelines established by the Board of Directors, each Non-Management Director is expected to own stock-based holdings equal in value to at least three times the cash component of the Non-Management Director’s annual retainer. Each Non-Management Director is expected to achieve this level of ownership by December 31 of the year in which the third anniversary of his or her election to the Board occurs. As of December 31, 2013, each Non-Management Director who had served beyond the third anniversary of his or her election to the Board had met these guidelines.

Pursuant to the Company’s Insider Trading Policy, Directors may not engage in short sales, hedging, or trading in put and call options with respect to the Company’s securities. Directors’ pledging of Company securities are also subject to restrictions under the Insider Trading Policy, as further discussed in the Compensation Discussion and Analysis beginning on page 28. No serving Director pledged any Company equity securities during 2013.

Director Retirement Policy

The retirement policy adopted by the Board of Directors provides that no Director may stand for election as a Board member after he or she reaches the age of 72, and that a Director may continue to serve until the annual meeting coincident with or immediately following his or her 72nd birthday. In addition, each Director must offer to resign from the Board upon a change or discontinuance of his or her principal occupation or business responsibilities. The Director’s retirement policy is set forth in the Company’s Corporate Governance Guidelines.

Director Indemnity Plan

The Company’s By-Laws provide for the Company to indemnify, and advance expenses to, a person who is threatened with litigation or made a party to a legal proceeding because of the person’s service as a Director of the Company. In addition, the Company’s Director Indemnity Plan affirms that a Director’s rights to this indemnification and expense advancement are contract rights. The indemnity plan also provides for expenses to be advanced to former Directors on the same basis as they are advanced to current Directors. Any amendment or repeal of the rights provided under the indemnity plan would be prospective only and would not affect a Director’s rights with respect to events that have already occurred.

Procedures for Reviewing Related Person Transactions

The Company has established written procedures for the review, approval or ratification of related person transactions. A related person transaction includes certain financial transactions, arrangements or relationships in which the Company is or is proposed to be a participant and in which a Director, Director nominee or Executive Officer of the Company or any of their immediate family members has or will have a material interest. Related person transactions may include:

•	Legal, investment banking, consulting or management services provided to the Company by a related person or an entity with which the related person is affiliated;

•	Sales, purchases and leases of real property between the Company and a related person or an entity with which the related person is affiliated;

•	Material investments by the Company in an entity with which a related person is affiliated;

•	Contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; and

•	Indebtedness or guarantees of indebtedness involving the Company and a related person or an entity with which the related person is affiliated.

Under the procedures, Directors, Director nominees and Executive Officers of the Company are required to report related person transactions in writing to the Company. The Governance and Corporate Responsibility Committee reviews, approves or ratifies related person transactions involving Directors, Director nominees and the Chief Executive Officer or any of their immediate family members. A vote of a majority of disinterested Directors of the Governance and Corporate Responsibility Committee is required to approve or ratify a transaction. The Chief Executive Officer reviews, approves or ratifies related person transactions involving Executive Officers of the Company (other than the Chief Executive Officer) or any of their immediate family members. The Chief Executive Officer may refer any such transaction to the Governance and Corporate Responsibility Committee for review, approval or ratification if he believes that such referral would be appropriate.

The Governance and Corporate Responsibility Committee or the Chief Executive Officer will approve a related person transaction if it is fair and reasonable to the Company and consistent with the best interests of the Company, taking into account the business purpose of the transaction, whether the transaction is entered into on an arm’s-length basis on terms fair to the Company,

MetLife 2014 Proxy Statement	21

and whether the transaction is consistent with applicable codes of conduct of the Company. If a transaction is not approved or ratified, it may be referred to legal counsel for review and consultation regarding possible further action by the Company. Such action may include terminating the transaction if not yet entered into or, if it is an existing transaction, rescinding the transaction or modifying it in a manner that would allow it to be ratified or approved in accordance with the procedures.

Related Person Transactions

Executive Officers.    A Company affiliate employs a sibling of Maria R. Morris, Executive Vice President and member of the Executive Group for 2013. Ms. Morris’ sibling earned compensation of approximately $227,452 for 2013.

The employee is not an Executive Group member, does not report directly to any member of the Executive Group and does not report indirectly to the Executive Group member to whom the employee is related. The employee participates in compensation and benefit arrangements generally applicable to similarly-situated employees.

Codes of Conduct

Financial Management Code of Professional Conduct.    The Company has adopted the MetLife Financial Management Code of Professional Conduct, a “code of ethics” as defined under the rules of the SEC that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all professionals in finance and finance-related departments. A current, printable version of the Financial Management Code of Professional Conduct is available on the Company’s website at www.metlife.com/corporategovernance by selecting Corporate Conduct and then the appropriate link under the heading “Codes of Conduct.”

Directors’ Code of Business Conduct and Ethics and Code of Conduct for MetLife Employees.    The Company has adopted the Directors’ Code of Business Conduct and Ethics, which is applicable to all members of the Company’s Board of Directors including the Chief Executive Officer, and the Code of Conduct, which applies to all employees of the Company and its affiliates, including the Executive Officers of the Company. Current, printable versions of the Directors’ Code and the Code of Conduct for MetLife employees are available on the Company’s website at www.metlife.com/corporategovernance by selecting Corporate Conduct and then the appropriate link under the heading “Codes of Conduct.”

22	MetLife 2014 Proxy Statement

Proposal 2 — Ratification of Appointment of the Independent Auditor

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2014.

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent auditor for the fiscal year ending December 31, 2014. Deloitte’s long-term knowledge of MetLife and the MetLife group of companies, combined with its insurance industry expertise and global presence, has enabled it to carry out its audits of the Company’s financial statements with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.

The appointment of Deloitte by the Audit Committee is being presented to the shareholders for ratification. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its decision and may continue to retain Deloitte. If the shareholders ratify the appointment, the Audit Committee continues to have the authority to and may change such appointment at any time during the year. The Audit Committee will make its determination regarding such retention or change in light of the best interests of MetLife and its shareholders.

In considering Deloitte’s appointment, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:

•

Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;

•	Deloitte’s independence and its processes for maintaining its independence;

•	the results of the independent review of the firm’s quality control system;

•	the global reach of the Deloitte network of member firms and its alignment with MetLife’s worldwide business activities;

•	the key members of the engagement team, including the lead audit partner, for the audit of the Company’s financial statements;

•	Deloitte’s performance during its engagement for the fiscal year ended December 31, 2013;

•	the quality of Deloitte’s communications with the Audit Committee regarding the conduct of the audit, and with management with respect to issues identified in the audit, and the consistency of such communications with applicable auditing standards;

•	Deloitte’s approach to resolving significant accounting and auditing matters, including consultation with the firm’s national office; and

•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing.

Deloitte has served as independent auditor of the Company since 1999, and as auditor of affiliates of the Company for more than 75 years. Under current legal requirements, the lead or concurring auditor partner for the Company may not serve in that role for more than five consecutive fiscal years, and the Audit Committee ensures the regular rotation of the audit engagement team partners as required by law. The Chair of the Audit Committee is actively involved in the selection process for the lead and concurring partners.

The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that the Company expects to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. The Audit Committee or a designated member of the Audit Committee to whom authority has been delegated may, from time to time, pre-approve additional audit and non-audit services to be performed by the Company’s independent auditor. Any pre-approval of services between Audit Committee meetings must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee is responsible for approving fees for the audit and for any audit-related, tax or other permitted non-audit services. If the audit, audit-related, tax and other permitted non-audit fees for a particular period or service exceed the amounts previously approved, the Audit Committee determines whether or not to approve the additional fees.

Representatives of Deloitte will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

MetLife 2014 Proxy Statement	23

Independent Auditor’s Fees for 2013 and 2012

The table below presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2013 and 2012. All fees shown in the table were related to services that were approved by the Audit Committee.

The fees that the Company incurs for audit, audit-related, tax and other professional services reflect the complexity and scope of the Company’s operations, including:

•	operations of the Company’s subsidiaries in multiple, global jurisdictions (approximately 40 during 2013);

•	the complex, often overlapping regulations to which the Company and its subsidiaries are subject in each of those jurisdictions;

•	the operating insurance companies’ responsibility for preparing audited financial statements; and

•	the applicability of SEC reporting requirements to several of the Company’s operating insurance subsidiaries, which are SEC registrants.

	2013	2012
	($ in millions)
Audit Fees(1)	$70.2	$71.0
Audit-Related Fees(2)	$8.1	$6.0
Tax Fees(3)	$4.3	$5.7
All Other Fees(4)	$0.8	$3.1

(1)

Fees for services to perform an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company’s independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. In 2013, Deloitte issued over 300 audit reports.

(2)

Fees for assurance and related services that are traditionally performed by the Company’s independent auditor, such as audit and related services for employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with proposed or consummated acquisitions and divestitures, control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

(3)

Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of advisory services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers, acquisitions and divestitures, advice related to employee benefit plans and requests for rulings or technical advice from taxing authorities. In 2013, tax compliance and tax preparation fees total $2.9 million and tax advisory fees total $1.4 million and in 2012, tax compliance and preparation fees total $2.7 million and tax advisory fees total $3.0 million.

(4)	Fees for other types of permitted services, including employee benefit advisory services, risk consulting services, financial advisory services and valuation services.

24	MetLife 2014 Proxy Statement

Audit Committee Report

This report is submitted by the Audit Committee of the MetLife, Inc. (MetLife or the Company) Board of Directors. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

The Audit Committee currently consists of six independent Directors who satisfy the audit committee independence standards of the SEC and the NYSE. The Audit Committee, on behalf of the Board, is responsible for overseeing management’s conduct of MetLife’s financial reporting processes and audits of the Company’s financial statements, the adequacy of the Company’s internal control over financial reporting and the appointment, retention, performance and compensation of the Company’s independent auditor. For more information on the Audit Committee and its qualifications and responsibilities, see “Corporate Governance — Board and Committee Information — Oversight of Risk Management by the Board of Directors” beginning on page 14, “Corporate Governance — Board and Committee Information — Audit Committee” on page 16, and the Audit Committee Charter on the Company’s website at www.metlife.com/corporategovernance.

Management is responsible for the preparation of MetLife’s consolidated financial statements and the reporting process. Deloitte & Touche LLP (Deloitte), as MetLife’s independent auditor, is responsible for auditing MetLife’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

Deloitte has discussed with the Audit Committee those matters described in the PCAOB Standard, Communications with Audit Committees (AU 380), Statement on Auditing Standards No. 114, and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission. Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence from MetLife.

During 2013, management updated its internal control documentation for changes in internal control and completed its testing and evaluation of MetLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting and met in executive session separately with the internal and the independent auditor to discuss the results of their examinations, observations and recommendations regarding internal control over financial reporting. The Audit Committee also reviewed the report of management’s assessment of the effectiveness of internal control over financial reporting contained in the Company’s 2013 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (the 2013 Form 10-K). The Audit Committee also reviewed Deloitte’s report regarding its audit of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and with Deloitte MetLife’s audited consolidated financial statements for the year ended December 31, 2013 and Deloitte’s Report of Independent Registered Public Accounting Firm dated February 26, 2014 regarding the 2013 audited consolidated financial statements included in the 2013 Form 10-K. The Deloitte report states that MetLife’s 2013 audited consolidated financial statements present fairly, in all material respects, the consolidated financial position of MetLife and its subsidiaries as of December 31, 2013 and 2012 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. In reliance upon the reviews and discussions with management and Deloitte described in this Audit Committee Report, and the Board of Directors’ receipt of the Deloitte report, the Audit Committee recommended to the Board that MetLife’s 2013 audited consolidated financial statements be included in the 2013 Form 10-K.

Respectfully,

Kenton J. Sicchitano, Chair

Cheryl W. Grisé

John M. Keane

Alfred F. Kelly, Jr.

Catherine R. Kinney

Hugh B. Price

MetLife 2014 Proxy Statement	25

Proposal 3 — Advisory Vote to Approve the Compensation

Paid to the Company’s Named Executive Officers

The Board of Directors recommends that you vote FOR this proposal: “RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In accordance with Section 14A of the Exchange Act, this proposal will give shareholders the opportunity to endorse or not endorse the Company’s executive compensation programs and policies and the resulting compensation for the individuals listed in the Summary Compensation Table on page 44 (the Named Executive Officers), as described in this Proxy Statement.

The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements. However, because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit, or augment any existing compensation or awards.

The Board has approved an annual frequency for shareholder votes to approve executive officer compensation. As a result, unless the Board determines otherwise, the next such vote will be held at the Company’s 2015 Annual Meeting. The Company also anticipates that, unless the Board determines otherwise, management will next ask shareholders in 2017 to vote on their preference for the frequency of such votes.

The following design features are key to the program’s success and promotion of shareholders’ interests:

•	paying for performance: most compensation is variable and dependent on achievement of business results.

•	aligning executives’ interests with those of shareholders: most incentive compensation is stock-based, and executives are expected to meet stock ownership guidelines.

•

encouraging long-term decision-making: Stock Options and Restricted Stock Units vest over three years, Stock Options may normally be exercised over 10 years, and the ultimate value of Performance Shares is determined by the Company’s performance over three years.

•

rewarding achievement of the Company’s business goals: amounts available for annual incentive awards are based on Company performance compared to its Business Plan; individual awards take account of individual executive performance relative to individual goals.

•

avoiding incentives to take excessive risk: the Company does not make formulaic awards as part of its normal program; uses Operating Earnings (which excludes net investment gains and losses and net derivative gains and losses) as a key performance indicator; and uses multiple-year performance to determine the ultimate value of stock-based awards.

At the same time, the Company’s executive compensation program excludes practices that would be contrary to the Company’s compensation philosophy and contrary to shareholders’ interests. For example, the Company’s executive compensation program:

•

does not offer a supplemental executive retirement plan that provides benefits under a different formula than the pension plan applicable to most U.S.-based employees, or that adds years of service or includes long-term incentive compensation in the benefits formula.

•	does not provide excessive perquisites.

•	does not allow repricing or replacing of Stock Options or stock appreciation rights without prior shareholder approval.

•	does not provide any “single trigger” change-in-control severance pay or any severance pay beyond two times average pay.

•

does not provide for “single trigger” vesting of stock-based awards upon a change-in-control without the opportunity for the Company or a successor to substitute alternative awards that remain subject to vesting.

•

does not provide for any excise tax payment or tax gross-up for change-in-control related payments, or for tax gross-up for any perquisites or benefits, other than in connection with relocation or other transitionary arrangements when an Executive Group member begins employment.

•	does not allow executives, or other associates, to engage in short sales, hedging, or trading in put and call options with respect to the Company’s securities.

•	restricts directors and employees, including executives, in how they may pledge MetLife securities.

The Company’s 2013 performance included increases from 2012 in the key financial measures of Operating Earnings (up 11%), Operating Earnings Per Share (up 7%), and Operating Return on Equity (up 70 basis points). These results also exceeded applicable 2013 Business Plan goals. The Compensation of the Named Executive Officers reflects these accomplishments as well as their individual accomplishments.

The Compensation Committee and Board of Directors believe that the Company’s compensation programs and policies, and the compensation of the Named Executive Officers, promote the Company’s business objectives with appropriate compensation delivered in appropriate forms. Accordingly, the Board of Directors recommends that you vote FOR this proposal.

26	MetLife 2014 Proxy Statement

Compensation Committee Report

This report is furnished by the Compensation Committee of the MetLife, Inc. (MetLife or the Company) Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is set forth on pages 28 through 43 of the Company’s 2014 Proxy Statement and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the 2014 Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

Respectfully,

James M. Kilts, Chair

Cheryl W. Grisé

Alfred F. Kelly, Jr.

Denise M. Morrison

Hugh B. Price

Kenton J. Sicchitano

MetLife 2014 Proxy Statement	27

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives and policies underlying MetLife’s executive compensation program. It also describes key factors that the Compensation Committee considered in determining the compensation of the members of the Executive Group. The Executive Group includes the Named Executive Officers as well as the other Executive Officers of the Company. References to the Company’s “executive compensation” programs and policies refer to those that apply to the Executive Group.

Shareholders have the opportunity, at the 2014 Annual Meeting, to vote to endorse or not endorse the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including this Compensation Discussion and Analysis and the compensation tables and narrative discussion. The Compensation Committee and the Board of Directors believe that this Compensation Discussion and Analysis, and the compensation tables and narrative discussion that follow, support their recommendation to approve that shareholder advisory resolution.

Executive Summary and Overview

Highlights of 2013 Business Results.    In 2013, under the leadership of Chief Executive Officer Steven A. Kandarian, the Company generated results that exceeded both Business Plan goals and 2012 results.

(1)

The Company’s 2013 earnings per Share and return on equity goals were set in anticipation of the dilution of the Company’s equity that was to take place in 2013, when the holders of common equity units fulfilled their contractual obligation to buy Shares. Those purchases ultimately diluted the Company’s equity by increasing the number of Shares outstanding by almost 23 million.

2013 Say-on-Pay Vote and Shareholder Engagement. In 2013, the Company’s shareholders were given the opportunity to vote to approve or disapprove of the Company’s executive compensation programs and policies and the resulting compensation described in the 2013 Proxy Statement. Shareholders voted almost 93% of their Shares in approval of the Company’s actions (based on Shares voted). Because the vote was advisory, the result was not binding on the Compensation Committee. However, the Compensation Committee considered the vote to be an endorsement of the Company’s executive compensation programs and policies, and took into account the outcome of the vote in reviewing those programs and policies. The Company has also discussed the vote, along with aspects of its executive compensation and corporate governance practices, with a number of shareholders to gain a deeper understanding of their perspectives.

2013 Compensation Highlights.    MetLife maintained its commitment to its pay for performance philosophy, and continued to emphasize variable performance-based compensation over fixed or guaranteed pay. The Company’s Chief Executive Officer was paid 92% of his Total Compensation for 2013 performance in a form that was variable rather than fixed. The Chief Executive Officer’s long-term stock-based incentive compensation was 64% of his total incentive compensation for 2013, based on MetLife’s compensation valuation methodology. The Compensation Committee allocated 85% of all other Executive Group members’ Total Compensation for 2013 to a variable form, and 59% of all their incentive compensation to stock-based long-term awards. For this purpose, Performance Shares, Performance Units, Restricted Stock Units, and Restricted Units were valued on the same basis as the valuation used for compensation planning purposes, using recently-prevailing Share prices as of the grant date. Stock Options were valued at one-third of that price valuation.

Given this mix of pay and other features of MetLife’s compensation programs, Executive Group members’ interests are aligned with those of shareholders. Much of

28	MetLife 2014 Proxy Statement

the value of their compensation depends on the value of Shares. Further, the Company’s Share ownership guidelines are designed to align executives’ interests with those of shareholders and reinforce the focus on long-term shareholder value.

The Company determined the total amount of 2013 annual incentive compensation to management and other administrative employees in light of its Operating Earnings (excluding variable investment income in excess of 10% higher than target) compared to its Business Plan goal. For 2013, the Company exceeded its Business Plan goal by 8.5%, producing an above-target performance factor for annual incentive compensation.

The Company’s long-term performance, including changes to the price of Shares, has a significant impact on the Named Executive Officers’ compensation. For example, the performance factor for the 2010-2012 Performance Shares (paid out in 2013) was 92%, based on the Company’s three-calendar year performance relative to competition.

Risk Management.    MetLife’s compensation program aligns with Company strategies and has a number of features that contribute to prudent decision making and avoid providing executives with an incentive to take excessive risks. One important feature of Metlife’s program is its use of Operating Earnings as a metric in incentive programs. Operating Earnings excludes net investment gains and losses and net derivative gains and losses. This removes incentives to take excessive risk by removing incentives not to hedge exposures to various risks inherent in a number of products, incentives to use derivatives for speculative purposes, and incentives to disrupt the risk balance in MetLife’s investment portfolio by harvesting capital gains for the sole purpose of enhancing incentive compensation. In addition, the Company uses three-year overlapping performance periods and vesting for long-term incentive compensation, so that time horizons for compensation reflect the extended time horizons for the results of many business decisions.

Management has reviewed the employee incentive compensation programs to ensure that, in design and operation and taking into account all of the risk management processes in place, they do not encourage excessive risk taking. In doing so, it followed principles provided by the Company’s Chief Risk Officer regarding performance measures, performance periods, payment determination processes, management controls, and other aspects of the arrangements. As a result of this review and his own assessment of the programs, the Company’s Chief Risk Officer has concluded that risks arising from the compensation policies and practices for employees of the

Company and its affiliates are not reasonably likely to have a material adverse effect on the Company as a whole, in light of the features of those policies and practices and the controls in place to limit and manage risk. The Chief Risk Officer discussed aspects of his analysis with the Compensation Committee in 2013.

Compensation Philosophy and Objectives

MetLife’s executive compensation program is designed to:

•	provide competitive Total Compensation opportunities that will attract, retain and motivate high-performing executives;

•	align the Company’s compensation plans with its short- and long-term business strategies;

•	align the financial interests of the Company’s executives with those of its shareholders through stock-based incentives and stock ownership requirements; and

•	reinforce the Company’s pay for performance culture by making a significant portion of Total Compensation variable, and differentiating awards based on Company and individual performance.

Overview of Compensation Program

MetLife uses a competitive total compensation structure that consists of base salary, annual incentive awards and stock-based long-term incentive award opportunities. For purposes of this discussion and MetLife’s compensation program, Total Compensation for an Executive Group member means the total of those three elements. Items such as sign-on payments (discussed on page 42) and others that are not determined under the Company’s general executive compensation practices are approved by the Compensation Committee, but are generally not included in descriptions of Total Compensation.

The Compensation Committee recommends Total Compensation amounts for the Company’s Chief Executive Officer for approval by the Independent Directors, and Total Compensation amounts for each of the other Executive Group members for approval by the Board of Directors. When determining an Executive Group member’s Total Compensation, the Compensation Committee considers the three elements of Total Compensation together. As a result, decisions on the award or payment amount of one element impact the decisions on the amount of other elements. The Compensation Committee allocates a greater portion of the Executive Group members’ Total Compensation to variable components that depend on performance or the value of Shares rather than fixed components. It also allocates a greater portion of the Executive Group

MetLife 2014 Proxy Statement	29

members’ variable compensation to stock-based long-term incentives than it allocates to annual cash incentives. For specific allocations for 2013 performance, see “Executive Pay for Performance” on page 4.

Each Executive Group member’s Total Compensation reflects the Compensation Committee’s assessment of the Company’s and the executive’s performance as well as competitive market data based on peer compensation comparisons. However, the Compensation Committee does not structure particular elements of compensation to relate to separate individual goals or performance.

The Compensation Committee also reviews other compensation and benefit programs, such as retirement benefits and potential payments that would be made if an Executive Group member’s employment were to end. Benefits such as retirement and medical programs do not impact Total Compensation decisions since they apply to substantially all employees. As a result, decisions about those benefits do not vary based on decisions about an Executive Group member’s base salary or annual or stock-based awards.

The Compensation Committee’s independent executive compensation consultant, Meridian, assisted the Committee in its design and review of the Company’s compensation program. For more information on the role of Meridian regarding the Company’s executive compensation program, see “Corporate Governance —Board and Committee Information — Compensation Committee” beginning on page 16.

Generally, the forms of compensation and benefits provided to Executive Group members in the United States are similar to those provided to other U.S.-based officer-level employees. None of the Executive Group members based in the United States is a party to any agreement with the Company that governs the executive’s employment.

Peer Compensation Comparisons

The Compensation Committee periodically reviews the competitiveness of MetLife’s Total Compensation structure using data reflecting a comparator group of companies in the insurance and broader financial services industries with which MetLife competes for executive talent (the Comparator Group).

COMPARATOR GROUP

AEGON N.V.

Aflac Incorporated

The Allstate Corporation

American Express Company

AXA Financial, Inc.

Bank of America Corporation

Citigroup Inc.

The Hartford Financial Services Group, Inc.

HSBC Holdings plc

ING Groep N.V. JPMorgan Chase & Co. Manulife Financial Corporation Morgan Stanley Prudential Financial, Inc. Sun Life Financial Inc. The Travelers Companies, Inc. U.S. Bancorp Wells Fargo & Company

The Committee chose the members of the group based on the size of the firms relative to MetLife and the extent of their global presence, or their similarity to MetLife in the importance of investment and risk management to their business, or both. It reviews the composition of the Comparator Group from time to time to ensure that the group remains an appropriate comparison for the Company. The Compensation Committee last changed the group in 2012 in order to better reflect the Company’s competitors for executive talent and MetLife’s size, global scope and complexity. The resulting Comparator Group consists of the 18 financial services companies listed under “Comparator Group” above. In terms of its size, MetLife was between the 50th and 75th percentile of the Comparator Group as a whole in each of assets (as of 2012 year-end), revenue (for 2012), and market capitalization (as of 2013 year-end).

In determining the Executive Group member’s Total Compensation for 2013, the Compensation Committee considered the increasingly global nature of the Company’s business, the size of the Company’s assets, revenue, and market capitalization relative to its peers, the challenges the Executive Group faces, and the Committee’s expectations for the Company’s performance. MetLife’s competitive compensation philosophy is generally to provide Total Compensation around the size-adjusted median for like positions at Comparator Group companies, taking into account MetLife’s assets, revenue, and market capitalization

30	MetLife 2014 Proxy Statement

relative to other companies in the Comparator Group. As a result, the Compensation Committee considered an Executive Group member’s Total Compensation to be competitive if it fell within a reasonable range of that size-adjusted median. However, Total Compensation for individual Executive Group members may vary based on individual factors such as experience, contributions to performance, and performance results. The Compensation Committee’s primary focus was on Total Compensation. It did, however, review individual elements of the executives’ Total Compensation in comparison to available Comparator Group data. For 2013 performance, each Named Executive Officer’s Total Compensation fell between 80% and 120% of the point representing the size-adjusted median for his position.

Setting Total Compensation for 2013 Performance

Chief Executive Officer Compensation.    Early in 2013, Mr. Kandarian and the Compensation Committee established goals and objectives that were designed to drive Company performance. For a description of these goals, see “Annual Incentive Awards” beginning on page 33.

In early 2014, the Compensation Committee approved and recommended Mr. Kandarian’s Total Compensation for 2013, including annual and stock-based long-term incentives, to the Independent Directors for their approval. The Committee’s Total Compensation recommendations for 2013 reflected its assessment of a number of factors.

•

Strong operational performance. MetLife’s performance in Operating Earnings, Operating Earnings Per Share (Operating EPS), and Operating Return on Equity (Operating ROE) exceeded both 2012 performance and 2013 Business Plan goals.

•

Strategic accomplishments. MetLife made substantial progress in implementing the strategy it devised in 2012. It achieved results in voluntary/worksite benefits and sponsored direct business in excess of its goal, and successfully kept variable annuity sales below the limit in its goal. MetLife also realized gross cash savings from its scale and simplicity initiative above its goal.

•	Talent development. MetLife improved its performance development to enhance talent retention, completed leadership summit training for officers, and increased its management bench strength.

•	External stakeholder engagement. MetLife continued to advance its thought leadership on policy and regulation affecting its business, including on the key issue of the applicability and terms of systemically important financial institution regulation.

Compensation of Other Executive Group Members.    Early in 2013, Mr. Kandarian and each Executive Group member agreed on the respective executive’s goals for 2013. Similarly, Mr. Kandarian discussed goals and objectives with Executive Group members newly appointed to their roles in 2013 in connection with their appointments.

In early 2014, Mr. Kandarian provided to the Compensation Committee an assessment of the other Executive Group members’ performance during 2013 relative to their goals and the additional business challenges and opportunities that arose during the year. He also recommended to the Committee Total Compensation amounts for each Executive Group member, taking into account performance during the year as well as available competitive data and compensation opportunities for each position. The Committee reviewed these recommendations. It approved and endorsed the components of each Executive Group member’s Total Compensation for the Board of Directors’ approval.

The Executive Vice President and Chief Human Resources Officer of the Company provided the Compensation Committee with advice and recommendations on the form and overall level of executive compensation, and provided guidance and information to Mr. Kandarian to assist him in making recommendations to the Compensation Committee of Total Compensation amounts for each Executive Group member, other than himself. He also provided guidance to the Committee on the Committee’s general administration of the programs and plans in which Executive Group members, as well as other employees, participate.

Other than as described above, no Executive Group member played a role in determining the compensation of any of the other Executive Group members. No Executive Group member took part in the Board’s consideration of his or her own compensation.

Mr. Kandarian’s compensation is higher than other Executive Group members due to Mr. Kandarian’s broader responsibilities and higher levels of accountability as the most senior executive in the Company, as well as competitive market data.

MetLife 2014 Proxy Statement	31

Components of Compensation and Benefits

The primary components of the Company’s regular executive compensation and benefits program play various strategic roles:

Description	Strategic Role
Base Salary is determined based on position, scope of responsibilities, individual performance, and competitive data.	Provides compensation for services during the year.

Annual Incentive Awards:

•  Amount of awards is variable based on performance relative to Company and individual goals and additional business challenges or opportunities that arose during the year that were not reflected in previously established goals.

•  The Compensation Committee determines awards using its judgment of all of these factors as a whole, and not by using a formula.

•  Serve as the primary compensation vehicle for recognizing and differentiating individual performance each year.

•  Motivate Executive Group members and other employees to achieve strong annual business results that will contribute to the Company’s long-term success, without creating an incentive to take excessive risk.

Stock-Based Long-Term Incentive Awards:

•  Awards are based on discretionary assessment of individual level of responsibility, performance, relative contribution, and potential for assuming increased responsibilities and future contributions.

•  Ultimate payout for awards depends exclusively on the value of Shares (Restricted Stock Units), increases in the price of Shares (Stock Options), or a combination of MetLife’s performance as well as the value of Shares (Performance Shares).

•  For awards to Executive Group members made as part of Total Compensation for 2013 performance and in expectation of contributions to future performance:

¡     Stock Options were 25% of Stock-Based Long-Term Incentive Awards to Executive Group members.

¡     Restricted Stock Units were 25% of such awards.

¡     Performance Shares were 50% of such awards.

Awards (including their cash-paid equivalents) are valued for this purpose using recently-prevailing Share prices as of the grant date, with Stock Options valued at one-third of that price valuation.

•  Ensure that Executive Group members have a significant continuing stake in the long-term financial success of the Company (see “Share Ownership” on page 39).

•  Align executives’ interests with those of shareholders; awards also encourage decisions and reward performance that contribute to the long-term growth of the Company’s business and enhance shareholder value.

•  Motivate Executive Group members to outperform MetLife’s competition.

•  Encourage executives to remain with MetLife.

Retirement Program and Other Benefits include post-retirement income (pension) or the opportunity to save a portion of current compensation for retirement and other future needs (savings and investment program and nonqualified deferred compensation).

Attract and retain executives and other employees.

32	MetLife 2014 Proxy Statement

Description	Strategic Role
Severance Pay and Related Benefits include transition assistance if employment ends due to job elimination or, in limited circumstances, performance.	Encourage focus on transition to other opportunities and allow the Company to obtain a release of employment-related claims.

Change-in-Control Benefits:

• Terms include replacement or vesting of stock-based long-term incentive awards.

• Severance and related benefits are also paid if the Executive Group member’s employment is terminated without cause or the Executive Group member resigns with good reason following a change-in-control.

• Retain Executive Group members through a change-in-control and allow executives to act in the best interests of shareholders without distractions due to concerns over personal circumstances.

• Promote the unbiased and disinterested efforts of the Executive Group members to maximize shareholder value during and after a change-in-control.

• Keep executives whole in situations where Shares may no longer exist or awards otherwise cannot or will not be replaced.

The primary components of the Company’s executive compensation and benefits program are further discussed below.

Base Salary

The base salaries earned by the Named Executive Officers in 2013 are reported in the Summary Compensation Table on page 44. The Compensation Committee approved base salary increases for Mr. Kandarian of $150,000 and Mr. Lippert of $25,000 effective April 1, 2013. The increases were approved in light of their levels of responsibility, their performance, and the competitive market.

Annual Incentive Awards

The MetLife Annual Variable Incentive Plan (AVIP) provides eligible employees, including the Executive Group members, the opportunity to earn annual cash incentive awards. AVIP is administered as a Cash-Based Awards program under the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (2005 Stock and Incentive Plan). The 2013 AVIP awards are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 44.

Section 162(m) of the United States Internal Revenue Code (Section 162(m)) limits the deductibility of compensation paid to certain executives, but exempts certain “performance-based” compensation from those limits. For 2013, the Compensation Committee established limits and performance goals in order for AVIP awards to the Company’s Executive Group members to be eligible for this exemption. As part of the Section 162(m) goal-setting process for 2013, the Committee set the maximum amount that any Executive Group member could be paid as $10 million. See “Non-Equity Incentive Plan Awards” on page 51 for more information about the individual maximums set for 2013 AVIP awards.

Determining the Amount Available for Awards.    Each year, the Compensation Committee approves the maximum aggregate amount available for AVIP awards to all covered employees. For 2013, this method was used globally for the annual incentive compensation of substantially all administrative (non-sales) employees around the world, applicable to approximately 33,000 employees.

Early in 2013, the Compensation Committee determined that the amount available for 2013 would be based on an AVIP Performance Factor multiplied by the total annual incentive compensation planning targets for all covered employees. The Compensation Committee determined that the AVIP Performance Factor for 2013 would be based on the Company’s Operating Earnings compared to the Company’s 2013 Business Plan, subject to the Compensation Committee’s discretionary assessment of overall performance and other relevant factors. As in past years, for this purpose, Operating Earnings would be adjusted to eliminate the impact of variable investment income on an after-tax basis that was higher than the Business Plan goal by 10% or lower than the Business Plan goal by 10%.

The Compensation Committee also determined that the threshold performance for the AVIP Performance Factor would be increased for 2013 from 40% of the Business

MetLife 2014 Proxy Statement	33

Plan goal to 50%. The Compensation Committee did this to increase the level of performance required for the minimum amount to be made available for annual incentive compensation.

In addition, the Compensation Committee modified the AVIP Performance Factor formula to provide more upside and downside sensitivity to over- or under-performance in Operating Earnings relative to the Business Plan goal. For each 1% deviation in Operating Earnings within 3% above or below Business Plan, the AVIP Performance Factor would move 1% (up or down). However, for each 1% deviation outside of that 3% corridor, the Performance Factor would move 2.5% up or down, to a minimum funding level of 50% or maximum funding level of 150%.

In prior years, the AVIP Performance Factor formula included a potential increase if the Company exceeded its Business Plan goal for Operating ROE. An Operating ROE measure was added to the Performance Share and Performance Unit programs for the 2013-2015 performance period. As a result, the Compensation Committee eliminated that element of the formula from AVIP for 2013 in order to avoid duplication. As a result, the maximum AVIP Performance Factor, which had been 165% in prior years, decreased to 150% for 2013.

This formula avoids providing employees with an incentive to take excessive risk through several of its features. Operating Earnings excludes net investment gains and losses and net derivative gains and losses. In addition, the impact of after-tax variable investment income is limited to no more than a 10% variation from the Business Plan. As a result, the formula does not provide an incentive to take excessive risk in the Company’s investment portfolio. Nor is the formula an unlimited function of revenues. Rather, the formula caps the amount that can be generated for AVIP awards, and is a function of financial measures that account for the Company’s costs and liabilities.

The Company’s adjusted Operating Earnings produced the AVIP Performance Factor and resulting amount available for all AVIP and annual incentive compensation awards shown below.

($ in millions)
Calculation of 2013 AVIP Performance Factor and Total Amount Available for Awards
Operating Earnings	$6,340 (1)
Less excess or shortfall of variable investment income, to the extent more than 10% higher or lower than the Business Plan target	$(147)

Result is adjusted Operating Earnings	$6,193
Business Plan Operating Earnings Goal	$5,710
Adjusted Operating Earnings as a percentage of Business Plan Operating Earnings goal	108.5%
Performance Factor component attributable to meeting Business Plan goal results in 100% Performance Factor	100%
Performance Factor component attributable to first 3% of performance over Business Plan goal; each 1% over goal adds 1% to Performance Factor	3%
Performance Factor component attributable to performance of 5.5% over 3% over Business Plan goal; each 1% adds 2.5% to Performance Factor (5.5% X 2.5 rounded to nearest tenth)	13.8%

Total is AVIP Performance Factor	116.8%
Total target-performance planning amount of all employees’ AVIP (the AVIP Planning Target)	$494
Total amount available for all AVIP equals AVIP Performance Factor times AVIP Planning Target	$577

(1)

The amount of the Company’s Operating Earnings that was used to determine the AVIP Performance Factor for 2013 excluded $48 million in Operating Earnings from Administradora de Fondos de Pensiones Provida S.A. (ProVida), a private pension fund administration business in Chile and other countries. The Company acquired ProVida during 2013, and as a result that business had not been included in the 2013 Business Plan.

The amount of Operating Earnings used for this purpose also excluded a charge of $101 million recorded in the fourth quarter to increase the Company’s reserves for asbestos litigation. The Compensation Committee chose to exercise its discretion to exclude this charge because it relates to alleged activities in the 1920’s through the 1950’s and does not relate to the Company’s current operations or the consequences of any current management decisions. Rather, this charge reflects the fact that the frequency of severe claims relating to asbestos has not declined as the Company expected. It was the first such charge taken since 2002.

34	MetLife 2014 Proxy Statement

MLIC is named as a defendant in asbestos litigation. MLIC has never engaged in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products. Nor has MLIC issued liability or workers’ compensation insurance to companies in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products. The lawsuits principally have focused on allegations with respect to certain research, publication and other activities during the period from the 1920’s through approximately the 1950’s and allege that MLIC learned or should have learned of certain health risks posed by asbestos and, among other things, improperly publicized or failed to disclose those health risks. MLIC believes that it should not have legal liability in these cases. The outcome of most asbestos litigation matters, however, is uncertain.

Performance Goals and Results.    The Compensation Committee determined the Executive Group members’ 2013 AVIP awards in consideration of the Company’s key financial performance goals and results. The Committee also considered aspects of each executive’s performance in light of their objectives, which aligned with the Company’s strategic goals.

Company Financial Performance Goals and Results.    The Executive Group members’ key shared financial performance goals for 2013 are below, each as set forth in the Business Plan. Under the leadership of Mr. Kandarian and the Executive Group, the Company achieved the results in 2013 compared below to its 2013 Business Plan and its 2012 results and Business Plan:

	2013	2013 Business Plan	2012	2012 Business Plan
Operating Earnings ($ in millions)	$6,287	$5,710	$5,686	$5,200
Operating EPS	$5.63	$5.13	$5.28	$4.86
Operating ROE	12.0%	10.7%	11.3%	10.0%
Operating Expense Ratio	24.3%	24.0%	23.8%	24.4%
Book Value Per Share	$48.49	$50.17	$46.73	$49.83

These performance measures should be read in conjunction with Appendix A to this Proxy Statement, which includes definitions of these terms and, where applicable, reconciliations to the most directly comparable measures that are based on GAAP. For Book Value Per Share, which excludes accumulated other comprehensive income (loss) (AOCI), the most directly comparable GAAP measure is book value per common share, which excludes AOCI. For Operating Earnings, the most directly comparable GAAP measure is net income (loss) available to MetLife’s common shareholders. For Operating EPS, the most directly comparable GAAP measure is net income (loss) available to MetLife’s common shareholders per diluted common share. For Operating ROE, the most directly comparable GAAP measure is return on MetLife’s common equity excluding AOCI.

The Company’s 2013 earnings per Share and return on equity goals were set in anticipation of the dilution of the Company’s equity that was to take place in 2013, when the holders of common equity units fulfilled their contractual obligation to buy Shares. Those purchases ultimately diluted the Company’s equity by increasing the number of Shares outstanding by almost 23 million.

The Company did not successfully keep its Operating Expense Ratio below the 2013 Business Plan goal due to the charge recorded in the fourth quarter to increase the Company’s reserves for asbestos litigation (further discussed above) and other litigation related items. Excluding those items, the Company would have successfully kept its Operating Expense ratio below the 2013 Business Plan goal.

Book Value Per Share was below the 2013 Business Plan goal due in part to derivative losses. The Company uses derivatives to hedge certain risks, such as movements in interest rates and foreign currencies. The derivatives gains or losses generated by this hedging activity create fluctuations in net income and Book Value Per Share because the derivatives may not have the same GAAP accounting treatment as the risks they are hedging.

MetLife 2014 Proxy Statement	35

Aspects of Individual Performance. Key aspects of each of the Named Executive Officers’ performance relative to their objectives are described below.

Steven A. Kandarian, Chief Executive Officer

•	Under Mr. Kandarian’s leadership, the Company maintained capital ratios in excess of capital adequacy ratio targets in areas such as risk-based capital, tier one capital, and Japan solvency margin.

•

Mr. Kandarian led MetLife’s successful efforts to execute against its strategic initiatives in Operating Earnings from emerging markets, voluntary/worksite benefits and sponsored direct business sales, and reductions in variable annuity sales, in each case exceeding the Company’s Business Plan targets. Under Mr. Kandarian’s leadership, MetLife also produced favorable results in bancassurance and direct marketing sales from emerging markets.

•

Mr. Kandarian led MetLife to build its Global Employee Benefits business, drive toward customer centricity and a global brand, strengthen the Company’s global leadership and enhance its global talent management framework. The Company achieved savings from its scale and simplicity and location planning initiatives above Business Plan goals.

•

Mr. Kandarian also engaged external stakeholders and led MetLife to advance its thought leadership on policy and regulatory issues affecting its business. The Company developed and implemented a strategy to address a possible designation as a non-bank Systemically Important Financial Institution (Non-Bank SIFI) as well as the regulatory regime that would apply to it if it were so designated, and to influence the public debate on those rules.

John C.R. Hele, Chief Financial Officer

•

Under Mr. Hele’s leadership, MetLife maintained capital ratios in excess of capital adequacy ratio targets in areas such as risk-based capital, tier one capital, and Japan solvency margin. The Company also exceeded its plan in cash generation and management of cash expenses.

•

Mr. Hele’s financial management supported execution of key strategic achievements such as a common stock dividend increase, the acquisition and integration of ProVida, and addressing reinsurance risks.

•

Mr. Hele spearheaded the effort to merge three direct writing insurance subsidiaries and one reinsurance subsidiary to achieve efficiencies in the management of collateral for derivatives that the Company uses to hedge variable annuity guarantee risks.

•	Mr. Hele led the Company’s Finance organization to implement a global operating model and expense reduction plan, achieve scale and simplicity savings, and advance its leadership development efforts.

William J. Wheeler, President, Americas

•

Under Mr. Wheeler’s leadership, Americas generated results exceeding its Business Plan for Operating Earnings, Operating ROE, and premiums, fees, and other revenues. It also produced strong performance in premiums, fees, and other revenues, and in limiting expenses. Americas also met its Business Plan goals in premiums, fees, and other revenues from voluntary and worksite benefits and sponsored direct channels, in reduction of variable annuity sales, and in achievement of cost savings.

•	Americas grew its capabilities in Latin America, including through the acquisition and integration of ProVida.

•	Americas produced multinational and expatriate sales that exceeded its Business Plan.

•	Mr. Wheeler also led Americas toward customer centricity through enhancements to the customer experience and a focus on increasing net promoter scores.

•	Americas established a new U.S. retail business headquarters in North Carolina to consolidate operations and enhance efficiency, and strengthened its talent development.

Martin J. Lippert, Executive Vice President, Global Technology & Operations

•

Under Mr. Lippert’s leadership, Global Technology & Operations delivered scale and simplicity savings that exceeded its Business Plan goal and maintained spending within budget, while producing call center premiums that exceeded that plan.

•

Mr. Lippert led Global Technology & Operations to finalize and implement its new strategy and enhanced MetLife’s customer centricity focus through new call center customer empathy, advocacy, and management programs.

•	Mr. Lippert successfully led Global Technology & Operations’ U.S. location planning efforts, which delivered savings and established the platform for future savings.

•	Under Mr. Lippert’s leadership, Global Technology & Operations deployed new software to improve the efficiency of call centers and payment transactions.

•	Mr. Lippert also conducted a global assessment of Global Technology & Operations to create a new

36	MetLife 2014 Proxy Statement

organizational structure and strengthened its global leadership team.

Christopher G. Townsend, President, Asia

•

Under Mr. Townsend’s leadership, Asia achieved strong results in Operating Earnings and Operating ROE, and exceeded Operating Earnings targets in the key mature markets of Japan and Korea. Asia also produced above-plan earnings from emerging markets and employee benefits sales, and above-plan scale and simplicity expense savings.

•

Mr. Townsend actively led the analysis of key Asian emerging markets, the successful establishment of new business relationships in Vietnam, Myanmar, and Malaysia, and the reinvigoration of the Company’s strategy in China. Under Mr. Townsend’s leadership, Asia also strengthened the Company’s joint venture in India through the addition of new partners bringing greater distribution capability.

•	Mr. Townsend strengthened Asia’s leadership team by filling key regional and country-level positions and developed its talent and performance development programs.

Stock-Based Long-Term Incentive Awards

The Company awards Stock Options, Performance Shares, and Restricted Stock Units (and, in some cases with respect to Executive Group members outside the United States, cash-payable equivalents). It determines the amount of such awards as part of MetLife’s Total Compensation program.

Stock Options.    Stock Options are granted at an exercise price equal to the closing price of Shares on the grant date. The ultimate value of Stock Options depends exclusively on increases in the price of Shares. One-third of each award of Stock Options becomes exercisable on each of the first three anniversaries of the date of grant.

Restricted Stock Units.    Restricted Stock Units are units that may become payable in Shares at the end of a predetermined vesting period. Assuming that goals set for Section 162(m) purposes are met, awards generally vest and pay out in thirds on each of the first three anniversaries of the grant date. Prior to awards made in 2013, the Company did not use Restricted Stock Units as a regular part of its compensation program for Executive Group members.

From time to time, the Company grants Restricted Stock Units that vest and pay out on the third or later anniversary of their grant date. It does so in order to encourage a candidate to begin employment with MetLife (especially where the candidate would forfeit long-term compensation awards from another employer by doing so) or as a means of reinforcing its retention efforts, particularly in cases of exceptional performance, skills, or talent.

Performance Shares.    Performance Shares are units that may become payable in Shares at the end of a three-year performance period, depending on Company performance, and assuming that goals set for Section 162(m) are met.

Performance Share Awards in 2013 and 2014.    The Compensation Committee has approved guidelines for the payout for awards made in 2013 and 2014 based on the Company’s annual Operating ROE compared to its business plan goals and total shareholder return (TSR) compared to a custom group of competitors, each with respect to the performance period. The Compensation Committee will determine the performance factor for these awards, and they will be paid out, in 2016 and 2017, respectively. The guidelines, and the Compensation Committee’s discretion to adjust them, are subject to the satisfaction of the applicable Section 162(m) goals and the overall limit of 175% as the maximum performance factor.

The guidelines to determine the Operating ROE component of the Performance Factor are:

	Annual Operating ROE Performance as a Percentage of Business Plan Goal	Performance Factor
Below Threshold	0-79%	0%
Threshold	80%	25%
Target	100%	100%
Maximum	120%	175%
Above Maximum	121%+	175%

With respect to the TSR component of the Performance Factor, the Compensation Committee intends to assess the Company’s performance on a global basis against competitors around the world. As a result, it determined it will use a group of competitors that is somewhat more globally diverse than the Comparator Group it uses for peer Total Compensation purposes.

For awards made in 2013 and 2014, the Compensation Committee intends to use the TSR of the following companies in comparison to the Company’s TSR:

•	Aegon N.V.

•	Aflac Incorporated

•	AIA Group Limited

•	Allianz SE

•	The Allstate Corporation

•	American International Group, Inc.

•	Assicurazioni Generali S.p.A.

MetLife 2014 Proxy Statement	37

•	Aviva PLC

•	AXA S.A.

•	The Dai-ichi Life Insurance Company, Limited

•	The Hartford Financial Services Group Inc.

•	Legal & General Group PLC

•	Lincoln National Corporation

•	Manulife Financial Corporation

•	Ping An Insurance (Group) Company of China, Ltd.

•	Principal Financial Group, Inc.

•	Prudential Financial, Inc.

•	Prudential plc

•	The Travelers Companies, Inc.

•	Unum Group

•	Zurich Financial Services AG

The guidelines to determine the TSR component of the Performance Factor are:

	TSR Performance as a Percentile of Peers	Performance Factor
Below Threshold	0-24th %ile	0%
Threshold	25th %ile	25%
Target	50th %ile	100%
Maximum	87.5th %ile	175%
Above Maximum	87.5th - 99th %ile	175%

If the Company’s TSR for the performance period is negative, the entire performance factor will be capped at target.

The Compensation Committee has retained discretion to adjust these guidelines, or to consider other factors, should it find that it is appropriate to do so in light of factors such as significant unplanned acquisitions or dispositions, unplanned tax, accounting, and presentation changes, unplanned restructuring or reorganization costs, and others it finds appropriate.

Performance Share Awards in 2012 and Earlier.    For the payout for awards made in 2012 and earlier, Company performance was (and, for awards yet to be paid out, will be) compared to the Fortune 500® companies included in the Standard & Poor’s Insurance Index, excluding Berkshire Hathaway Inc. (Insurance Index Comparators). The Insurance Index Comparators were chosen to measure MetLife’s relative performance because insurance is the predominant portion of the Company’s overall business mix. The final number of Performance Shares paid for such awards is to be determined by the Company’s performance in TSR and change in annual net Operating EPS (as defined by the Company for each year) compared to the other Insurance Index Comparators. The amount paid can be as low as zero and as high as twice the number of Performance Shares granted. For awards made in 2009 through 2012, if the Company does not produce a positive TSR for the performance period, the number of Shares to be paid out, if any, will be reduced by 25%.

In 2010, Standard & Poor’s added Berkshire Hathaway Inc. (BHI) to its insurance index. The Compensation Committee excluded BHI from the Insurance Index Comparators beginning with Performance Share awards for the 2011-2013 performance period. Given the size of BHI, and the diversity of its business outside of insurance and financial services, the Committee determined that excluding BHI from the Insurance Index Comparators for future awards would maintain an appropriate peer comparison. Without this prospective change, BHI would comprise a disproportionate part of the Insurance Index Comparators.

The Performance Shares for the 2010-2012 performance period became payable during 2013. MetLife’s performance relative to the Insurance Index Comparators for that period, by itself, would have produced a performance factor of 123%. Because the Company’s TSR for the period was not positive, however, that figure was reduced by 25%, producing a performance factor of 92%. That performance factor was applied to all vested Performance Share awards to produce the number of Final Performance Shares payable.

For more information about these payments, see the table entitled “Option Exercises and Stock Vested in 2013” on page 55.

Phantom Stock-Based Awards.    The Company makes cash-settled stock-based awards (Phantom Awards) to employees outside the United States, if they are more appropriate in light of tax and other regulatory circumstances than stock-payable awards. Each Unit Option represents the right to receive a cash payment equal to the closing price of a Share on the surrender date chosen by the employee, less the closing price on the grant date. One-third of each award of Unit Options becomes exercisable on each of the first three anniversaries of the date of grant. Performance Units are units that, if they vest, are multiplied by the same performance factor used for Performance Shares for the applicable period to produce a number of final Performance Units, each of which is payable in cash equal to the closing price of a Share on or around the payment date. Restricted Units are units that vest on the same schedule as Restricted Stock Units and, if they vest, each is paid in cash equal to the closing price of a Share on or around the payment date. Payout of Performance Units and Restricted Units is contingent on achievement of goals set for Section 162(m) purposes.

Vesting.    Stock-based long-term incentive awards are normally forfeited if the executive leaves the Company

38	MetLife 2014 Proxy Statement

voluntarily before the end of the applicable performance period or vesting period and is not Retirement Eligible or (except for Phantom Awards) Bridge Eligible. An employee is considered Retirement Eligible when the employee meets any one of the age and service combinations defined in the Metropolitan Life Retirement Plan for the United States Employees (the Retirement Plan) to begin payout of certain benefits immediately upon separation from service (or, for the Phantom Awards, meets equivalent age and service criteria). See “Pension Benefits for U.S.-Based Executives” beginning on page 56 for more information about the Retirement Plan. Bridge Eligibility is available to employees based on a combination of age and service who have a final separation agreement under a particular severance plan. Bridge Eligible employees are eligible for post-retirement medical benefits despite not being Retirement Eligible.

Tax Considerations.    The Company has designed Performance Shares, Stock Options and (with respect to awards to Executive Group members in 2013) Restricted Stock Units with the intention of making them eligible for the “performance-based compensation” exemption from Section 162(m) limits. However, the Committee reserves the right to grant compensation that does not meet Section 162(m) requirements if it determines it is appropriate to do so.

Accounting. Performance Shares granted in 2012 and earlier, Stock Options, and Restricted Stock Units qualify as equity-classified instruments whose fair value for determining compensation expense under current accounting rules is fixed on the date of grant. The Compensation Committee approved guidelines to determine the performance factor applicable to Performance Shares granted in 2013, and retained discretion to adjust them, or to consider other factors, should it find that it is appropriate to do so. As a result, these awards qualify for expense reporting on a liability, or variable, basis. Phantom Awards also qualify for expense reporting on a liability basis because they are paid in cash.

For information about the specific grants of stock-based long-term incentive awards to the Named Executive Officers in 2013, see the table entitled “Grants of Plan-Based Awards in 2013” on page 51.

Performance-Based Compensation Recoupment Policy

The Company’s performance-based compensation recoupment policy applies to all employees of the Company and its affiliates. The policy applies when an employee engages in or contributes to fraudulent or other wrongful conduct that causes financial or reputational harm to the Company or its affiliates. Under those circumstances, the policy provides that the

Company (and its affiliates or subsidiaries) may seek the recovery of performance-based compensation (including gains from sale of securities) purportedly earned by or paid to the employee during or after the period of the misconduct. The policy is part of the terms of all performance-based compensation granted or paid by the Company and its affiliates. It does not limit the Company or any of its affiliates in enforcing any other rights or remedies they may have. The policy reinforces the Company’s intent to consider recovering performance-based compensation under the circumstances it covers.

Equity Award Timing Practices

The Compensation Committee grants stock-based long-term incentive awards to the Executive Group members at its regularly scheduled meeting in February of each year. The amount of each grant is made with consideration of the Total Compensation for each Executive Group member, including annual cash incentive awards and any base salary increases. The exercise price of Stock Options or Unit Options is the closing price of a Share on the grant day. On the rare occasions when the Committee grants awards in connection with the hiring or change in responsibilities of an Executive Group member, or in order to encourage the executive to become or remain employed, it does so coincident with (or shortly after) the hiring, change in responsibilities, or other related changes. The Company has never granted, and has no plans to grant, any stock-based awards to current or new employees in coordination with the release of non-public information about the Company or any other company. The Chief Executive Officer does not have any authority to grant Share-based awards of any kind to any Executive Group members, the Chief Accounting Officer, the Chief Risk Officer, or Directors of the Company.

Share Ownership

To further promote alignment of management’s interests with shareholders, the Company has established minimum Share ownership guidelines for officers at the Senior Vice President level and above, including the Executive Group members. Each is expected to own Shares in an amount that is equal to a percentage or multiple of annual base salary rate depending on position, and to retain net Shares acquired from compensation awards until meeting the guideline.

Employees may count toward these guidelines the value of Shares they or their immediate family members own directly or in trust. They may also count Shares held in the Company’s savings and investment program, Shares deferred under the Company’s nonqualified deferred compensation program and deferred cash compensation or auxiliary benefits measured in Share value.

MetLife 2014 Proxy Statement	39

Each employee subject to the guidelines is expected to retain the net Shares acquired through the exercise of Stock Options or from payments made for stock-based long-term incentive awards until the employee meets the guidelines.

The Share ownership of the active Named Executive Officers, rounded to the nearest whole multiple of their respective annual base salary rates, is reported below as of December 31, 2013:

Name	Guideline	Ownership
Steven A. Kandarian	7	6
John C.R. Hele	4	0
William J. Wheeler	4	17
Martin J. Lippert	4	0
Christopher G. Townsend	3	0

Mr. Lippert joined the Company in 2011, and Mr. Hele and Mr. Townsend joined the Company in 2012. None of their compensation awards payable in Shares had yet become payable as of December 31, 2013. Each has significant outstanding awards payable in Shares which align his interests with those of shareholders and will allow him to increase his Share ownership over time. Mr. Kandarian has complied with the requirement to retain net Shares acquired from compensation awards until meeting the guideline.

Policy Prohibiting Hedging Company Securities

The Company’s policy prohibits all employees, including the Executive Group members, from engaging in short sales, hedging, and trading in put and call options, with respect to the Company’s securities.

Policy Restricting Pledging Company Securities

The Company’s Board of Directors adopted a policy in 2013 that restricts directors and employees in how they may pledge MetLife securities. The Board adopted this policy in light of emerging best practices and to address activity that could create a misalignment of interests with Company shareholders, or the appearance of such a misalignment. The policy prohibits pledging of Shares necessary to meet Share ownership guidelines, and prohibits pledging while the individual is aware of any non-public information that is material to Shares. Directors and employees are also prohibited from pledging MetLife securities in connection with a non-recourse loan, i.e., one in which the borrower’s liability is limited to the forfeiture of the securities.

In addition, the Company expects all Directors and employees who pledge MetLife securities to maintain adequate resources to repay the loan, aside from any

MetLife securities, in order to avoid the foreclosure or sale of the MetLife securities.

Retirement and Other Benefits

MetLife recognizes the importance of providing comprehensive, cost-effective employee benefits to attract, retain and motivate talented associates. The Company reviews its benefits program from time to time and makes adjustments to the design of the program to meet these objectives and to remain competitive with other employers.

Pension Program for U.S.-Based Executives.    The Company sponsors a pension program in which all eligible U.S. employees, including the Executive Group members employed in the U.S., participate after one year of service. The program includes the Retirement Plan and the MetLife Auxiliary Pension Plan (Auxiliary Pension Plan), an unfunded nonqualified plan.

The program rewards employees for the length of their service and, indirectly, for their job performance, because the amount of benefits increases with the length of employees’ service with the Company and the salary and annual incentive awards they earn. Benefits under the Company’s pension program are determined under two separate benefit formulas. For any given period of time, an employee’s benefit is determined under one or the other formula. In no event do benefits accrue for the same period under both formulas. The Traditional Formula is based on length of service and final average compensation. The Personal Retirement Account Formula is based on monthly contributions for each employee based on the employee’s compensation, plus interest.

The Auxiliary Pension Plan does not provide any pension benefits for any Executive Group members, other than those that would apply under the (qualified) Retirement Plan if U.S. tax limits on accruals did not apply. The same final average compensation formula is used for Traditional Formula pension benefits in both plans, for benefits accrued in 2010 and later.

For additional information about pension benefits for the Named Executive Officers, see the table entitled “Pension Benefits at 2013 Fiscal Year-End” on page 56.

Mr. Townsend did not participate in a defined benefit pension plan in 2013.

Savings and Investment Program.    The Company sponsors a savings and investment program for U.S. employees in which each Executive Group member employed in the U.S. is eligible to participate. The

40	MetLife 2014 Proxy Statement

program includes the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (Savings and Investment Plan), a tax-qualified defined contribution plan that includes pre-tax deferrals under Internal Revenue Code Section 401(k), and the Metropolitan Life Auxiliary Savings and Investment Plan (Auxiliary Savings and Investment Plan), an unfunded nonqualified deferred compensation plan.

Employee contributions to the Savings and Investment Plan may be made on a pre-tax 401(k), Roth 401(k) or after-tax basis. The Company also provides a contribution to employees after one year of service in order to encourage and reward such savings. The Auxiliary Savings and Investment Plan provides additional Company contributions to employees who elect to contribute to the Savings and Investment Plan and who have compensation beyond Internal Revenue Code limits. Company contributions for the Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table on page 28. Because the Auxiliary Savings and Investment Plan is a nonqualified deferred compensation plan, the Company’s contributions to the Named Executive Officers’ accounts, and the Named Executive Officers’ accumulated account balances and any payouts made during 2013, are reported in the table entitled “Nonqualified Deferred Compensation at 2013 Fiscal Year-End” on page 59.

Nonqualified Deferred Compensation.    The Company sponsors a nonqualified deferred compensation program for officer-level employees in the U.S., including the Executive Group members employed in the U.S. Participants may choose from a range of simulated investments, according to which the value of their deferrals may go up or down. See the table entitled “Nonqualified Deferred Compensation at 2013 Fiscal Year-End” on page 59 for amounts of nonqualified deferred compensation reported for the Named Executive Officers.

Employees choose in advance the amount they want to defer, the date on which payment of their deferred compensation will begin and whether they want to receive payment in a lump sum or in up to 15 annual payments. With respect to deferrals in 2013 and earlier, if the employee becomes Retirement Eligible or Bridge Eligible, the employee’s choice of form and timing of payment are honored. Otherwise, the Company generally pays out the employee’s deferred compensation in a single lump sum after the end of the employee’s service. The continued deferral of income taxation and pre-tax simulated investment earnings through the employee’s chosen payment dates encourage employees to remain with the Company.

Mandatory Provident Fund Applicable to Mr. Townsend.    Mr. Townsend participates in the Mandatory Provident Fund program for employees in Hong Kong. Applicable law requires employees to contribute a fixed portion of their eligible earnings to the program. An employer contribution at a rate based on the employee’s length of service is also made, as required by law. The program allows employees to make additional contributions from their earnings, with employer matching contributions on a limited basis. Employees choose from among a number of funds in which to invest contributions. The employer contributions vest over time through ten years of service. Because the rate and vesting of employer contributions are based on length of service, the program encourages employees to remain with the Company.

Perquisites

The Company provides its Executive Group members with limited perquisites.

•

The Company leases an aircraft for purposes of efficient business travel by the Company’s executives. While the Chief Executive Officer may occasionally use the Company’s aircraft for personal travel, Company policy does not require him to use the Company’s aircraft for all personal and business travel.

•	To maximize the accessibility of Executive Group members, the Company makes leased vehicles and drivers and outside car services available to U.S.-based executives for commuting and personal use.

•

For recordkeeping and administrative convenience of the Company, the Company pays certain other costs, such as those for travel and meals for family members accompanying Executive Group members on business functions.

•

The Company holds events to facilitate and strengthen its relationship with customers, potential customers, and other business partners, such as events at MetLife Stadium. The Company occasionally allows employees, including the Executive Group members, and their family members, personal use of its facilities at MetLife Stadium, to the extent space at such events is available or the facilities are not in use for business purposes.

•

The Company provides benefits to Mr. Townsend in connection with his overseas assignment that are common and typical for senior management in such circumstances, such as a subsidy of children’s education expenses and benefits related to housing.

Aside from any business travel tax equalization, each Executive Group member is responsible for any personal income taxes due as a result of receiving these benefits.

MetLife 2014 Proxy Statement	41

The incremental cost of perquisites provided to the Named Executive Officers in respect of 2013 is included in the “All Other Compensation” column of the Summary Compensation Table on page 28, if the total cost of those perquisites for that executive exceeded $10,000.

Sign-On Payments

From time to time, the Company offers newly-hired Executive Group members sign-on payments and/or relocation benefits in order to encourage them to come to MetLife. On such occasions, the Company typically either delays the date the payment is earned and paid or requires repayment if the executive leaves MetLife before the first anniversary of beginning employment. Mr. Hele was paid a sign-on bonus in 2012. Mr. Townsend was paid a sign-on bonus in 2013 on the first anniversary of the date his employment began.

Business Travel Income Tax Equalization

As executives of a global insurance and employee benefits enterprise, MetLife Executive Group members are increasingly engaged in international business travel. Some executives are required by the demands of their roles to travel to jurisdictions that impose additional taxes on them beyond what they owe in their home jurisdiction. Providing such executives with “income tax equalization” to their home jurisdiction, by paying or reimbursing the executive for any excess income taxes the executive owes in other jurisdictions as a result of business travel, is a prevalent business practice. Doing so allows the executive to engage in business travel that is necessary to lead MetLife’s business efforts and perform job responsibilities without being financially penalized. It also prevents the additional personal income tax liability from being a disincentive to engage with associates, customers, or others outside of the executive’s home jurisdiction. In such cases, no taxes the executive owes as a result of travel taken solely for personal purposes are covered by these equalization arrangements. MetLife has established such arrangements only with Executive Group members who are based outside the United States. Mr. Townsend entered into such an agreement in 2013.

Severance Pay and Related Benefits

If the employment of an Executive Group member employed in the U.S. ends involuntarily due to job elimination or, in limited circumstances, due to performance, he or she may be eligible for the severance program available to substantially all salaried employees. The program generally provides employees with severance pay, outplacement services and other benefits.

Employees terminated for cause, as defined under the program, are not eligible. The amount of severance pay reflects the employees’ salary grade, base salary rate and length of service, with longer-service employees receiving greater payments and benefits than shorter-service employees given the same salary grade and base salary. Employees who are not Retirement Eligible or Bridge Eligible and who receive severance pay also receive a pro rata cash payment in consideration of their unvested Performance Shares and Performance Units. The Company also may enter into severance agreements that can differ from the general terms of the program, where business circumstances warrant.

Change-in-Control Arrangements

The Company has adopted arrangements that would impact the Executive Group members’ compensation and benefits upon a change-in-control of MetLife. None of the Executive Group members is entitled to any excise tax gross-up either on severance pay or on any other benefits payable in connection with a change-in-control of the Company.

Executive Severance Plan.     The Company established the MetLife Executive Severance Plan (Executive Severance Plan) in 2007 to apply to all Executive Group members and replace individual change-in-control agreements.

The Compensation Committee determined the terms of the plan on an overall program basis in light of its judgment of what is appropriate in order to maximize shareholder value should a change-in-control occur. The Company determined the elements of its definition of change-in-control in order to include each of the circumstances where effective control over the Company would be captured by interests that differ substantially from those of the broad shareholder base the Company now has, without impinging on the Company’s flexibility to engage in transactions that are unlikely to involve such a transformation. An Executive Group member who receives benefits under the Executive Severance Plan would not be eligible to receive severance pay under the Company’s severance plan that is available to substantially all salaried employees.

The Executive Severance Plan does not provide for any payments or benefits based solely on a change-in-control of MetLife. Rather, the Plan provides for severance pay and related benefits only if the executive’s employment also ends under certain circumstances.

Additional Change-in-Control Arrangements.    The Company’s stock-based long-term agreements also include change-in-control arrangements. Under these

42	MetLife 2014 Proxy Statement

arrangements, MetLife or its successor may substitute an alternative award of equivalent value and vesting provisions no less favorable than the award being replaced. Unless such substitution occurs, the awards vest immediately upon a change-in-control.

For additional information about change-in-control arrangements, including the Company’s definition of change-in-control for these purposes, see “Potential Payments upon Termination or Change-in-Control at 2013 Fiscal Year-End” beginning on page 63.

MetLife 2014 Proxy Statement	43

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven A. Kandarian,	2013	$1,212,500	$0	$5,854,539	$1,729,089	$5,000,000	$578,929	$239,281	$14,614,338
Chairman of the Board,	2012	$1,066,667	$0	$3,897,031	$3,760,313	$4,200,000	$431,984	$313,016	$13,669,011
President and	2011	$879,167	$0	$3,285,950	$3,343,800	$3,000,000	$0	$121,695	$10,630,612
Chief Executive Officer

John C.R. Hele,	2013	$600,000	$0	$585,460	$172,911	$1,500,000	$9,332	$19,397	$2,887,100
Chief Financial Officer	2012	$195,769	$450,000	$1,027,795	$967,105	$450,000	$0	$0	$3,090,669

William J. Wheeler,	2013	$750,000	$0	$2,122,270	$626,795	$3,250,000	$82,514	$124,430	$6,956,009
President, Americas	2012	$750,000	$0	$1,503,586	$1,450,836	$1,750,000	$587,801	$148,692	$6,190,915
	2011	$650,000	$0	$2,817,459	$2,869,350	$2,000,000	$492,393	$139,285	$8,968,487

Martin J. Lippert,	2013	$618,750	$0	$1,756,381	$518,723	$1,750,000	$189,823	$0	$4,833,677
Executive Vice
President, Global
Technology & Operations

Christopher G. Townsend,	2013	$503,751	$200,000	$951,349	$280,973	$900,000	$0	$697,608	$3,533,681
President, Asia(5)

(1)

Mr. Hele was paid a sign-on bonus in 2012. If Mr. Hele had left MetLife before the first anniversary of beginning employment, he would have owed repayment on a pro rata basis. The amount of the payment is 15% of the amount in the Total column for Mr. Hele, rounded to the nearest whole number. Mr. Townsend was paid a sign-on bonus in 2013 on the first anniversary of the date his employment began. The amount of the payment is 6% of the amount in the Total column for Mr. Townsend, rounded to the nearest whole number.

(2)

Mr. Kandarian’s 2011 Stock Awards and Option Awards included special grants in recognition of his appointment to Chief Executive Officer in addition to amounts determined under the Company’s general executive compensation practices. Mr. Wheeler’s 2011 Stock Awards and Option Awards included special grants in recognition of the critical nature of his role and to encourage him to continue to provide a high level of performance that will create value for the Company’s shareholders. These grants were in addition to amounts determined under the Company’s general executive compensation practices.

(3)

Mr. Wheeler’s 2012 AVIP award was lower than his 2011 AVIP award. However, his Total Compensation for 2012 performance, and in expectation of contribution to future performance, including base salary paid in 2012, annual incentive award for 2012, and stock-based long-term incentive awards granted in 2013, was higher than for 2011.

(4)

The present value of accumulated pension benefits for Mr. Kandarian declined by $32,633 in 2011. See the discussion of “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the narrative accompanying the Summary Compensation Table in the Company’s 2012 Proxy Statement. Mr. Hele began employment in 2012 and had no increase in present value of accumulated benefits as of December 31, 2012. Mr. Hele will not be eligible for pension benefits under the applicable pension plan until he has one year of service. Mr. Townsend did not participate in a defined benefit pension plan in 2013.

(5)	Amounts for Mr. Townsend that were denominated, accrued, earned, or paid in Hong Kong Dollars have been converted to U.S. dollars at a rate of H.K.$1 = U.S.$0.13.

44	MetLife 2014 Proxy Statement

Basis for the information in the Summary Compensation Table

The amounts reported in the table above for 2013 include several elements that were not yet paid to the Named Executive Officers in 2013. The table includes items such as salary and cash incentive compensation that have been earned. It also includes the grant date fair value of Share-based long-term incentive awards granted in 2013 which may never become payable or may ultimately have a value that differs substantially from the values reported in this table. The table also includes changes in the value of pension benefits from prior year-end to year-end 2013 which will become payable only after the Named Executive Officer ends employment. The items and amounts reported in the table above for 2012 and 2011 bear a similar relationship to performance and amounts paid or payable in those years.

In addition, the amounts in the Total column do not represent “Total Compensation” as defined for purposes of the Company’s compensation structure and philosophy, and include elements that do not relate to 2013 performance. For additional information, see the Compensation Discussion and Analysis beginning on page 28.

The Named Executive Officers were determined as follows:

•	Mr. Kandarian served as Chief Executive Officer for 2013.

•	Mr. Hele served as Chief Financial Officer for 2013.

•

Mr. Wheeler, Mr. Lippert and Mr. Townsend are Named Executive Officers because their respective compensation amounts, determined using the rules that pertain to the Summary Compensation Table, excluding change in pension value, were the highest three among those serving as Executive Group members at the conclusion of 2013, excluding those who had served as Chief Executive Officer or Chief Financial Officer during 2013.

The Company is required to include compensation in the Summary Compensation Table for years prior to 2013 to the extent that it was disclosed in any of its prior Proxy Statements. Mr. Hele was not a Named Executive Officer in the Company’s 2012 Proxy Statement. As a result, his compensation for 2011 is not reported in the table above. Neither Mr. Lippert nor Townsend was a Named Executive Officer in the Company’s 2013 or 2012 Proxy Statements. As a result, neither of their respective compensation for 2012 or 2011 is reported in the table above.

The amounts in each of the columns of the Summary Compensation Table are further discussed below.

Salary

The amount reported in the Salary column is the amount of base salary earned by each Named Executive Officer in that year.

For 2013, the relationship of the amount of each Named Executive Officer’s base salary payments to the amount in the Total column, rounded to the nearest whole number, is:

Executive	Base Salary Payments as a Percentage of Total Column
Steven A. Kandarian	8%
John C.R. Hele	21%
William J. Wheeler	11%
Martin J. Lippert	13%
Christopher G. Townsend	14%

Stock Awards

Performance Shares and Performance Units.    Performance Share awards were made pursuant to the 2005 Stock and Incentive Plan. Performance Unit awards were made pursuant to the MetLife, Inc. Performance Unit Incentive Compensation Plan. No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2013 Fiscal Year-End” beginning on page 63.

Performance Shares are paid in Shares. The payout for Performance Units is determined in an identical manner to that of Performance Shares, but payout is made in cash using the price of Shares.

2013 Performance Share and Performance Unit Awards.    On February 26, 2013, the Compensation Committee granted Performance Units to Mr. Townsend and Performance Shares to each other Named Executive Officer.

The Performance Shares and Performance Units granted in 2013 are payable after the end of the three-year performance period from January 1, 2013 to December 31, 2015. In order for these Performance Shares and Performance Units to be eligible to be fully tax deductible under Section 162(m), the Compensation Committee established separate threshold goals. As a result, for those awards to become payable, the Company must generate either (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses), either for

MetLife 2014 Proxy Statement	45

the third year of the performance period or for the performance period as a whole, or (2) positive TSR either for the third year of the performance period or for the performance period as a whole.

If any of the above income or TSR goals are met, the number of Shares or Units payable at the end of the performance period is calculated by multiplying the number of Performance Shares by a performance factor (from 0% to 175%). The performance factor is to be determined by the Compensation Committee in consideration of the Company’s annual Operating ROE compared to its three-year business plan and TSR during the performance period compared to the Company’s peers.

For a further discussion of the performance goals applicable to the Performance Share and Performance Unit awards in 2013, see the Compensation Discussion and Analysis beginning on page 28.

2012 and 2011 Performance Share Awards.    The Performance Shares granted to the Named Executive Officers in 2012 and 2011 are payable in Shares after the end of the three-year performance periods. In order for these Performance Shares to be eligible to be fully tax deductible under Section 162(m), the Compensation Committee established separate threshold goals. As a result, for those awards to become payable, the Company must generate either (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X) either for the third year of the performance period or for the performance period as a whole, or (2) positive TSR either for the third year of the performance period or for the performance period as a whole.

If any of the above income or TSR goals are met, the number of Shares payable at the end of the performance period is calculated by multiplying the number of Performance Shares by a performance factor (from 0% to 200%). The performance factor is determined by reference to the Company’s performance relative to the Insurance Index Comparators. Such performance is measured on the basis of TSR and change in annual Operating EPS.

The Company’s Operating EPS is measured year over year for each year of the performance period, as compared to the other companies in the Insurance Index Comparators (other than companies which adopt International Financial Reporting Standards before the Company does). For each calendar year, Operating EPS will be defined in the Company’s Quarterly Financial

Supplement for the fourth quarter of the prior year. The determination of Operating Earnings starts with GAAP net income and generally excludes items such as after-tax net investment gains and losses, net derivative gains and losses, after-tax adjustments related to net investment gains and losses, after-tax discontinued operations other than discontinued real estate, and preferred stock dividends, and divides the result by the diluted weighted average number of Shares outstanding. The same definition applicable to each year is used both for purposes of comparing that year to the prior year and for purposes of comparing that year to the subsequent year. The results for each of the three years of the performance period are averaged.

The Company’s TSR is compared to the composite return of the Insurance Index Comparators during the performance period. TSR will be determined using the change (plus or minus) from the initial closing price of a Share to the final closing price of a Share, plus reinvested dividends, for the performance period, divided by the initial closing price of a Share. For this purpose, the initial closing price is the average of the closing prices for the 20 trading days before the performance period, and the final closing price is the average of the closing prices for the 20 trading days prior to and including the final trading day of the performance period.

The following are some significant performance percentiles and their corresponding performance factors:

MetLife TSR minus Insurance Index Comparators TSR equals:	TSR Performance Factor
30% or above	100%
0%	50%
(25)%	25%
(26)% or less	0%

MetLife Rank in Change in Annual Net Operating Earnings Per Share as a Percentile of Insurance Index Comparators	Operating Earnings Per Share Performance Factor
75th or Above	100%
median	50%
25th	25%
below 25th	0%

Each of the two performance elements (TSR and Operating EPS) is weighted equally and added together to produce a total performance factor.

If the Company’s TSR for the performance period is zero percent or less, the total performance factor will be multiplied by 0.75 before it is considered final.

Restricted Stock Unit and Restricted Unit Awards.    Restricted Stock Unit awards were made pursuant to the 2005 Stock and Incentive Plan. Restricted Unit awards were made pursuant to the

46	MetLife 2014 Proxy Statement

MetLife, Inc. Restricted Unit Incentive Compensation Plan. No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2013 Fiscal Year-End” beginning on page 63.

2013 Restricted Stock Unit and Restricted Unit Awards.    One-third of each Restricted Stock Unit and Restricted Unit award made to the Named Executive Officers vests and becomes payable on each of the first three anniversaries of the grant date. In order for these awards to be eligible to be fully tax deductible under Section 162(m), the Compensation Committee established separate threshold goals. As a result, for those awards to become payable, the Company must generate either (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses), either for the third year of the performance period or for the performance period as a whole, or (2) positive TSR either for the third year of the performance period or for the performance period as a whole.

Restricted Stock Units are paid in Shares. Restricted Units are paid in cash using the price of Shares.

Method for Determining Amounts Reported.     The amounts reported in this column for Performance Shares and Performance Units were calculated by multiplying the number of shares or units by their respective grant date fair value:

•	$32.20 for February 26, 2013.

•	$31.34 for September 4, 2012.

•	$35.63 for February 28, 2012.

•	$41.97 for March 21, 2011.

•	$43.18 for February 28, 2011.

The amounts reported in this column for Restricted Stock Units and Restricted Units granted on February 26, 2013 were calculated by multiplying the number of units by their grant date fair value of $32.20 per unit.

Those amounts represent the aggregate grant date fair value of the awards under ASC 718 consistent with the estimate of aggregate compensation cost to be recognized over the service period. For Performance Shares and Performance Units, the amounts are based on target performance, which is a total performance factor of 100%. This is the “probable outcome” of the performance conditions to which those awards are subject, determined under ASC 718. The grant date fair values of the Performance Shares and Performance Units granted in 2013 assuming the highest level of performance conditions would be 1.75 times the amounts reported in this column, as the same grant date fair value per share would be used but the total performance factor used would be 175%. The grant date fair values of the Performance Shares and Performance Units granted in 2012 and 2011 assuming the highest level of performance conditions would be double the amounts reported in this column, as the same grant date fair value per share would be used but the total performance factor used would be 200%.

For a description of the assumptions made in determining the expenses of Share awards, see Notes 1 and 16 to the Consolidated Financial Statements in the 2013 Form 10-K, and Notes 1 and 18 to those statements in the Company’s Annual Reports on Form 10-K for 2012 and 2011. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting or payment of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column.

Option Awards

Stock Option awards were made pursuant to the 2005 Stock and Incentive Plan. No monetary consideration was paid by a Named Executive Officer for any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2013 Fiscal Year-End” beginning on page 63.

2013 Awards.    On February 26, 2013, the Compensation Committee granted Stock Options to each Named Executive Officer. Each of these awards had a per option exercise price equal to the closing price of a Share on the grant date: $34.86. The Stock Options will normally become exercisable at the rate of one-third of each grant on each of the first three anniversaries of the grant date, and expire on the day before the tenth anniversary of that grant date.

2012 and 2011 Awards.    The Stock Options granted to the Named Executive Officers in 2012 and 2011 had an exercise price equal to the closing price of a Share on the grant date ($38.29 and $45.79, respectively). The Stock Options will normally become exercisable at the rate of one-third of each grant on each of the first three anniversaries of that grant date, and expire on the day

MetLife 2014 Proxy Statement	47

before the tenth anniversary of that grant date (except for the special grants of 112,500 Stock Options to Mr. Wheeler and 150,000 Stock Options to Mr. Kandarian in 2011, which will normally become exercisable on the third anniversary of their grant date, and which were discussed in further detail in the Company’s 2012 Proxy Statement).

Method for Determining Amounts Reported.    The amounts reported in this column were calculated by multiplying the number of Stock Options or Unit Options by a grant date fair value per option of:

•	$9.51 for the Stock Options granted on February 26, 2013.

•	$9.83 for September 4, 2012.

•	$11.46 for February 28, 2012.

•	$14.58 for the special grants to Mr. Wheeler and Mr. Kandarian on March 21, 2011.

•	$14.46 for February 23, 2011.

Those amounts represent the aggregate grant date fair value of the Stock Options granted in each year under ASC 718, consistent with the estimate of aggregate compensation cost to be recognized over the service period.

For a description of the assumptions made in determining the expenses, see Notes 1 and 16 to the Consolidated Financial Statements in the 2013 10-K, and Notes 1 and 18 to those statements in the Company’s Annual Reports on Form 10-K for 2011 and 2010. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting or payment of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column. In each case, the grant date of the awards was the date that the Compensation Committee approved the awards.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column for each Named Executive Officer include the 2013 AVIP awards made in February 2014 by the Compensation Committee to each of the Named Executive Officers, which are based on 2013 performance. The AVIP awards are payable in cash by March 15, 2014. The factors considered and analyzed by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis. For a description of the maximum award formula that applied to the awards for tax deductibility purposes, see the table entitled “Grants of Plan-Based Awards in 2013” on page 51.

Amounts reported in this column for 2012 and 2011 are AVIP awards with a similar relationship to performance in those years. The basis of these awards is discussed further in the Company’s 2012 and 2011 Proxy Statements, respectively.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2013 represent any aggregate increase during 2013 in the present value of accumulated pension benefits for each of the Named Executive Officers. These increases reflect additional service in 2013, any increase in base salary compensation rate in 2013, and (for U.S.-based Named Executive Officers) annual incentive awards payable in March 2013 for services in 2012.

Mr. Hele began employment in 2012 and had no increase in present value of accumulated benefits for 2013. Mr. Hele was not eligible for pension benefits under the applicable pension plan until he had completed one year of service. Mr. Townsend did not participate in a defined benefit pension plan in 2013.

The U.S.-based Named Executive Officers participate in the same retirement program that applies to other administrative employees in the U.S. For all employees in the Traditional Formula for their entire career who reach full benefit status, the program, when combined with social security benefits, generally replaces 60% of final average cash compensation upon retirement.

For a description of pension benefits, including the formula for determining benefits, see the table entitled “Pension Benefits at 2013 Fiscal Year-End” on page 56.

None of the Named Executive Officers’ earnings on their nonqualified deferred compensation in 2013, 2012, or 2011 were above-market or preferential. As a result, earnings credited on their nonqualified deferred compensation are not required to be, nor are they, reflected in this column. For a description of the Company’s nonqualified deferred compensation plans and the simulated investments used to determine earnings, see the table entitled “Nonqualified Deferred Compensation at 2013 Fiscal Year-End” on page 59.

48	MetLife 2014 Proxy Statement

All Other Compensation

The amounts reported in this column for 2013 include all other items of compensation:

Executive	Employer Savings and Investment Program and Mandatory Provident Fund Contributions	Perquisites and Other Personal Benefits	Life Insurance Above Standard Formula	Health Insurance Above Standard Formula	Tax Equalization Benefits	Total
Steven A. Kandarian	$216,500	$22,781	$0	$0	$0	$239,281
John C.R. Hele	$3,750	$15,647	$0	$0	$0	$19,397
William J. Wheeler	$100,000	$19,282	$5,148	$0	$0	$124,430
Martin J. Lippert(1)	$0	—	$0	$0	$0	$0
Christopher G. Townsend(2)	$30,225	$219,194	$1,584	$18,665	$427,940	$697,608

(1)	Mr. Lippert’s aggregate amount of perquisites and other personal benefits in 2013 was less than $10,000.

(2)	Amounts for Mr. Townsend that were denominated, accrued, earned, or paid in Hong Kong Dollars have been converted to U.S. dollars at a rate of H.K.$1 = U.S.$0.13.

Company Savings and Investment Program and Mandatory Provident Fund Contributions.    U.S. based eligible employees may make contributions to the Savings and Investment Plan, which is a tax-qualified 401(k) plan. Employer matching contributions are also made to that plan. In 2013, matching contributions to that plan of $10,200 were made for each of Mr. Kandarian and Mr. Wheeler, and of $3,750 for Mr. Hele. No contributions were made for Mr. Lippert, who did not participate in that plan.

Employer contributions are made to the Auxiliary Savings and Investment Plan due to U.S. Internal Revenue Code limits on the amount of compensation that is eligible for contributions to the Savings and Investment Plan.

Employer contributions are also made to the Mandatory Provident Fund, in which Mr. Townsend and other eligible employees in Hong Kong participate. These contributions match contributions made by employees up to limits determined under that fund.

The amount of contributions for each Named Executive Officer, other than those made to the Savings and Investment Plan, is also reflected in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation table on page 59.

Perquisites and Other Personal Benefits.    The Company’s aggregate incremental cost to provide perquisites or other personal benefits to each Named Executive Officer in 2013 (other than for Mr. Lippert) is included in the “All Other Compensation” column for 2013. Mr. Lippert’s perquisites and other personal benefits in 2013 were less than $10,000, and as a result are not reported.

Goods or services provided to the Named Executive Officers are perquisites or personal benefits only if they confer a personal benefit on the executive. However, goods or services that are directly and integrally related to the executive’s job duties, or are offered generally to all employees, or for which the executive fully reimbursed the Company are not perquisites or personal benefits. Each type of perquisite or other personal benefit is discussed below.

Personal Car Service in the U.S.    These amounts include the cost paid by the Company for car service provided by vendors for personal travel. Where the Company used its own vehicles, the cost of tolls, fuel, and driver overtime compensation is included.

Personal Company Aircraft Use.    These amounts include the variable costs for personal use of aircraft that were charged to the Company by the vendor that operates the Company’s leased aircraft for trip-related crew hotels and meals, landing and ground handling fees, hangar and parking costs, in-flight catering and telephone usage, and similar items. Fuel costs were calculated based on average fuel cost per flight hour for each hour of personal use. Because the aircraft is leased primarily for business use, fixed costs such as lease payments are not included in these amounts. The Company does not require the Chief Executive Officer to use the Company’s aircraft for all personal and business travel.

Personal Conference, Event, and Travel.    These amounts include the costs incurred by the Company for personal items for the Named Executive Officer at a Company business conference or meeting, at MetLife Stadium or at other events, and for personal guests of the Named Executive Officer at such events. Costs for

MetLife 2014 Proxy Statement	49

personal security on certain business trips outside the United States, and costs paid to a vendor to make personal travel reservations for the Named Executive Officers or their family members, are also included.

Overseas Assignment Benefits.    The Company provided Mr. Townsend $96,608 in housing, a subsidy of children’s education of $100,761, and tax preparation services in or for 2013 in connection with his assignment in Hong Kong. The Company’s incremental costs to provide these items are included in the table above.

Life Insurance Coverage Above Standard Formula.    In 2003, the Company discontinued its split-dollar life insurance programs in which a small group of senior officers and some other employees and agents participated. Former participants in those programs were given the opportunity to continue to receive group life insurance coverage at the levels that were provided under the program. The amounts shown in the table above for Mr. Wheeler reflect the additional cost to the Company in 2013 to provide group life insurance coverage at those former levels over and above the cost for the standard group life coverage.

Employees in Hong Kong, including Mr. Townsend, are provided life insurance at levels that vary based on compensation grade level. The cost of providing such coverage to Mr. Townsend in 2013 is reflected in the table above.

Health Insurance Above Standard Formula.    Employees in Hong Kong, including Mr. Townsend, are provided health benefits at levels that vary based on compensation grade level. The cost of providing such benefits to Mr. Townsend in 2013 is reflected in the table above.

Tax Equalization Benefits.    The Company will pay any income taxes Mr. Townsend owes as a result of 2013 travel on Company business in excess of what he would have owed had he provided the services in his home jurisdiction. The amount reflected in the table above is an estimate of such taxes, as Mr. Townsend’s precise liability has yet been determined. The estimate is based on extensive travel to multiple jurisdictions in Asia and elsewhere in furtherance of MetLife’s business. For further information, see “Business Travel Income Tax Equalization” on page 42.

50	MetLife 2014 Proxy Statement

Grants of Plan-Based Awards in 2013

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares or Units Underlying Options (#)	Exercise Price of Options ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven A. Kandarian	February 11, 2013	$10,000,000
	February 26, 2013		30,303	121,212	212,121				$6,164,842
	February 26, 2013					60,606			$1,951,513
	February 26, 2013						181,818	$34.86	$1,729,089

John C.R. Hele	February 11, 2013	$10,000,000
	February 26, 2013		3,030	12,121	21,212				$616,474
	February 26, 2013					6,061			$195,164
	February 26, 2013						18,182	$34.86	$172,911

William J. Wheeler	February 11, 2013	$10,000,000
	February 26, 2013		10,985	43,939	76,893				$2,234,738
	February 26, 2013					21,970			$707,434
	February 26, 2013						65,909	$34.86	$626,795

Martin J. Lippert	February 11, 2013	$10,000,000
	February 26, 2013		9,091	36,364	63,637				$1,849,473
	February 26, 2013					18,182			$585,460
	February 28, 2013						54,545	$34.86	$518,723

Christopher G. Townsend	February 11, 2013	$10,000,000
	February 26, 2013		4,924	19,697	34,470				$1,001,789
	February 26, 2013					9,848			$317,106
	February 26, 2013						29,545	$34.86	$280,973

Non-Equity Incentive Plan Awards

In February, 2013, the Compensation Committee made each Named Executive Officer eligible for an AVIP award for 2013 performance of up to $10 million, if the Company attained either of two Section 162(m) performance goals in 2013. Those goals were: (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses); or (2) positive TSR. These goals were established for the purpose of making AVIP awards to certain of the Company’s executives for 2013 eligible for the “performance-based” exemption from the limits on tax deductibility under Section 162(m). This limit is labeled “maximum” in this table. No amounts were established as minimum or target awards.

The amounts of the 2013 AVIP awards paid to the Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 44. The factors and analysis of results considered by the Compensation

Committee in determining the 2013 AVIP awards are discussed in the Compensation Discussion and Analysis.

Equity Incentive Plan Awards

The amounts in these columns reflect a range of potential payouts for Performance Shares or Performance Units granted to each Named Executive Officer in 2013. In each case, it is also possible that no payout will be made.

If the 25% threshold performance factor in the guidelines approved by the Compensation Committee applies, each Named Executive Officer would receive the number of Performance Shares (or Performance Units) reflected in the Threshold column of this table. If the target performance factor applies, each Named Executive Officer would receive the number of Performance Shares or Performance Units reflected in the Target column of the table. The maximum performance factor of 175% is reflected in the Maximum column of the table.

For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table on page 44.

MetLife 2014 Proxy Statement	51

All Other Stock Awards

The amounts in these columns reflect the potential payout for Restricted Stock Units or Restricted Units granted to each Named Executive Officer in 2013. In each case, it is also possible that no payout will be made.

For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table on page 44.

All Other Option Awards

For a description of the material terms and conditions of these awards, see the Summary Compensation Table on page 44.

52	MetLife 2014 Proxy Statement

Outstanding Equity Awards at 2013 Fiscal Year-End

This table presents information about:

•	Stock Options granted to the Named Executive Officers that were outstanding on December 31, 2013 because they had not been exercised or forfeited as of that date.

•

Performance Shares and Performance Units granted to the Named Executive Officers that were outstanding on December 31, 2013 because they had not vested or become payable as of that date (except for the Performance Shares for the performance period of January 1, 2011 to December 31, 2013, which vested on December 31, 2013, but for which the amounts payable are not yet known).

•	Restricted Stock Units and Restricted Units granted to the Named Executive Officers that were outstanding on December 31, 2013 because they had not vested or become payable as of that date.

The awards reported in this table include awards granted in 2013, which are also reported in the Summary Compensation Table on page 44 and the table entitled “Grants of Plan-Based Awards in 2013” on page 51.

	Option Awards(1)(2)(3)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)

Steven A. Kandarian	35,000		$50.12	February 27, 2016
	45,000		$62.80	February 26, 2017
	43,500		$60.51	February 25, 2018
	53,400		$23.30	February 23, 2019
	106,800		$23.30	February 23, 2019
	80,000		$34.84	February 22, 2020
	53,334	26,666	$45.79	February 22, 2021
		150,000	$44.59	March 20, 2021
	109,375	218,750	$38.29	February 27, 2022
		181,818	$34.86	February 25, 2023
					60,606	$3,267,876
							585,871	$31,590,164

John C.R. Hele	32,795	65,588	$34.00	September 3, 2022
		18,182	$34.86	February 25, 2023
					6,061	$326,809
							86,802	$4,680,350

William J. Wheeler	35,000		$38.47	April 14, 2015
	45,000		$50.12	February 27, 2016
	50,000		$62.80	February 26, 2017
	46,500		$60.51	February 25, 2018
	65,000		$23.30	February 23, 2019
	130,000		$23.30	February 23, 2019
	84,000		$34.84	February 22, 2020
	56,668	28,332	$45.79	February 22, 2021
		112,500	$44.59	March 20, 2021
	42,200	84,400	$38.29	February 27, 2022
		65,909	$34.86	February 25, 2023
					21,970	$1,184,622
							293,893	$15,846,724

Martin J. Lippert	25,000	12,500	$29.50	September 5, 2021
	10,934	21,866	$38.29	February 27, 2022
		54,545	$34.86	February 25, 2023
					30,682	$1,654,373
							110,537	$5,960,155

Christopher G. Townsend	14,789	29,576	$30.43	July 31, 2022
		29,545	$34.86	February 25, 2023
					9,848	$531,004
							64,048	$3,453,455

MetLife 2014 Proxy Statement	53

(1)

Each of these Option Awards is a Stock Option. Each has an expiration date that is the day before the tenth anniversary of its grant date. Except as described in note 2 to this table, each of the Stock Options for each Named Executive Officer will become exercisable at a rate of one-third of each annual grant on each of the first three anniversaries of the grant date, subject to conditions.

(2)	Mr. Kandarian’s and Mr. Wheeler’s Stock Options that expire on March 20, 2021 will become exercisable on the third anniversary of their grant date, subject to conditions.

(3)

Portions of Mr. Kandarian’s outstanding Stock Options have been effectively transferred other than for value under a domestic relations order: 17,500 of those expiring in 2016; 19,125 of those expiring in 2017; 11,310 of those expiring in 2018; and 4,000 of those expiring in 2020.

(4)	Each of these Stock Awards are Restricted Stock Units, except for Mr. Townsend’s Stock Awards which are Restricted Units.

(5)

The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Restricted Stock Units and Restricted Units reflected in the column entitled “Number of Shares or Units of Stock That Have Not Vested” multiplied by the closing price of a Share on December 31, 2013, the last business day of that year.

(6)	This column reflects outstanding Performance Shares and (for Mr. Townsend) Performance Units for the following performance periods for each Named Executive Officer:

	2011-2013	2012-2014	2013-2015
Steven A. Kandarian	77,500	109,375	121,212
John C.R. Hele	0	32,795	12,121
William J. Wheeler	66,300	42,200	43,939
Martin J. Lippert	12,500	10,950	36,364
Christopher G. Townsend	0	14,789	19,697

None of these Performance Shares and Performance Units has been paid. If they are paid, the amount that is paid may be different than the amounts reflected in this table. Under the terms of the awards, the number of Shares (or their equivalent in cash) that will be paid, if any, will be determined using a performance factor based upon a three-year performance period.

The number of Performance Shares or Performance Units in this column for each Named Executive Officer is the maximum amount that could become payable. The amounts have been determined by (1) multiplying the aggregate Performance Shares or Performance Units awarded to each Named Executive Officer for the 2011-2013 and 2012-2014 performance periods described above by a hypothetical performance factor of 200%; and (2) multiplying the aggregate Performance Shares or Performance Units granted to each Named Executive Officer for the 2013-2015 performance period described above by a hypothetical performance factor of 175%. This hypothetical performance factor is the maximum performance factor that could be applied to the awards. The maximum performance factor has been used because it was not possible to determine the Company’s performance in 2013 or 2014 in comparison to the performance of other Insurance Index Comparators at the time this Proxy Statement was filed. See the Summary Compensation Table on page 44 for a description of the terms of the Performance Share and Performance Unit awards.

In each case, the Performance Shares and Performance Units vest on December 31 of the final calendar year of the performance period, subject to conditions. As a result, none of the Performance Shares and Performance Units reflected in this column has vested, with the exception of the Performance Shares or Performance Units for the performance period of 2011-2013. The final number of Performance Shares payable for the 2011-2013 period is not yet known, and will be determined by the Company’s performance in comparison to the performance of the Insurance Index Comparators over the three-year performance period and be payable in the second quarter of 2014. The amount that is payable may be different than the amounts reflected in this table.

(7)

The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Performance Shares and Performance Units reflected in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of a Share on December 31, 2013, the last business day of that year.

54	MetLife 2014 Proxy Statement

Option Exercises and Stock Vested in 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven A. Kandarian	0	$0	24,840	$818,230
John C.R. Hele	0	$0	0	$0
William J. Wheeler	40,000	$626,344	25,760	$848,534
Martin J. Lippert	0	$0	0	$0
Christopher G. Townsend	0	$0	0	$0

Option Awards

The amounts for value realized on exercise of Option Awards represent the aggregate value realized upon the exercise of vested Stock Options or Unit Options. The value realized upon the exercise of each award is the difference between the market value of Shares when the Stock Option or Unit Option was exercised and the exercise price of the Stock Option or Unit Option.

Stock Awards

These amounts reflect payouts of Performance Shares for the 2010-2012 performance period, which vested on December 31, 2012. The value realized on vesting was determined using the closing price of Shares on the last business day of 2012.

The number of Shares payable for this award was calculated by multiplying the number of Performance Shares by the performance factor that pertained to the awards, which was 92%. This factor was the total of the Operating EPS Performance Factor and the TSR Performance Factor, each of which could have been as low as 0% and as high as 100%.

The factor based on the Company’s Operating EPS was 91%. This was the average percentage determined by the Company’s year-over-year change in Operating EPS relative to other Standard and Poor’s Insurance Index comparators for each of the three years of the performance period:

Year	Company Performance	Performance Factor
2010	above 75th percentile	100%
2011	above 75th percentile	100%
2012	61st percentile	72%

The factor based on the Company’s TSR was 32%. This was determined by comparing the Company’s performance relative to that of other Standard & Poor’s Insurance Index comparators with respect to TSR for the performance period. The TSR of the Insurance Index Comparators, less MetLife’s TSR, was (18%). That result produced a performance factor of 32%.

Under the terms of the 2010-2012 Performance Share awards, because the Company’s TSR for the performance period was negative, the resulting Performance Factor of 123% was reduced by 25%. The result was the 92% Performance Factor used to determine the payout.

Each Named Executive Officer who had a Performance Share award for the 2010-2012 performance period had the opportunity to defer the Shares payable for that award. Mr. Kandarian deferred receipt of 95% of the Shares payable to him.

The Performance Shares for the 2011-2013 performance period have vested, but the actual amounts payable are not yet known and are not reflected in this table. See the table entitled “Outstanding Equity Awards at 2013 Fiscal Year-End” on page 53 for more information about the Named Executive Officers’ Performance Shares for this performance period. The amounts payable for the 2011-2013 performance period will be reflected in the table entitled “Option Exercises and Stock Vested in 2014” in the Company’s 2015 Proxy Statement.

MetLife 2014 Proxy Statement	55

Pension Benefits at 2013 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Steven A. Kandarian	Retirement Plan	8.75	$128,988
	Auxiliary Pension Plan	8.75	$1,635,998
John C.R. Hele	Retirement Plan	1.333	$9,332
	Auxiliary Pension Plan	1.333	$0
William J. Wheeler	Retirement Plan	16.25	$379,653
	Auxiliary Pension Plan	16.25	$2,453,761
Martin J. Lippert	Retirement Plan	2.333	$30,027
	Auxiliary Pension Plan	2.333	$169,310

Pension Benefits for U.S.-Based Executives

The U.S.-based Named Executive Officers are eligible to participate in the Retirement Plan and the Auxiliary Pension Plan. Eligible employees qualify for pension benefits after one year of service and become vested in their benefits after three years of service.

Pension Plans.    Pension benefits are paid under two separate plans, primarily due to tax requirements. The Retirement Plan is a tax-qualified defined benefit pension plan that provides benefits for eligible employees on the United States payroll. The U.S. Internal Revenue Code imposes limitations on eligible compensation and on the amounts that can be paid under the Retirement Plan. The purpose of the Auxiliary Pension Plan is to provide benefits which eligible employees would have received under the Retirement Plan if these limitations were not imposed. Benefits under the Auxiliary Pension Plan are calculated in substantially the same manner as they are under the Retirement Plan. The Auxiliary Pension Plan is unfunded, and benefits under that plan are general promises of payment not secured by any rights to Company property.

Determination of Benefits.    An employee’s benefit is calculated under either one or a combination of two different formulas, only one of which applies to any given period of service. Mr. Wheeler’s benefit will be determined using the Traditional Formula for service prior to 2003 and the Personal Retirement Account Formula for service in 2003 and later. Each other Named Executive Officer’s respective benefit will be determined exclusively under the Personal Retirement Account Formula. Mr. Wheeler had sufficient service as of year-end 2013 to be fully vested in both his Traditional Formula benefit and Personal Retirement Account

Formula benefit. Mr. Kandarian had sufficient service as of year-end 2013 to be fully vested in his Personal Retirement Account Formula benefit.

The Personal Retirement Account Formula is based on amounts contributed or credited for each participant based on the participant’s eligible compensation, plus interest. All employees hired (or rehired) on or after January 1, 2002 accrue benefits for 2002 and later under the Personal Retirement Account Formula. Under the Personal Retirement Account Formula, an employee is credited each month with an amount equal to 5% of eligible compensation up to the Social Security wage base (for 2013, $113,700), plus 10% of eligible compensation in excess of that wage base. In addition, amounts credited to each employee earn interest at an approximation of the U.S. government’s 30-year Treasury securities rate.

The Traditional Formula is based on length of service and final average compensation. The Traditional Formula is used to calculate benefits for each eligible employee’s service before 2002. Employees hired before 2002 who remained employed throughout 2002 accrued benefits for 2002 under the Traditional Formula. These employees were given the opportunity to continue accruing their pension benefits under the Traditional Formula for service in 2003 and later or to begin accruing benefits for 2003 and later under the Personal Retirement Account Formula.

The annual benefit under the Traditional Formula is determined by multiplying the employee’s years of service (up to 35) by the sum of (1) 1.1% of the employee’s final average compensation up to the average Social Security wage base over the past 35 years, and (2) 1.7% of the employee’s final average

56	MetLife 2014 Proxy Statement

compensation in excess of the average Social Security wage base over the past 35 years. Employees who served more than 35 years also receive 0.5% of final average compensation multiplied by years and months of service in excess of 35 years. An employee’s final average compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining the consecutive five-year period during which the employee’s eligible compensation (including base salary and eligible annual incentive awards) produces the highest average annual compensation.

Beginning January 1, 2010, the same final average compensation formula that applies to qualified Traditional Formula benefits for all eligible employees applies to Traditional Formula benefits for senior officers under the Auxiliary Pension Plan: by looking back at the 10-year period prior to retirement or termination of employment and determining the consecutive five-year period during which the employee’s eligible compensation (including base salary and eligible annual incentive awards) produces the highest average annual compensation. Benefits accrued through 2009 will not be affected by this change.

In early 2009, the final average compensation under the Auxiliary Pension Plan for each participant, including each Executive Group member, was capped at $4.6 million. The purpose of this limitation is to reduce expected future pension accruals, thus limiting future increases in benefits, and that has been its effect.

For pension benefit purposes, the 2009 annual incentive awards, which were paid outside of AVIP, are considered on the same basis as AVIP awards.

Form of Payment of Benefits.    Whether an employee’s pension benefit is determined under the Traditional Formula or (except with respect to amounts accrued under the Auxiliary Pension Plan during or after 2005) the Personal Retirement Account Formula, the employee may choose to receive the benefit as a life annuity, life annuity with term certain, contingent survivor annuity, or first-to-die annuity. Amounts accrued during or after 2005 under the Auxiliary Pension Plan that are determined by the Personal Retirement Account Formula are paid in a lump sum. Employees may choose a lump sum payout of any of the rest of their vested benefits under the Personal Retirement Account Formula at termination of their employment or later. The Named Executive Officer participants could also have selected, no later than December 31, 2008 and subject to the approval of the Compensation Committee or its designee, the timing and form of the Traditional Formula benefit payment under the Auxiliary Pension Plan, including a lump sum payment. The actuarial value of all forms of payment is substantially equivalent.

Retirement Eligibility.    Normal Retirement Eligibility applies at age 65 with at least one year of service. An employee is eligible for early Retirement Eligibility beginning at age 55 with 15 years of service. Each year of age over age 57 1/2 reduces the number of years of service required to qualify for early retirement, until normal Retirement Eligibility at age 65 and at least one year of service.

The Traditional Formula benefit may not be paid to employees before they become Retirement Eligible. Early retirement payments for Traditional Formula participants are reduced from normal retirement benefits by an early retirement factor that depends on the employee’s age at the time payments begin and years of service at the end of employment. If an employee has 20 years of service or more and is Retirement Eligible, the factors range from 72% at age 55 to 100% at age 62. If an employee does not have 20 years of service at the end of employment, the factors range from 54.8% at age 55 to 100% at age 65.

However, attaining Retirement Eligibility does not affect Personal Retirement Account benefits. Personal Retirement Account participants qualify to be paid their full vested benefit when their employment ends. Because Personal Retirement Account benefits are based on total amounts credited for the employee and not final average compensation, those benefits are not reduced for any early retirement.

Attaining Retirement Eligibility also affects whether an employee retains stock-based long-term incentive awards. See the text accompanying the table entitled “Potential Payments upon Termination or Change-in-Control at 2013 Fiscal Year-End” on page 63 for a discussion of these effects as of 2013 year-end.

Of the Named Executive Officers based in the U.S., only Mr. Kandarian was Retirement Eligible during 2013.

Compliance with Section 409A Requirements.    Amounts that were vested in the Auxiliary Pension Plan after 2004 are subject to the requirements of U.S. Internal Revenue Code Section 409A (Section 409A). Participants had the opportunity in 2008 to choose their form of payment (including a lump sum) for their accrued benefit, so long as they did not begin receiving payments in the year of the election. Payments of amounts that are subject to the requirements of Section 409A to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation, as required by Section 409A.

MetLife 2014 Proxy Statement	57

Present Value Calculation Assumptions.    The present value of each Named Executive Officer participant’s accumulated pension benefits is reported in the table above using certain assumptions. In the case of each Named Executive Officer with a benefit determined in part under the Traditional Formula, the assumptions used in the determination of present value as of December 31, 2013 include assumed retirement at the earliest date the executive could retire with full pension benefits. This was the earlier of the date the executive reached at least age 62 with at least 20 years of service, or the normal retirement date (age 65). Otherwise, the assumptions used were the same as those used for financial reporting under GAAP. For a discussion of the assumptions made regarding this valuation, see Notes 1 and 18 to the Consolidated Financial Statements included in the 2013 Form 10-K.

In the case of each Named Executive Officer with a benefit determined exclusively under the Personal Retirement Account Formula, the present value of his benefit as of December 31, 2013 is equal to his Personal Retirement Account balance. Of those Named Executive Officers, only Mr. Kandarian was vested in his benefit as of that date. Vested Personal Retirement Account balances may be paid in full upon termination of employment at any time.

Mr. Townsend

Mr. Townsend did not participate in a defined benefit pension plan in 2013.

58	MetLife 2014 Proxy Statement

Nonqualified Deferred Compensation at 2013 Fiscal Year-End

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Steven A. Kandarian	Leadership Plan	$861,364	$0		$2,630,880	$0	$6,804,199
	Auxiliary SIP	$0	$206,300		$17,065	$0	$665,457

William J. Wheeler	Leadership Plan	$0	$0		$4,580,386	$0	$11,388,163
	Officers Plan	$0	$0	$		$0	$0
	Auxiliary SIP	$0	$89,800		$22,701	$0	$836,192

Christopher G. Townsend(5)	Mandatory	$1,950	$30,225		$(26)	$0	$47,911
	Provident
	Fund

(1)

The amount in this column for Mr. Kandarian reflects payout of Performance Shares for the 2010-2012 performance period less amounts withheld under tax rules or otherwise not deferred. The full payout amount is included in the table entitled “Option Exercises and Stock Vested in 2013” on page 55. The amounts reported in this column do not appear in the Summary Compensation Table. The amount in this column for Mr. Townsend reflects Mr. Townsend’s Relevant Income and salary payments that were credited as contributions to the Mandatory Provident Fund. These amounts were reported as salary in the Summary Compensation Table for 2013. No employee contributions are made under the Auxiliary SIP.

(2)

Amounts in this column are reported as components of the Company Savings and Investment Program and Mandatory Provident Fund Contributions for 2013 in the “All Other Compensation” column of the Summary Compensation Table on page 44.

(3)

None of the amounts in this column are reported for 2013 in the Summary Compensation Table. See the text pertaining to the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of that table on page 44.

(4)

A portion of the amounts reported in this column is attributable to Company Savings and Investment Program and Mandatory Provident Fund Contributions. These contributions are reflected in the “All Other Compensation” column of the Summary Compensation Tables in the Company’s previous Proxy Statements (beginning in 2007) for Named Executive Officers who appeared in those Proxy Statements: $442,617 for Steven A. Kandarian and $574,339 for William J. Wheeler.

(5)	Amounts for Mr. Townsend that were denominated, accrued, earned, or paid in Hong Kong Dollars have been converted to U.S. dollars at a rate of H.K.$1 = U.S.$0.13.

MetLife 2014 Proxy Statement	59

Deferred Compensation Program for U.S.-Based Employees

The Company’s nonqualified deferred compensation program offers savings opportunities to the U.S.-based Named Executive Officers, as well as hundreds of other eligible employees.

The program for U.S.-based employees consists of a plan for amounts that are subject to the requirements of Section 409A (the MetLife Leadership Deferred Compensation Plan, or Leadership Plan) and a plan for amounts that were vested by December 31, 2004 and are not subject to the requirements of Section 409A (the MetLife Deferred Compensation Plan for Officers, or Officers Plan). Under this program, employees may elect to defer receipt of their base salary and incentive compensation. Income taxation on such compensation is delayed until the employee receives payment. Employees also receive Company contributions under the Auxiliary Savings and Investment Plan. In the table above, the Auxiliary Savings and Investment Plan is referred to as the Auxiliary SIP.

Leadership Plan and Officers Plan. Under the Company’s deferred compensation program for U.S.-based employees, Named Executive Officers based in the U.S. may elect to defer receipt of up to 75% of their base salary, all of their AVIP awards, and any payouts for Performance Share awards. These deferrals are voluntary contributions of the Named Executive Officers’ own earnings.

Payments that would have been made in Shares, but are deferred, remain payable in Shares. This includes deferred payments from Performance Shares, Restricted Stock Units, and the Share payments under the Long Term Performance Compensation Plan formerly maintained by the Company. Cash awards under the Long Term Performance Compensation Plan that were irrevocably deferred in the form of Shares are also payable in Shares. All other deferred compensation is payable in cash.

Participants may elect to receive compensation they have deferred at a specified date before, upon or after retirement. In addition, participants may elect to receive payments in a single lump sum or in up to 15 annual installments. However, despite a participant’s election, payment is generally made in full in a single lump sum should the executive terminate employment with the Company before becoming Retirement Eligible or Bridge Eligible. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

The terms of the Officers Plan and the Leadership Plan are substantially similar, except that: (1) under the Officers Plan, participants may choose to receive amounts not subject to Section 409A at any time with a 10% reduction; and (2) payments under the Leadership Plan to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation.

The Company offers a number of simulated investments under the deferred compensation program. Participants may generally choose the simulated investments for their deferred cash compensation at the time they elect to defer compensation, and may change the simulated investment selections for their existing account balances up to six times each calendar year. The table below reflects the simulated investment returns for 2013 on each of the alternatives offered under the program. The MetLife Deferred Shares Fund is available exclusively for deferred Shares. The MetLife Common Stock Fund is available for deferred cash compensation. Each of these two funds reflects changes in value of Shares plus the value of imputed reinvested dividends.

Simulated Investment	2013 Return
Auxiliary Fixed Income Fund	2.89%
Lord Abbett Bond Debenture Fund	8.17%
Oakmark Fund	37.29%
Small Cap Equity Fund	38.33%
Oakmark International Fund	29.34%
S&P 500© Index	32.39%
Russell 2000© Index	38.82%
MSCI EAFE© Index	22.78%
Barclays Capital U.S. Aggregate Bond Index	(2.02)%
BofA Merrill Lynch U.S. High Yield Index	7.42%
MSCI Emerging Markets Index	(2.60)%
MetLife Deferred Shares Fund	67.28%
MetLife Common Stock Fund	67.28%

Each simulated investment was available for the entirety of 2013.

60	MetLife 2014 Proxy Statement

Auxiliary Savings and Investment Plan. Eligible U.S.-based Named Executive Officers and other eligible U.S.-based employees who elected to contribute a portion of their eligible compensation under the tax-qualified Savings and Investment Plan in 2013 received a Company contribution of their eligible compensation in that plan in 2013:

Employee Contribution (as a percentage of eligible compensation)	Company Contribution (as a percentage of eligible compensation)
3%	3%
4%	3.5%
5% or more	4%

The employee’s eligible compensation under the Savings and Investment Plan includes base salary and eligible annual incentive awards.

The U.S. Internal Revenue Code limits compensation that is eligible for employer contributions under the Savings and Investment Plan. In 2013, the Company could not make contributions based on compensation over $255,000. Named Executive Officers and other eligible employees who elected to participate in the Savings and Investment Plan during 2013 were credited with a percentage of their eligible compensation beyond that limit. The Company contribution was determined using the same employee contribution rate as applied under the Savings and Investment Plan. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Savings and Investment Plan.

Employees receive their Auxiliary Savings and Investment Plan balances in a lump sum or in up to 15 annual installments, in either case beginning one year after termination of employment. Employees may elect during their employment to instead delay their payment, or the beginning of their annual payments, up to 10 years after termination of employment.

Amounts in the Auxiliary Savings and Investment Plan are subject to the requirements of Section 409A. Participants were able to elect the time and form of their payments through 2008, which was within the time period permitted for such elections under Section 409A. Participants may change the time and form of their payments after 2008, but the election must be made during employment, is not effective until 12 months after it is made, and must delay the start of benefit payments by at least five years. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a number of simulated investments for their Auxiliary Savings and Investment Plan accounts. These simulated investments were identical to the core funds offered under the Savings and Investment Plan in 2013, except that the rate set for the fixed income fund available under the Auxiliary Savings and Investment Plan cannot exceed 120% of the applicable federal long term rate under U.S. Internal Revenue Code Section 1274(d) at the time that rate is set. Employees may change the simulated investments for new Company contributions to their Auxiliary Savings and Investment Plan accounts at any time.

Employees could change the simulated investments for their existing Auxiliary Savings and Investment Plan accounts up to four times a month in 2013. Beginning in 2010, employees could not allocate more than 10% of their existing Auxiliary Savings and Investment Plan account balances to the MetLife Company Stock Fund (except for any account balance already in the MetLife Company Stock Fund as of January 1, 2010), and could not allocate more than 10% of future contributions to that fund. Fees are charged to employees for moving existing balances out of certain international simulated investments prior to the expiration of pre-established holding periods.

The table below reflects the simulated investment returns for 2013 on each of the alternatives offered under the Auxiliary Savings and Investment Plan.

Simulated Investment	2013 Return
Auxiliary Fixed Income Fund	2.89%
Bond Index Fund	(2.13)%
Balanced Index Fund	7.76%
Large Cap Equity Index Fund	32.26%
Large Cap Value Index Fund	32.33%
Large Cap Growth Index Fund	33.41%
Mid Cap Equity Index Fund	33.34%
Small Cap Equity Fund	38.33%
International Equity Fund	17.04%
MetLife Company Stock Fund	66.96%

The MetLife Company Stock Fund includes a limited proportion of simulated investments in instruments other than Shares.

The Balanced Index Fund was available from July 1, 2013 through December 31, 2013. Each other simulated investment was available for the entirety of 2013.

MetLife 2014 Proxy Statement	61

Mandatory Provident Fund Applicable to Mr. Townsend

Under the Mandatory Provident Fund available to employees in Hong Kong, including Mr. Townsend, eligible employees must defer receipt of 5% of their Relevant Income up to the equivalent of $162.50 per month. Relevant Income refers to wages, salary, leave pay, commission, bonus, gratuity, perquisite, or allowance paid by the employer.

The monthly employer contribution is based on the employee’s years of service: 6% of salary if the employee has less than five years of service, then increasing by 2% at five years of service and by 2% for every five years of completed service thereafter. An employee may make additional, voluntary contributions of between 1% and 5% of monthly salary. If the employee does so, additional employer matching contributions equal to the employee’s contributions up to 2% of monthly salary will also be made.

The matching contribution vests at 10% per year of completed service and is completely vested at ten years of service. An employee who leaves employment or is lawfully dismissed from employment loses unvested matching contributions.

Payments of the employee’s account are generally made in a single lump sum when the employee leaves employment after age 60 or at age 65. If an employee leaves employment before age 60, the employee’s account generally remains in the program and may be transferred to another employer’s Mandatory Provident Fund.

The program offers a number of funds from among which participants may choose to invest some or all of their accounts. Participants may generally change the investments for their new contributions at any time. The table below reflects the investment returns for 2013 on each of the funds offered under the program.

Constituent Fund	2013 Returns
Manulife MPF Japan Equity Fund	34.78%
Manulife MPF Healthcare Fund	31.62%
Manulife MPF North American Equity Fund	30.36%
Manulife MPF International Equity Fund	23.77%
Manulife MPF European Equity Fund	22.69%
Manulife MP Fidelity Growth Fund	16.59%
Manulife MPF Aggressive Fund	16.09%
Manulife MPF 2045 Retirement Fund	15.38%
Manulife MPF 2040 Retirement Fund	15.32%
Manulife MPF 2035 Retirement Fund	15.18%
Manulife MPF 2030 Retirement Fund	14.68%
Manulife MPF 2025 Retirement Fund	13.18%
Manulife MPF Growth Fund	11.03%
Manulife MPF Hong Kong Equity Fund	10.75%
Manulife MPF 2020 Retirement Fund	10.13%
Manulife MPF Fidelity Stable Growth Fund	8.02%
Manulife MPF 2015 Retirement Fund	6.17%
Manulife MPF Pacific Asia Equity Fund	6.06%
Manulife MPF China Value Fund	5.73%
Manulife MPF Hang Seng Index Tracking Fund	4.72%
Manulife MPF Stable Fund	1.91%
Manulife MPF Conservative Fund	0.01%
Manulife MPF Hong Kong Bond Fund	(3.67)%
Manulife MPF International Bond Fund	(3.75)%
Manulife MPF Pacific Asia Bond Fund	(4.18)%
Manulife MPF RMB Bond Fund	0.07%
Manulife MPF Interest Fund	0.01%

The Manulife RMB Bond Fund was available beginning December 16, 2013. Each other investment was available for the entirety of 2013.

Mr. Hele and Mr. Lippert

Mr. Hele and Mr. Lippert did not participate in a defined contribution nonqualified deferred compensation program in 2013.

62	MetLife 2014 Proxy Statement

Potential Payments upon Termination or Change-in-Control at 2013 Fiscal Year-End

The table and accompanying narrative below reflect estimated additional payments or benefits that would have been earned or accrued, or that would have vested or been paid out earlier than normal, had any Named Executive Officer been terminated from employment or had a change-in-control of the Company occurred on the last business day of 2013 (the Trigger Date). The table reflects hypothetical payments and benefits. None of the payments or benefits has actually been made. The table and accompanying narrative also do not include payments or benefits under arrangements available on the same basis generally to all salaried employees in the jurisdiction in which the Named Executive Officer is employed. The Named Executive Officers’ pension benefits and nonqualified deferred compensation are described in the tables entitled “Pension Benefits at 2013 Fiscal Year-End” on page 56 and “Nonqualified Deferred Compensation at 2013 Fiscal Year-End” on page 59, respectively.

		Death		Qualifying Termination (No Change-in-Control)			Change-in-Control		Qualifying Termination (Change-in-Control)
	Voluntary Resignation	Accelerated Stock Options	Payout of Share Awards	Severance Pay	Outplace- ment	Pro-Rata Payout of Share Awards	Accelerated Stock Options	Payout of Share Awards	Severance Pay	Benefits Continuation
Steven A. Kandarian	$0	$8,500,808	$15,701,127	$865,385	$18,500	$0	$8,500,808	$15,701,127	$8,300,000	$179,551
John C.R. Hele	$0	$1,653,062	$2,748,680	$334,615	$18,500	$884,200	$1,653,062	$2,748,680	$4,200,000	$87,134
William J. Wheeler	$0	$3,855,362	$5,829,237	$634,615	$18,500	$1,587,800	$3,855,362	$5,829,237	$5,333,333	$126,484
Martin J. Lippert	$0	$1,686,643	$4,205,544	$360,577	$18,500	$988,900	$1,686,643	$4,205,544	$3,900,000	$90,345
Christopher G. Townsend	$0	$1,257,868	$2,390,489	$280,938	$0	$528,900	$1,257,868	$2,390,489	$2,600,000	$71,146

Voluntary Resignation

None of the Named Executive Officers has a preferential arrangement that calls for any severance pay in connection with a voluntary resignation from employment prior to a change-in-control. Nor in such a case would any additional preferential payments or benefits have been earned or accrued, or have vested or been paid out earlier than normal, in favor of any Named Executive Officer. Mr. Townsend would receive payments determined on the same basis as applies to all other employees in Hong Kong.

A Named Executive Officer who had resigned but was Retirement Eligible as of the Trigger Date would have continued to receive the benefit of the executive’s existing stock-based awards, unless the executive had been involuntarily terminated for cause. For this purpose, “cause” is defined as engaging in a serious infraction of Company policy, theft of Company property or services or other dishonest conduct, conduct otherwise injurious to the interests of the Company, or demonstrated unacceptable lateness or absenteeism. Each of the executive’s Performance Shares and Performance Units would have been paid after the conclusion of the performance period, the executive’s Restricted Stock Units and Restricted Units would have been paid after the conclusion of the restriction period, and all of the executive’s unexercised Stock Options and Unit Options would have continued to vest and remain exercisable for the remainder of their full ten-year term. The executive would also have been eligible for an annual cash incentive award for 2013, at the discretion of the Compensation Committee. These terms apply to all employees who meet the age and service qualifications to become Retirement Eligible and have received such awards. See the table entitled “Outstanding Equity Awards at 2013 Fiscal Year-End” on page 53 for details on the Performance Shares and Stock Options. Of the Named Executive Officers, only Mr. Kandarian was Retirement Eligible as of the Trigger Date.

Any Named Executive Officer who had resigned but was not Retirement Eligible as of the Trigger Date would nevertheless have received any 2011-2013 Performance Shares previously granted to him, because these awards vested on December 31, 2013. The executive would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. Such a Named Executive Officer would have forfeited all other outstanding stock-based compensation awards.

Under the terms of Mr. Townsend’s employment offer letter, the Company could have imposed a Garden Leave

MetLife 2014 Proxy Statement	63

on Mr. Townsend as of the Trigger Date. During such a period, which could not have exceeded three months, Mr. Townsend would have been excluded from working for the Company and would have been prohibited from working for any third party and from competing with the Company. The Company would have had to continue paying Mr. Townsend his compensation during the Garden Leave. Had the Company exercised its right to impose a three month Garden Leave on Mr. Townsend as of the Trigger Date, Mr. Townsend’s salary payments would have cost $167,917.

Death

In the unlikely event that a Named Executive Officer had died on the Trigger Date, that executive’s stock-based awards would have vested and become payable immediately. The Company would have paid the executive’s unvested Performance Shares and Performance Units using 100% of Performance Shares granted (Target Performance), and would have paid out the executive’s unvested Restricted Stock Units and or Restricted Units. All of the executive’s Stock Options would have become immediately exercisable. These terms apply to all employees of the Company who have been granted such awards. The payment on stock-based awards reflected in the table above was calculated using the closing price of Shares on the Trigger Date (the Trigger Date Closing Price).

Qualifying Termination (No Change-in-Control)

None of the Named Executive Officers has an employment agreement or other arrangement that calls for any severance pay in connection with a termination of employment for cause. If one of these Named Executive Officers had been terminated for cause, the executive’s unvested Performance Shares, Performance Units, and Restricted Stock Units, and all of the executive’s Stock Options, would have been forfeited and the executive would have received no annual award for 2013 performance. For the definition of cause for this purpose, see above under “Voluntary Resignation.”

Had such a Named Executive Officer been terminated from employment due to job elimination without a change-in-control having occurred, the executive would have been eligible for severance pay under a severance program for all officer-level employees (or, in Mr. Townsend’s case, equivalent terms promised to him in his employment offer letter). The severance pay would have been equal to 28 weeks base salary plus one week for every year of service, up to 52 weeks base salary. In order to receive any severance pay, the executive would have had to enter into a separation agreement that would have included a release of employment-related claims against the Company (a Separation Agreement). Each executive would also have been entitled to outplacement services. The cost of these payments and services is reflected in the table above.

If such a Named Executive Officer’s termination had been due to performance, the amount of severance pay would have been one-half of what it would have been in the case of job elimination.

An employee who would have been Bridge Eligible had the employee been involuntarily terminated with severance pay on the Trigger Date would have received the benefit of all stock-based awards made in 2005 or later on the same basis as those who were Retirement Eligible. In order to be Bridge Eligible, an employee must enter into a Separation Agreement. None of the Named Executive Officers had the requisite age and service to qualify for Bridge Eligibility as of the Trigger Date.

Any of the Named Executive Officers whose employment was terminated with severance pay and who was neither Retirement Eligible nor Bridge Eligible as of the Trigger Date would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. Nevertheless, each would have received payout for his 2011-2013 Performance Shares and Performance Units, because these awards vested at the end of the performance period on December 31, 2013.

Such a Named Executive Officer would have been offered pro rata payments in consideration of any 2012-2014 and 2013-2015 Performance Shares and Performance Units, contingent on a Separation Agreement. The amount of payment for these Performance Shares and Performance Units would have been determined using the amount of time that had passed in the performance period through the date of the termination of employment, the number of Performance Shares or Performance Units granted, the lesser of the performance factor ultimately determined for that three-year performance period or target performance (100%), and the lesser of the closing price of Shares on the date of grant and the closing price of Shares on the date the Compensation Committee determined the performance factor for that performance period. Such payments would not have been made until after the end of the applicable performance period.

Such a Named Executive Officer would also have been offered pro rata payments in consideration of any unvested Restricted Stock Units and Restricted Units granted prior to 2013, contingent on a Separation Agreement. The amount of payment would have been determined using the amount of time that had passed in

64	MetLife 2014 Proxy Statement

the performance period through the date of the termination of employment, the number of Restricted Stock Units and Restricted Units granted, and the closing price of Shares on the date of grant.

The estimated cost of these pro rata payments for each Named Executive Officer is reflected in the table above, using the closing price of Shares on the date of grant and a hypothetical 100% performance factor.

Change-in-Control

The Company’s definition of change-in-control is: any person acquires beneficial ownership of 25% or more of MetLife’s voting securities (for this purpose, persons include any group under Rule 13d-5(b) under the Exchange Act, not including MetLife, any affiliate of MetLife, any Company employee benefit plan, or the MetLife Policyholder Trust); a change in the majority of the membership of MetLife’s Board of Directors (other than any director nominated or elected by other directors) occurs within any 24-month period; or a completed transaction after which the previous shareholders of MetLife do not own the majority of the voting shares in the resulting company, or do not own the majority of the voting shares in each company that holds more than 25% of the assets of MetLife prior to the transaction.

Had a change-in-control occurred on the Trigger Date, the Company could have chosen to substitute an award with at least the same value and at least equivalent material terms that complies with Section 409A (an Alternative Award), rather than accelerate or pay out the existing stock-based award. Otherwise, the Company would have paid out the executive’s unvested Performance Shares and Performance Units in cash using Target Performance and the change-in-control price of Shares, and would have paid out the executive’s unvested Restricted Stock Units and Restricted Units using the change-in-control price of Shares. Payment would have been made within 30 days after the change-in-control, except that if the event did not qualify as a change-in-control as defined in Section 409A, then payment would have been made following the end of the three-year performance period originally applicable to the Performance Shares or Performance Units, or following the end of the restriction period applicable to the Restricted Stock Units or Restricted Units.

In addition, if no Alternative Award had been made, each executive’s unvested Stock Options would have become immediately exercisable, and the Compensation Committee could have chosen to cancel each option in exchange for a cash payment equal to the difference between the exercise price of the Stock Option or Unit Option and the change-in-control price.

The estimated cost of these payments and benefits (assuming no Alternative Award) is reflected in the table above. The payment related to unvested stock-based awards was calculated using the Trigger Date Closing Price.

Qualifying Termination (Change-in-Control)

In addition to being eligible to receive the payments described above under “Change-in-Control,” each of the Named Executive Officers is eligible to participate in the Executive Severance Plan. Under this plan, had a change-in-control occurred on the Trigger Date, and had such a Named Executive Officer’s terms and conditions of employment during the three-year period beginning with the Trigger Date (Employment Period) not satisfied specified standards, the Named Executive Officer could have terminated employment and received severance pay and related benefits. These standards include:

•	base pay no lower than the level paid before the change-in-control;

•	annual bonus opportunities at least as high as other Company executives;

•	participation in all long-term incentive compensation programs for key executives at a level at least as high as for other executives of the Company of comparable rank;

•	aggregate annual bonus and long-term compensation awards at least equal to the aggregate value of such awards for any of the three years prior to the change-in-control;

•

a pro rata annual bonus for any fiscal year that extends beyond the end of the three-year period at least equal to the same pro rata portion of any of the three annual bonuses granted prior to the change-in-control;

•	participation in all Company pension, deferred compensation, savings, and other benefit plans at the same level as or better than those made available to other similarly-situated officers;

•	vacation, indemnification, fringe benefits, and reimbursement of expenses on the same basis as other similarly-situated officers; and

•	a work location at the same office as the executive had immediately prior to the change-in-control, or within 50 miles of that location.

In addition, if the Company had terminated a Named Executive Officer’s employment without cause during the Employment Period, the executive would have received severance pay and related benefits. For these purposes, cause is defined as the executive’s conviction or plea of nolo contendere to a felony, dishonesty or gross misconduct which results or is intended to result in

MetLife 2014 Proxy Statement	65

material damage to the Company’s business or reputation, or repeated, material, willful and deliberate violations by the executive of the executive’s obligations.

Had a Named Executive Officer listed in the table above qualified for severance pay as of the Trigger Date, the amount would have been two times the sum of the executive’s annual salary rate plus the average of the executive’s annual incentive awards for the three fiscal years prior to the change-in-control. If the executive would have received a greater net after-tax benefit by reducing the amount of severance pay below the U.S. Internal Revenue Code’s change-in-control excise tax threshold, the severance pay would have been reduced to an amount low enough to avoid that excise tax.

The executive’s related benefits would have included up to three years continuation of existing medical, dental, and long-term disability plan benefits.

The estimated cost of these payments and benefits is reflected in the table above, using the Trigger Date Closing Price and the actuarial present value of continuation of benefits using the same assumptions or principles that are used by the Company for financial reporting purposes under GAAP.

If severance pay and related benefits had become due because the executive voluntarily terminated employment, payment would have been delayed for six months in order to comply with Section 409A.

66	MetLife 2014 Proxy Statement

Equity Compensation Plan Information at December 31, 2013

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(4)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	45,150,512	$42.56	21,793,793
Equity compensation plans not approved by security holders	None	—	None
Total	45,150,512	$42.56	21,793,793

(1)

Includes the MetLife, Inc. 2000 Stock Incentive Plan (the 2000 Stock Incentive Plan) and the 2000 Directors Stock Plan, each of which was approved by MLIC, the sole shareholder of MetLife at the time of approval. The policyholders of MLIC entitled to vote on its plan of reorganization (the Plan of Reorganization) approved the Plan of Reorganization, which included both the 2000 Stock Incentive Plan and the 2000 Directors Stock Plan. The policyholders entitled to so vote received a summary description of each plan, including the applicable limits on the number of Shares available for issuance under each plan. Also includes the 2005 Stock and Incentive Plan and the 2005 Director Stock Plan, which were approved by MetLife, Inc. security holders.

(2) Column (a) reflects the following items outstanding as of December 31, 2013:

Stock Options	29,751,176
Restricted Stock Units	3,328,516
Performance Shares (assuming future payout at maximum performance factor)	9,724,040
Deferred Shares	2,346,780

Shares that will or may be issued	45,150,512

Stock Options were awarded under the 2000 Stock Incentive Plan and 2005 Stock and Incentive Plan. Restricted Stock Units and Performance Shares were awarded under the 2005 Stock and Incentive Plan.

The maximum performance factor for Performance Shares granted in 2011 and 2012 is 200%, and the maximum performance factor for Performance Shares granted in 2013 is 175%. The number of Performance Shares outstanding as of December 31, 2013 at target (100%) performance factor was 5,074,140.

Deferred Shares are Shares that have become payable from awards under any plan, but that remain unpaid because payment has been deferred.

For a general description of how the number of Shares paid out on account of Performance Shares and Restricted Stock Units is determined, and the vesting periods applicable to Performance Shares and Restricted Stock Units, see Note 16 to the Consolidated Financial Statements in the 2013 Form 10-K.

(3)

Column (b) reflects the weighted average exercise price of all Stock Options under any plan that, as of December 31, 2013, had been granted but not forfeited, expired, or exercised. Performance Shares, Restricted Stock Units, and Deferred Shares are not included in determining the weighted average in column (b) because they have no exercise price.

MetLife 2014 Proxy Statement	67

(4) Column (c) reflects the following items outstanding as of December 31, 2013:

Shares authorized under the 2000 Stock Incentive Plan that were either (i) not covered by awards or (ii) recovered by forfeiture of awards (note: Share awards to Directors under the 2000 Directors Stock Plan were made under a separate Share authorization that neither reduce the number of Shares available for awards under any other plan, nor are available for awards under any other plan)	13,366,419

Shares originally available for issuance under the 2005 Stock and Incentive Plan	68,000,000

Shares originally available for issuance under the 2005 Directors Stock Plan	2,000,000

Less: Shares issued under the 2005 Stock and Incentive Plan and the 2005 Director Stock Plan since their effective date (April 15, 2005) or from previously Deferred Shares, calculated using the Full-Value Share Award Factor, as explained below, as applicable	(13,665,633)

Less: Shares that will or may be issued for outstanding Stock Options from column (a)	(29,751,176)

Less: Shares that will or may be issued for outstanding Restricted Stock Units, Performance Shares (assuming future payout at maximum performance factor), or Deferred Shares from column (a), multiplied by Full-Value Share Award Factor, as explained below	(18,155,817)

Shares remaining available for future issuance under the 2005 Stock and Incentive Plan and 2005 Director Stock Plan	21,793,793

Each Share that will or may be issued in connection with awards under the 2005 Stock and Incentive Plan other than Stock Options or Stock Appreciation Rights (such as Shares payable on account of Performance Shares or Restricted Stock Units) reduces the number of Shares remaining for issuance under that plan by 1.179 (the Full-Value Share Award Factor). Each Share that will or may be issued under the 2005 Stock and Incentive Plan in connection with a Stock Option or Stock Appreciation Right reduces the number of Shares remaining for issuance under the 2005 Stock and Incentive Plan by 1.0.

Under both the 2005 Stock and Incentive Plan and the 2005 Director Stock Plan, in the event of a corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of MetLife) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of MetLife, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of MetLife, or any similar corporate event or transaction, the appropriate committee of the Board of Directors of MetLife, in order to prevent dilution or enlargement of participants’ rights under the applicable plan, shall in its sole discretion substitute or adjust, as applicable, the number and kind of Shares that may be issued under that plan and shall adjust the number and kind of Shares subject to outstanding awards. Any Shares related to awards under either plan which: (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares; (ii) are settled in cash either in lieu of Shares or otherwise; or (iii) are exchanged with the appropriate committee’s permission for awards not involving Shares, are available again for grant under the applicable plan. If the option price of any Stock Option granted under either plan or the tax withholding requirements with respect to any award granted under either plan is satisfied by tendering Shares to MetLife (by either actual delivery or by attestation), or if a Stock Appreciation Right is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under that plan. The maximum number of Shares available for issuance under either plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, or Stock-Based Awards.

For a description of the kinds of awards that may be made under the 2005 Stock and Incentive Plan and 2005 Director Stock Plan, see Note 16 to the Consolidated Financial Statements in the 2013 Form 10-K.

68	MetLife 2014 Proxy Statement

Proposal 4 — Approval of the MetLife, Inc. 2015 Stock and Incentive Compensation Plan

The Board of Directors recommends that shareholders vote FOR the approval of the MetLife, Inc. 2015 Stock and Incentive Plan.

The 2005 Stock and Incentive Plan was approved by shareholders in 2004 and has remained in place without any additional Share authorization since that time. The Board has approved the MetLife, Inc. 2015 Stock and Incentive Compensation Plan (2015 Stock and Incentive Plan), subject to shareholder approval, so that a sufficient amount of Shares will be available for appropriate compensation to employees and agents. Paying stock-based compensation aligns executives’ and other employees’ interests with those of shareholders, encourages decisions and rewards performance that contributes to the long-term growth of the Company’s business, and enhances shareholder value.

If shareholders decline to approve the 2015 Stock and Incentive Plan, the Company will not be authorized to compensate employees and agents in Shares after the 2005 Stock and Incentive Plan expires on April 15, 2015. As a result, the Company might need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation and thus its ability to attract, motivate and retain highly qualified talent. In addition, if the Company were to propose a new plan with no additional Share authorization, the number of Shares that shareholders have currently authorized the Company to award to employees and agents as compensation may be insufficient to meet the Company’s compensation goals in the coming years.

Section 162(m) limits the deductibility of compensation paid to certain executives, but exempts certain “performance-based” compensation from those limits. Under the 2005 Stock and Incentive Plan currently in effect, the Compensation Committee has the flexibility to grant awards that are intended to be eligible to qualify as performance-based and, as a result, are intended to be eligible to be fully deductible. In order for the Company to retain that flexibility after the 2005 Stock and Incentive Plan expires, the Company must have in place a new plan that includes Section 162(m) performance goals approved by shareholders. In approving the 2015 Stock and Incentive Plan, shareholders would approve the material terms of the performance goals provided in that plan. However, even if shareholders approve the 2015 Stock and Incentive Plan and the Compensation Committee grants awards that are intended to be eligible to satisfy the requirements for performance-based compensation under Section 162(m), the compensation

the Company pays pursuant to those awards may ultimately be non-deductible. In addition, even if shareholders approve the 2015 Stock and Incentive Plan, the Compensation Committee may grant awards that are not intended to be eligible to be performance-based compensation under Section 162(m) and are not deductible, if it determines that it is in the Company’s bests interests to do so.

The 2015 Stock and Incentive Plan will be effective, if approved, on January 1, 2015.

The following is a summary of provisions of the 2015 Stock and Incentive Plan and is qualified in its entirety by reference to the complete text of the 2015 Stock and Incentive Plan included in this Proxy Statement as Appendix B.

Purpose, Duration, and Governance

The purpose of the 2015 Stock and Incentive Plan is to promote the success and enhance the value of the Company and its affiliates by linking the personal interests of those eligible individuals granted awards under the 2015 Stock and Incentive Plan to the interests of the Company’s shareholders and to provide an incentive for outstanding performance. The 2015 Stock and Incentive Plan will remain in effect until the earlier of its termination in accordance with its terms, the tenth anniversary of the date it became effective, or the purchase or acquisition of all of the shares subject to the 2015 Stock and Incentive Plan.

The Compensation Committee (or another Committee designated by the Board) may make grants of nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards and determines all of the terms of awards. Each award will be evidenced by a written Award Agreement, which may take electronic form.

Each award under the 2015 Stock and Incentive Plan will be compensation for services performed or to be performed by the recipient. The 2015 Stock and Incentive Plan does not provide for anyone eligible to receive an award to pay any monetary consideration for the award.

Share Authorization and Limits

The number of Shares reserved for issuance under the 2015 Stock and Incentive Plan will be (a) eleven million,

MetLife 2014 Proxy Statement	69

seven hundred fifty thousand (11,750,000) Shares, (b) any Shares reserved for issuance under the 2005 Stock and Incentive Plan that, as of the date the 2015 Stock and Incentive Plan becomes effective, remain unused, and (c) any Shares related to awards under the 2005 Stock and Incentive Plan or 2015 Stock and Incentive Plan that have lapsed, expired, terminated, been cancelled, settled in cash, or tendered to the Company to pay an exercise price, or used to satisfy tax withholding.

Awards intended to be eligible to be Performance-Based Compensation under Section 162(m) are subject to the following limits in any one calendar year to any one individual: two million Shares subject to Stock Options or Stock Appreciation Rights; one million Shares of Restricted Stock or Restricted Stock Units; one million Shares granted as Performance Shares or for Performance Units, or a value equal to that number of Shares determined as of the date of vesting or payout, as applicable; $10 million in Cash-Based Awards; and one million Shares in Stock-Based Awards. The Company does not currently anticipate that anyone will be granted awards in the amount of any of the award limits.

Upon the occurrence of certain corporate events, such as a change in capitalization of the Company, merger, or stock split, the Compensation Committee will, in order to prevent dilution or enlargement of award-holders’ rights, substitute or adjust Share limits and terms of awards under the 2015 Stock and Incentive Plan. The Compensation Committee may make adjustments in the terms and conditions of awards due to other unusual or nonrecurring events affecting the Company or changes in applicable laws, regulations, or accounting principles, whenever the Committee determines appropriate to prevent unintended dilution or enlargement of the benefits of the award (Award Adjustments).

Eligibility

All employees of the Company and its affiliates and all natural persons licensed or otherwise authorized under applicable law to represent the Company or any affiliate in the sale of insurance or financial products or services are eligible for awards under the 2015 Stock and Incentive Plan. Directors who are not otherwise employed by the Company or any affiliate are not eligible to receive awards under the 2015 Stock and Incentive Plan. As of December 31, 2013, there were approximately 946,000 individuals who would have been eligible to participate in the 2015 Stock and Incentive Plan if it had been in effect at that time. The overwhelming majority of these individuals (well over 800,000) are individuals who are licensed or otherwise authorized under applicable law to represent Company affiliates in the sale of insurance or financial products or services to whom the Company has not made awards under the 2005 Stock and Incentive Plan. While they are eligible for awards under the 2005 Stock and Incentive Plan and would be eligible for awards under 2015 Stock and Incentive Plan, they are not currently among those to whom the Company annually considers granting awards.

Administration

The Compensation Committee will administer the 2015 Stock and Incentive Plan. Actions taken by the Compensation Committee are final, conclusive, and binding. The Compensation Committee has discretion to interpret the 2015 Stock and Incentive Plan, determine eligibility for awards under the plan, establish the terms of awards and adopt rules and regulations for administering the 2015 Stock and Incentive Plan. Subject to applicable restrictions in the Compensation Committee Charter, the Compensation Committee may delegate any of its administrative duties to any other person or persons. The Compensation Committee may also delegate any of its duties, except with respect to awards intended to be Performance-Based Compensation, to one or more of its members or to one or more officers of the Company or its affiliates, subject to periodic reports to the Compensation Committee regarding the nature and scope of the awards granted under such delegation, and subject to applicable restrictions in the Committee’s Charter.

Fair Market Value

For purposes of the 2015 Stock and Incentive Plan, the Compensation Committee has the authority to determine fair market value with respect to Shares using any of several alternative methods commonly used in compensation practices, including the average trading values of the stock over a period of days. The Compensation Committee may elect to use different methods of establishing fair market value at different times, or for different purposes, under the 2015 Stock and Incentive Plan (such as using the average of a single day’s high and low trading prices for establishing the exercise price of a Stock Option, but a multi-day average for valuing Shares delivered in lieu of a cash payment).

Stock Options

Under the 2015 Stock and Incentive Plan, the Compensation Committee may grant options to purchase Shares (Stock Options) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (such Stock Options, Incentive Stock Options) and other Stock Options (Nonqualified Stock Options). No grant of Incentive Stock Options may be made more

70	MetLife 2014 Proxy Statement

than ten years after the adoption of the 2015 Stock and Incentive Plan by the Board. No Stock Option may be exercised later than the tenth anniversary date of its grant. The Compensation Committee determines, in each Award Agreement, the extent to which an individual has the right to exercise each Stock Option following termination of employment or active relationship as Agent with the Company or its affiliates. The Compensation Committee may substitute Stock Appreciation Rights (as defined below) for any outstanding Stock Options, on terms and economic benefit equivalent to such Stock Options (SAR Substitution).

The exercise price of each Stock Option must be based on 100% of the fair market value of the Shares on the date of grant, set at a premium to the fair market value of the Shares on the date of grant, or indexed (as determined by the Compensation Committee) to the fair market value of Shares on the date of grant but in no event less than the fair market value of a Share. The Compensation Committee may impose such restrictions on Shares acquired pursuant to exercise of a Stock Option as it determines advisable.

Stock Appreciation Rights

Under the 2015 Stock and Incentive Plan, the Compensation Committee may grant awards in the form of the right to receive the difference in fair market value of a Share on the date of exercise over the Share price at which such right is granted (a Stock Appreciation Right). The Compensation Committee may also grant Tandem SARs. The exercise of Tandem SARs includes the forfeiture of the right to purchase a Share under a related Stock Option. A Tandem SAR is itself cancelled or exercised upon the exercise of the related Stock Option.

Each Stock Appreciation Right would be evidenced by an Award Agreement that specifies the exercise price, the number of Shares on which the Stock Appreciation Right is based, and other conditions and provisions determined by the Compensation Committee. No Stock Appreciation Right may be exercised later than the tenth anniversary date of its grant. The Compensation Committee would determine, in each Award Agreement, the extent to which an individual has the right to exercise each Stock Appreciation Right following termination of employment or Agent relationship.

The grant price of each Stock Appreciation Right must be based on 100% of the fair market value of the Shares on the date of grant, set at a premium to the fair market value of the Shares on the date of grant, or indexed (as determined by the Compensation Committee) to the fair market value of Shares on the date of grant but is in no event less than the fair market value of a Share. Stock Appreciation Rights (subject to certain limitations) may be exercised on terms determined by the Compensation Committee.

The Compensation Committee may impose such restrictions on Shares acquired pursuant to exercise of a Stock Appreciation Right as it determines advisable.

Federal (U.S.) Income Tax Consequences of Stock Options and Stock Appreciation Rights

The following is a brief summary of the federal income tax aspects of the issuance and exercise of Stock Options and Stock Appreciation Rights under the 2015 Stock and Incentive Plan, based upon the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive, and the exact tax consequences to anyone will depend upon his or her particular circumstances and other factors.

Generally, on the grant of an Incentive Stock Option, the individual will not recognize income nor will the Company or its subsidiaries be entitled to take a deduction. The individual will not have taxable income on the exercise of an Incentive Stock Option (except that the alternative minimum tax may apply).

Generally, if an individual sells Shares upon exercise of an Incentive Stock Option before the end of the applicable Incentive Stock Option holding period, the individual must recognize ordinary income equal to the difference between:

(a)

the fair market value (as defined in the Internal Revenue Code) of the Shares at the date of exercise of the Incentive Stock Option (or, if less, the amount realized upon disposition of the Shares), and

(b)	the exercise price.

Any amount realized upon such a sale prior to the satisfaction of the applicable holding period in excess of the fair market value of the Shares on the date of exercise will be treated as short term or long term capital gain depending upon the length of time that the individual has held the shares. Special rules apply to determine the amount treated as ordinary income in the event that the sale price is less than the fair market value of the Shares on the date of exercise. Otherwise, the disposition of Shares acquired upon the exercise of an Incentive Stock Option after the Incentive Stock Option holding period is met generally will result in long term capital gain or loss measured by the difference between the sale price and the individual’s tax basis in the Shares. The tax basis generally is equal to the exercise price plus any amount previously recognized as ordinary income in

MetLife 2014 Proxy Statement	71

connection with the exercise of the Incentive Stock Option.

Generally, with respect to Nonqualified Stock Options, the individual will not recognize income at the time the Stock Option is granted. On exercise of the Stock Option, the individual recognizes ordinary income in an amount equal to the difference between the fair market value (as defined in the Internal Revenue Code) of the Shares on the date of exercise and the exercise price. At disposition of the Shares acquired upon the exercise of a Nonqualified Stock Option, any appreciation (or depreciation) after date of exercise is treated as either short term or long term capital gain or loss, depending upon the length of time that the individual has held the Shares.

A Company subsidiary that employs a Stock Option recipient generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the individual in connection with (1) a disqualifying disposition of Shares received from the exercise of an Incentive Stock Option, or (2) the exercise of a Nonqualified Stock Option.

Generally, with respect to Stock Appreciation Rights, the individual will not recognize income at the time the Stock Appreciation Rights are granted. On exercise of the Stock Appreciation Rights, the individual recognizes ordinary income in an amount equal to the difference between the fair market value (as defined in the Internal Revenue Code) of the Shares on the date of exercise and the exercise price. If the individual received Shares upon exercise, any appreciation (or depreciation) after the date of exercise is treated as either short term or long term capital gain or loss, depending upon the length of time that the individual has held the Shares. A Company subsidiary that employs a Stock Appreciate Right recipient generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the individual in connection with the exercise.

Restricted Stock and Restricted Stock Units

Under the 2015 Stock and Incentive Plan, the Compensation Committee may grant Shares subject to a period in which such Shares are subject to forfeiture based on discontinued service, the failure to achieve performance criteria, and/or the occurrence of other events as determined by the Compensation Committee (Restricted Stock), and may grant awards denominated in units subject to forfeiture (Restricted Stock Unit). Restricted Stock Units may be paid in cash, Shares, or a combination thereof as determined by the Compensation Committee.

The Compensation Committee may impose such conditions or restrictions on Restricted Stock or Restricted Stock Units as it deems advisable. No Restricted Stock Unit will confer any voting rights. The Compensation Committee will determine, in each Award Agreement, the extent to which an individual has the right to retain each Share of Restricted Stock or Restricted Stock Unit following termination of employment or Agent relationship.

Performance Shares and Performance Units

Under the 2015 Stock and Incentive Plan, the Compensation Committee may grant awards denominated in Shares (Performance Shares) or units (Performance Units) whose value is determined as a function of the extent to which specified performance criteria have been achieved. Each Performance Share will have an initial value equal to the fair market value of a Share on the date of grant. To the extent the Compensation Committee establishes the initial value of a Performance Unit in relation to a Share value, each Performance Unit will have an initial value equal to the fair market value of a Share on the date of grant. The Compensation Committee may determine that a Performance Share or Performance Unit is payable in the form of cash, Shares, or a combination of the two, and may require the individual to retain any Shares paid for a specified period of time. The Compensation Committee determines, in each Award Agreement, the extent to which an individual has the right to retain each Performance Share or Performance Unit following termination of employment or Agent relationship.

Cash-Based Awards and Stock-Based Awards

Under the 2015 Stock and Incentive Plan, the Compensation Committee may grant awards denominated in cash (Cash-Based Awards) and equity-based or equity-related awards not otherwise described by the terms of the 2015 Stock and Incentive Plan (Stock-Based Awards). The Compensation Committee would determine the value, and any predicate performance criteria, of each Cash-Based Award, and would determine whether the Cash-Based Award will be payable in cash, Shares (subject to such restrictions as are determined by the Compensation Committee), or a combination of the two, having a fair market value equal to value of the Cash-Based Award. Stock-Based Awards may include the grant of Shares or payment of cash in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Compensation Committee determines. The Compensation Committee determines, in each Award Agreement, the extent to which an individual has

72	MetLife 2014 Proxy Statement

the right to receive each Cash-Based Award or Stock-Based Award following termination of employment or Agent relationship.

Dividends and Dividend Equivalents

Holders of Stock Options, Stock Appreciation Rights, Performance Shares, or Performance Units will not be credited with dividends or dividend equivalents on account of dividends declared or paid on Shares. The Compensation Committee may, in its discretion, provide for Restricted Stock or Restricted Stock Units to be credited with dividends paid on Shares or with dividend equivalents, and may determinate in its discretion the form of payment of those dividends or dividend equivalents. Shares that become payable for awards, but are deferred, may be credited with dividend equivalents to the extent the Company pays dividends on Shares during the deferral period.

Performance-Based Compensation

The Compensation Committee may grant awards other than a Stock Option or Stock Appreciation Right that are intended to provide remuneration solely on account of the attainment of one or more pre-established, objective performance criteria under circumstances that are intended to be eligible to satisfy the requirements of Section 162(m) (Performance-Based Compensation). The vesting, payability, or value of Performance-Based Compensation will be determined by the attainment of one or more goals based on one or more of the Performance Measures. The Performance Measures include:

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales growth;

•	net operating earnings;

•	operating earnings;

•	operating earnings per share;

•	return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;

•	gross or operating margins;

•	productivity ratios;
•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	customer satisfaction;

•	employee and/or agent satisfaction;

•	working capital targets;

•	Economic Value Added®;

•	revenue growth;

•	assets under management growth; and

•	rating agencies’ ratings.

The Compensation Committee has the discretion to alter the Performance Measures without obtaining shareholder approval of such changes to the extent that applicable tax or securities laws permit such alterations.

No Performance-Based Compensation will be payable unless the Compensation Committee certifies in writing that the performance goal(s) applicable to the award were satisfied. The Compensation Committee may not increase the value of an award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Compensation Committee may retain the discretion to reduce the value below such maximum. The Compensation Committee also retains the right to pay compensation that is not Performance-Based Compensation.

Stock Options and Stock Appreciation Rights satisfy the eligibility requirements of Section 162(m) when their exercise price or grant price, respectively, is at least fair market value.

Change of Control

The following paragraphs describe how awards under the 2015 Stock and Incentive Plan would be affected in the event of a Change of Control (as defined below), except as otherwise provided in the Award Agreement or other agreement between the individual and the Company.

Change of Control, as defined in the 2015 Stock and Incentive Plan, occurs if:

•	a person other than MetLife, its subsidiaries, or its employee benefit plans acquires securities representing 25% or more of the combined voting power of MetLife’s outstanding securities;

•	within any 24-month period the persons who were serving as members of MetLife’s Board (the Incumbent

MetLife 2014 Proxy Statement	73

Directors) cease to constitute a majority of the members of MetLife’s Board (provided that any Directors elected to the Board by a majority of the Incumbent Directors then still in office will be treated as Incumbent Directors for this purpose); or

•

a merger, reorganization, or similar transaction (including a sale of substantially all assets) occurs, where MetLife’s shareholders immediately prior to such transaction control less than a majority of the voting power in the surviving, resulting, or acquiring entity immediately after the transaction.

The Compensation Committee may reasonably determine in good faith prior to the occurrence of a Change of Control that a successor to the Company will honor or assume an award under the 2015 Stock and Incentive Plan, or that the successor will substitute new rights (in each case as defined in the 2015 Stock and Incentive Plan, an Alternative Award). In the event that a participant holds an Alternative Award, the vesting or exercisability of the award will not be accelerated by reason of the change in control. If the successor makes no Alternative Award, the Change of Control will affect awards as described below.

All outstanding Stock Options and Stock Appreciation Rights will become immediately exercisable and, if an individual’s employment or Agent relationship is involuntarily terminated for any reason other than Cause (as defined in the Stock and Incentive Plan) within 12 months following the Change of Control, the individual will have until the earlier of the term of the Stock Option or Stock Appreciation Right or 12 months following such termination date to exercise the Stock Options or Stock Appreciation Rights. Any forfeiture provisions or other restrictions on Restricted Stock or Restricted Stock Units will lapse and the target payout opportunities attainable under all outstanding awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including awards intended to be Performance-Based Compensation) are deemed fully earned based on attainment of target performance as of the effective date of the Change of Control. The vesting of all awards denominated in Shares or cash will be accelerated and be paid to individuals in the specified form within 30 days following the effective date of the Change of Control. All Cash-Based Awards and Stock-Based Awards will vest immediately and be paid as determined by the Compensation Committee.

Alternatively to the effects of a Change of Control described in the paragraph above, the Compensation Committee may unilaterally determine that all outstanding awards under the 2015 Stock and Incentive

Plan are cancelled and the value of each award, as determined by the Compensation Committee in accordance with the 2015 Stock and Incentive Plan and Award Agreement, will be paid out in cash in an amount based on the Change of Control Price (no payment, however, will be made on account of a Stock Option or Stock Appreciation Right using a value higher than the fair market value on the date of the settlement). Change of Control Price means the highest price per Share offered in conjunction with the Change of Control (determined by the Compensation Committee in good faith if any part of the price is payable other than in cash) or, if the Change of Control occurs solely due to a change in the composition of the Board, the highest fair market value of the Shares on any of the 30 trading days prior to the Change of Control.

Amendment and Termination; Miscellaneous Terms

The Compensation Committee or Board may, at any time, amend, suspend, or terminate the 2015 Stock and Incentive Plan in whole or in part, provided that Stock Options and Stock Appreciation Rights will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted Stock Option or Stock Appreciation Right, or by grant of another award or payment in cash, without shareholder approval (other than Award Adjustments or SAR Substitution). To the extent necessary under any applicable law, regulation, or exchange requirement, no amendment will be effective unless approved by the shareholders of the Company. No termination, amendment, or suspension of the 2015 Stock and Incentive Plan will adversely affect in any material way any award previously granted under the 2015 Stock and Incentive Plan without the written consent of the award recipient.

The 2015 Stock and Incentive Plan does not limit the right of the Company or any of its affiliates to establish any other compensation or benefit plans or programs. Except as otherwise stated in any other benefit plan or program, no award is treated as compensation for purposes of calculating anyone’s rights under any such other plan or program.

No awards under the 2015 Stock and Incentive Plan may be sold, transferred, pledged, or assigned other than by will or the laws of descent and distribution, except that the Compensation Committee may provide for transfers without consideration. Except as so provided by the Compensation Committee, no other award made under the 2015 Stock and Incentive Plan may be sold, transferred, pledged, or assigned other than by will or the laws of descent and distribution.

74	MetLife 2014 Proxy Statement

All awards under the 2015 Stock and Incentive Plan are subject to any Company performance-based compensation recoupment policy in effect from time to time.

Additional Information

The total number of additional Shares that the Company proposes to reserve for issuance under the 2015 Stock and Incentive Plan and the 2015 Directors Stock Plan (discussed below) is 11,750,000. Any Shares remaining unused (or recovered due to forfeiture or other reasons) from awards under the 2005 plans currently in place will also be available for issuance under each plan’s successor plan. Under the proposed 2015 plans, each Share issued, regardless of the form of award that causes the payment, will count equally as one Share deducted from the total number of Shares reserved for issuance as compensation.

The Board of Directors reviewed various alternatives, including some that would have reserved more Shares for issuance, before concluding that this proposal was the best alternative for the Company and its shareholders. Among other considerations, the Board considered the flexibility that this approach would give the Company compared to alternatives that count Shares issued for certain forms of award as greater than one

Share deducted from the total number of Shares reserved for issuance.

At the Company’s 2013 pace of granting awards that normally pay out in Shares or allow the purchase of Shares, assuming stable future rates (based on current rates) of each of compensation, award recipient population, award forfeitures, Shares withheld for tax purposes, and Share price, and assuming shareholder approval of the 2015 Stock and Incentive Plan, the Company currently expects the total number of Shares reserved for issuance to last for approximately three years, beginning with 2015. The Company’s current three-year annualized “run rate” of awards payable in Shares or by the sale of Shares as a proportion of Shares outstanding is below the median of its Comparator Group, based on publicly-available information about members of that group. The Company currently anticipates that, even with the additional Share authorization, the approximate total “overhang” of awards payable in Shares or by the sale of Shares will be below the median of its Comparator Group, based on publicly-available information about members of that group.

The Company anticipates that it will file one or more registration statements with the SEC in 2014 with respect to awards to be made under the 2015 Stock and Incentive Plan and 2015 Director Stock Plan.

MetLife 2014 Proxy Statement	75

Proposal 5 — Approval of the MetLife, Inc. Non-Management Director Stock Compensation Plan

The Board of Directors recommends that shareholders vote FOR the approval of the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan.

The 2005 Director Stock Plan was approved by shareholders in 2004 and has remained in place without any additional Share authorization since that time. The Board has approved the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan (2015 Director Stock Plan), subject to shareholder approval, so that a sufficient amount of Shares will be available for appropriate compensation to Company Directors. Paying stock-based compensation aligns Directors’ interests with those of shareholders, encourages decisions and rewards performance that contributes to the long-term growth of the Company’s business, and enhances shareholder value.

If shareholders decline to approve the 2015 Director Stock Plan, the Company will not be authorized to compensate Directors in Shares after the 2005 Director Stock Plan expires on April 15, 2015. The Company would need to make significant changes to our compensation practices that would limit our flexibility to provide competitive compensation and thus our ability to attract, motivate and retain highly qualified talent.

The 2015 Director Stock Plan will be effective, if approved, on January 1, 2015.

The following is a summary of provisions of the 2015 Director Stock Plan and is qualified in its entirety by reference to the complete text of the 2015 Director Stock Plan included in this Proxy Statement as Appendix C.

Purpose, Duration, and Governance

The purpose of the 2015 Director Stock Plan is to promote the long term interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain well qualified individuals as Eligible Directors (as hereinafter defined) upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders. The 2015 Director Stock Plan will remain in effect until the earlier of its termination in accordance with its terms, or the purchase or acquisition of all of the shares subject to the 2015 Director Stock Plan.

The Governance and Corporate Responsibility Committee of the Board of Directors (or another Committee designated by the Board) (the Governance Committee) may make awards of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock-Based Awards, and determines all of the terms of awards. Each award will be evidenced by a written agreement with or written statement issued to the Director who received the award (such Director, a Director Participant, and such document, a Director Award Agreement).

Each award under the 2015 Director Stock Plan will be compensation for services performed or to be performed by the recipient. The 2015 Director Stock Plan does not provide for anyone eligible to receive an award to pay any monetary consideration for the award.

Share Authorization and Limits

The number of Shares reserved for issuance under the 2015 Director Stock Plan will be (a) any Shares reserved for issuance under the 2005 Director Stock Plan that remain unused as of the date the 2015 Director Stock Plan becomes effective, and (b) any Shares related to awards under the 2005 Director Stock Plan or the 2015 Director Stock Plan that have lapsed, expired, terminated, been cancelled, settled in cash, or tendered to the Company to pay an exercise price, or used to satisfy tax withholding. As of February 28, 2014, there were approximately 1.7 million Shares remaining for the issuance of awards under the 2005 Director Stock Plan.

No Eligible Director may receive Shares with an aggregate fair market value on their grant date of more than $2 million. This limitation will be determined using one-third of the Shares underlying Stock Options and Stock Appreciation Rights.

Upon the occurrence of certain corporate events, such as a change in capitalization of the Company, merger, or stock split, the Governance Committee shall, to prevent dilution or enlargement of Director Participants’ rights, substitute or adjust Share limits and terms of awards under the 2015 Director Stock Plan. The Governance Committee may make adjustments in the terms and conditions of awards due to other unusual or nonrecurring events affecting the Company or changes in applicable laws, regulations, or accounting principles, whenever the Committee determines appropriate to prevent unintended dilution or enlargement of the benefits of the award (Award Adjustments).

76	MetLife 2014 Proxy Statement

Eligibility

Under the 2015 Director Stock Plan, all members of the Board of Directors who are not Employees (Eligible Directors) are eligible for awards. As of February 28, 2014, there were 11 Eligible Directors.

Administration

The Governance Committee will administer the 2015 Director Stock Plan. Actions taken by the Governance Committee are final, conclusive, and binding. The Governance Committee has discretion to interpret the 2015 Director Stock Plan, establish the terms of awards, and adopt rules and regulations for administering the 2015 Director Stock Plan. The Governance Committee may delegate any of its administrative duties to others.

Fair Market Value

For purposes of the 2015 Director Stock Plan, the Governance Committee has the authority to determine fair market value of Shares using any of several alternative methods commonly used in compensation practices, including the average trading values of Shares over a period of days. The Governance Committee may elect to use different methods of establishing fair market value at different times, or for different purposes, under the 2015 Director Stock Plan (such as using the average of a single day’s high and low trading prices for establishing the exercise price of an option, but a multi-day average for valuing stock delivered in lieu of a cash payment).

Stock Options

Under the 2015 Director Stock Plan, the Governance Committee may grant Stock Options that are not intended to meet the requirements of Section 422 of the Internal Revenue Code. Each Stock Option Director Award Agreement will specify the exercise price, the number of Shares subject to the Stock Option, and other conditions and provisions determined by the Governance Committee. No Stock Option may be exercised later than the tenth anniversary date of its grant. The Governance Committee will determine, in each Director Award Agreement, the extent to which a Director Participant has the right to exercise each Stock Option following termination of directorship with the Company. The Governance Committee may substitute Stock Appreciation Rights for any outstanding Stock Option, on terms and economic benefit equivalent to such Stock Option (SAR Substitution).

The exercise price of each Stock Option must be based on 100% of the fair market value of the Shares on the date of grant, set at a premium to the fair market value of the Shares on the date of grant, or indexed (as determined by the Governance Committee) to the fair market value of Shares on the date of grant but in no event less than the fair market value of a Share. The Governance Committee may impose such restrictions on Shares acquired pursuant to exercise of a Stock Option as it determines advisable.

Stock Appreciation Rights

Under the 2015 Director Stock Plan, the Governance Committee may grant awards in the form of Stock Appreciation Rights or Tandem SARs.

Each Stock Appreciation Right will be evidenced by a Director Award Agreement that specifies the exercise price, the number of Shares on which the Stock Appreciation Right is based, and other conditions and provisions determined by the Governance Committee. No Stock Appreciation Right may be exercised later than the tenth anniversary date of its grant. The Governance Committee will determine, in each Director Award Agreement, the extent to which a Director Participant has the right to exercise each Stock Appreciation Right following termination of directorship with the Company.

The exercise price of each Stock Appreciation Right must be based on 100% of the fair market value of the Shares on the date of grant, set at a premium to the Fair Market Value of the Shares on the date of grant, or indexed (as determined by the Governance Committee) to the Fair Market Value of Shares on the date of grant but in no event less than the fair market value of a Share. Stock Appreciation Rights (subject to certain limitations applicable to Tandem SARs) may be exercised on terms determined by the Governance Committee. The Governance Committee may impose such restrictions on Shares acquired pursuant to exercise of a Stock Appreciation Right as it determines advisable.

Federal (U.S.) Income Tax Consequences of Stock Options and Stock Appreciation Rights

The following is a brief summary of the Federal income tax aspects of the issuance and exercise of Stock Options under the 2015 Director Stock Plan, based upon the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive, and the exact tax consequences to any Director Participant will depend upon his or her particular circumstances and other factors.

Generally, a Director Participant will not recognize income at the time the Stock Option is granted. On exercise of the Stock Option, the Director Participant recognizes ordinary income in an amount equal to the difference between the fair market value (as defined by the Code) of the Shares on the date of exercise and the Option Price. At disposition, any appreciation (or depreciation) after date of exercise is treated either as

MetLife 2014 Proxy Statement	77

short term or long term capital gain or loss, depending upon the length of time that the Director Participant has held the Shares. The Company will generally be entitled to a federal income tax deduction equal to the ordinary income recognized by the Director Participant on exercise of the Stock Option.

Generally, with respect to Stock Appreciation Rights, the individual will not recognize income at the time the Stock Appreciation Rights are granted. On exercise of the Stock Appreciation Rights, the individual recognizes ordinary income in an amount equal to the difference between the fair market value (as defined in the Internal Revenue Code) of the Shares on the date of exercise and the exercise price. If the individual received Shares upon exercise, any appreciation (or depreciation) after date of exercise is treated as either short term or long term capital gain or loss, depending upon the length of time that the individual has held the Shares. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the Director Participant in connection with the exercise.

Restricted Stock and Restricted Stock Units

Under the 2015 Director Stock Plan, the Governance Committee may grant awards of Restricted Stock and Restricted Stock Units. Restricted Stock Units may be paid in cash, Shares, or a combination thereof as determined by the Governance Committee. The Governance Committee may impose such conditions or restrictions on Restricted Stock or Restricted Stock Units as it deems advisable.

No Restricted Stock Unit will confer any voting rights. The Governance Committee will determine, in each Director Award Agreement, the extent to which a Director Participant has the right to retain each Share of Restricted Stock or Restricted Stock Unit following termination of directorship with the Company.

Stock-Based Awards

Under the 2015 Director Stock Plan, the Governance Committee may grant awards in the form of Stock-Based Awards. Stock-Based Awards may include the grant of Shares or payment of cash in such amounts and subject to such terms and conditions or in satisfaction of any obligation of the Company or an Affiliate to an Eligible Director, as the Governance Committee determines. The

Governance Committee will determine, in each Director Award Agreement, the extent to which a Director Participant has the right to receive each Stock-Based Award following termination of directorship with the Company.

Dividends and Dividend Equivalents

Holders of Stock Options or Stock Appreciation Rights will not be credited with dividends or dividend equivalents on account of dividends declared or paid on Shares. The Compensation Committee may, in its discretion, provide for Restricted Stock or Restricted Stock Units to be credited with dividends paid on Shares or with dividend equivalents, and may determinate in its discretion the form of payment of those dividends or dividend equivalents.

Amendment and Termination; Miscellaneous Terms

The Governance Committee or Board may, at any time, amend, suspend, or terminate the 2015 Director Stock Plan in whole or in part, provided that Stock Options and Stock Appreciation Rights will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Stock Option, or by grant of another award or payment in cash, without shareholder approval (other than Award Adjustments or SAR Substitution). To the extent necessary under any applicable law, regulation, or exchange requirement, no amendment will be effective unless approved by the shareholders of the Company. No termination, amendment, or suspension of the 2015 Director Stock Plan will adversely affect in any material way any award previously granted under the 2015 Director Stock Plan without the written consent of the Director Participant.

No awards under the 2015 Director Stock Plan may be sold, transferred, pledged, or assigned other than by will or the laws of descent and distribution, except that the Compensation Committee may provide for transfers without consideration. Except as so provided by the Governance Committee, no other award made under the 2015 Director Stock Plan may be sold, transferred, pledged, or assigned other than by will or the laws of descent and distribution.

Additional Information

See “Additional Information” on page 75.

78	MetLife 2014 Proxy Statement

Security Ownership of Directors and Executive Officers

The table below shows the number of MetLife equity securities beneficially owned by each of the Directors and Named Executive Officers of MetLife and all the Directors and Executive Officers, as a group. Other than as disclosed in note (6) below, information reported in this table is given as of February 28, 2014.

Securities beneficially owned include, to the extent applicable to a Director or Executive Officer:

•	securities held in each Director’s or Executive Officer’s name;

•	securities held by a broker for the benefit of the Director or Executive Officer;

•	securities which the Director or Executive Officer could acquire within 60 days (as described in notes (3) and (4) below);

•	securities held indirectly in the Savings and Investment Plan; and

•

other securities for which the Director or Executive Officer may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities).

Other than as disclosed below, as of February 28, 2014, none of the Directors or Executive Officers of the Company beneficially owned the Company’s Floating Rate Non-Cumulative Preferred Stock, Series A, 6.50% Non-Cumulative Preferred Stock, Series B (Series B Preferred Stock) or Common Equity Units.

	Common Stock
Name	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class
Steven A. Kandarian	897,131	*
Cheryl W. Grisé	12,272	*
Carlos M. Gutierrez	3,866	*
John C.R. Hele	40,124	*
R. Glenn Hubbard	29,772	*
John M. Keane	30,248	*
Alfred F. Kelly, Jr.	12,244	*
William E. Kennard	1,572	*
James M. Kilts(5)	6,732	*
Catherine R. Kinney	23,869	*
Martin J. Lippert	68,611	*
Denise M. Morrison	425	*
Hugh B. Price	26,664	*
Kenton J. Sicchitano	31,267	*
Christopher G. Townsend	24,637	*
Lulu C. Wang	18,727	*
William J. Wheeler	794,638	*
Board of Directors of MetLife, but not in each Director’s individual capacity(6)	189,785,282	16.9%
All Directors and Executive Officers, as a group(7)	2,699,082	*

*	Number of Shares represents less than one percent of the number of Shares outstanding at February 28, 2014.

(1)	Each Director and Named Executive Officer has sole voting and investment power over the Shares shown in this column opposite his or her name, except as indicated in notes (2), (3) and (4) below.

MetLife 2014 Proxy Statement	79

(2)

Includes, in the case of each of Hugh B. Price, William E. Kennard and William J. Wheeler, ten Shares held by the MetLife Policyholder Trust allocated to him in his individual capacity as a beneficiary of the MetLife Policyholder Trust. Directors and Executive Officers as of February 28, 2014, as a group, were allocated 30 Shares as beneficiaries of the MetLife Policyholder Trust in their individual capacities. The beneficiaries have sole investment power and shared voting power with respect to such Shares. Note (6) below describes additional beneficial ownership attributed to the Board of Directors as an entity, but not to any Director in an individual capacity, of Shares held by the MetLife Policyholder Trust.

(3)

Includes Shares that are subject to Stock Options which were granted under the 2000 Stock Incentive Plan or the 2005 Stock and Incentive Plan and are exercisable within 60 days of February 28, 2014. The number of such Stock Options held by each Named Executive Officer is shown in the following table:

Name	Number of Options Exercisable within 60 Days	Name	Number of Options Exercisable within 60 Days	Name	Number of Options Exercisable within 60 Days
Steven A. Kandarian	873,056	Martin J. Lippert	65,049	William J. Wheeler	759,369
John C.R. Hele	38,855	Christopher G. Townsend	24,637

All Executive Officers as of February 28, 2014, as a group, held 2,348,627 Stock Options exercisable within 60 days of February 28, 2014. None of the Directors, except for Mr. Kandarian, held any Stock Options as of February 28, 2014.

(4)

Includes Shares deferred under the Company’s nonqualified deferred compensation program (Deferred Shares) that the Director or Executive Officer could acquire within 60 days of February 28, 2014, such as by ending employment or service as a Director, or by taking early distribution of the Shares with a 10% reduction as described on page 60. The number of such Deferred Shares held by individual Directors and Named Executive Officers is shown in the following table:

Name	Number of Deferred Shares That Can Be Acquired within 60 Days	Name	Number of Deferred Shares That Can Be Acquired within 60 Days	Name	Number of Deferred Shares That Can Be Acquired within 60 Days
Cheryl W. Grisé	7,436	Alfred F. Kelly, Jr.	3,266	Catherine R. Kinney	10,017
R. Glenn Hubbard	21,994	William E. Kennard	1,562	Hugh B. Price	26,376
John M. Keane	26,724	James M. Kilts	6,218

Does not include Deferred Shares to the extent the Company would delay payment in order to comply with Section 409A, as described on page 57. All Directors and Executive Officers as of February 28, 2014, as a group, held 106,927 Deferred Shares that could be acquired within 60 days of February 28, 2014.

(5)

Mr. Kilts also beneficially owns and has sole voting and investment power over 145 shares of Series B Preferred Stock. Such ownership interest represents less than 1% of the number of Series B Preferred Stock outstanding as of February 28, 2014. Holders of Series B Preferred Stock do not vote in the election of Directors, and otherwise have limited voting rights.

(6)

This information is given as of February 19, 2014. The Board of Directors of MetLife, as an entity, but not any Director in his or her individual capacity, is deemed to beneficially own the Shares held by the MetLife Policyholder Trust because the Board will direct the voting of those Shares on certain matters submitted to a vote of shareholders. This number of Shares deemed owned by the Board of Directors is reflected in Amendment No. 56 to Schedule 13D referred to below under the heading “Security Ownership of Certain Beneficial Owners” on page 82.

(7)

Does not include Shares held by the MetLife Policyholder Trust that are beneficially owned by the Board of Directors, as an entity, as described in note (6). Includes the Shares in the MetLife Policyholder Trust allocated to the Directors and Executive Officers in their individual capacities, as described in note (2). Includes 2,348,627 Shares that are subject to Stock Options that are exercisable, and 106,927 Deferred Shares that could be acquired, within 60 days of February 28, 2014, by all Directors and Executive Officers of the Company, as a group, as of February 28, 2014, as described in notes (3) and (4), respectively.

80	MetLife 2014 Proxy Statement

Deferred Shares Not Beneficially Owned and Deferred Share Equivalents

This table presents additional items that align the Directors’ and Named Executive Officers’ interests with the interests of the Company’s shareholders because their values depends on the price of Shares, but do not represent beneficial ownership of Shares. Deferred Shares that could not be acquired within 60 days of February 28, 2014 are not considered beneficially owned. Deferred cash compensation or auxiliary benefits measured in Share value (Deferred Share Equivalents) are not deemed to be Shares beneficially owned because their payment is not made in Shares. Exercisable Unit Options, which are cash-payable stock appreciation rights based on Shares, are not deemed to be Shares beneficially owned because their payout is not made in Shares of these items. The table below sets forth information on Deferred Shares that could not be acquired within 60 days and Deferred Share Equivalents, as of February 28, 2014, for Directors and Named Executive Officers serving as Executive Officers as of February 28, 2014.

Name	Deferred Shares Not Beneficially Owned and/or Deferred Share Equivalents
Steven A. Kandarian	126,190
Cheryl W. Grisé	19,289
R. Glenn Hubbard	8,638
Alfred F. Kelly, Jr.	13,062
James M. Kilts	29,916
Hugh B. Price	30,964
William J. Wheeler	211,204

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers of the Company, and beneficial owners of more than 10% of the Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other equity securities of the Company. The Form 3 and Form 4, each filed on September 19, 2013, on behalf of William E. Kennard following his election to the Company’s Board of Directors, inadvertently did not include the 10 Shares beneficially owned by Mr. Kennard held by the MetLife Policyholder Trust for the benefit of MLIC policyholders. Based solely upon a review of the filings furnished to the Company during 2013 or written representations that no Form 5 was required, the Company believes that all other filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

MetLife 2014 Proxy Statement	81

Security Ownership of Certain Beneficial Owners

The following persons have reported to the SEC beneficial ownership of more than 5% of the Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Beneficiaries of the MetLife Policyholder Trust(1) c/o Wilmington Trust Company, as Trustee, Rodney Square North, 1100 North Market Street Wilmington, Delaware 19890	189,785,282	16.9%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	58,038,209	5.2%

(1)

The Board of Directors of the Company has reported to the SEC that, as of February 19, 2014, it, as an entity, had shared voting power over 189,785,282 Shares held in the MetLife Policyholder Trust. The Board’s report is in Amendment No. 56, filed on February 27, 2014, to the Board’s Schedule 13D. MetLife created the trust when MLIC, a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible MLIC policyholders received beneficial ownership of Shares, and MetLife transferred these Shares to a trust, which is the record owner of the Shares. Wilmington Trust Company serves as trustee. The trust beneficiaries have sole investment power over the Shares, and can direct the trustee to vote their Shares on matters identified in the trust agreement that governs the trust. However, the trust agreement directs the trustee to vote the Shares held in the trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board, under SEC rules, shares voting power with the trust beneficiaries and the SEC has considered the Board, as an entity, a beneficial owner under the rules.

(2)

This information is based solely on a Schedule 13G filed with the SEC on February 11, 2014 by BlackRock, Inc., which reported beneficial ownership as of December 31, 2013 of 58,038,209 Shares, constituting 5.2% of the Shares, with sole voting power with respect to 48,174,450 of the Shares, sole dispositive power with respect to 58,001,224 of the Shares, and shared voting and dispositive power with respect to 36,986 of the Shares.

82	MetLife 2014 Proxy Statement

Information About the Annual Meeting and Proxy Voting

The Board is not aware of any matters to be presented for a vote at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Attending the Annual Meeting.

MetLife shareholders of record or their duly appointed proxies are entitled to attend the Annual Meeting.

Holders of record.    If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting systems and an admittance card will be sent to you. On the day of the meeting, please bring your admittance card, together with photo identification such as a driver’s license, which you will be asked to present to gain entrance to the meeting on the 23rd floor of 1095 Avenue of the Americas, New York, New York.

Holders in street name.    Beneficial owners whose Shares are held in street name in a stock brokerage account or by a bank or other nominee also are entitled to attend the meeting. However, because the Company may not have evidence that you are a beneficial owner, you will need to bring proof of your ownership, together with photo identification such as a driver’s license, to be admitted to the meeting. A recent statement or letter from the record owner (your bank, broker or other nominee) confirming your beneficial ownership, together with such photo identification, would be acceptable proof.

Shares outstanding and holders of record entitled to vote at the Annual Meeting.

There were 1,126,747,783 Shares outstanding as of the February 28, 2014 record date. Each of those Shares is entitled to one vote on each matter to be voted on at the Annual Meeting.

All holders of record of Shares at the close of business on the February 28, 2014 record date are entitled to vote at the Annual Meeting.

Your vote is important.

Whether or not you plan to attend the Annual Meeting, please take the time to vote your Shares as soon as possible. If you wish to return your completed proxy card by mail, the Company has included a postage-paid, pre-addressed envelope for your convenience. You also may vote your Shares on the Internet or by using a toll-free telephone number (see the proxy card for complete instructions).

Voting your Shares.

Holders of record.    If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may vote by:

•	attending the Annual Meeting and voting in person;

•	mailing your proxy card so that it is received by MetLife, c/o Computershare, P.O. Box 43102, Providence, RI 02940-5068, prior to the Annual Meeting; or

•	voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, April 21, 2014.

Instructions about these ways to vote appear on your proxy card. If you vote on the Internet or by telephone, please have your proxy card available for reference when you vote.

For shareholders of record, votes submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your Shares are to be voted, the proxies will vote your Shares FOR all Proposals.

Holders in street name.    If you are a beneficial owner whose Shares are held in street name and you wish to vote in person at the Annual Meeting, you will have to contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

As a beneficial owner, you will receive voting instructions from the bank, broker or other nominee that is the shareholder of record of your Shares. You must provide your broker with instructions on how to vote your Shares in order for them to be voted on your behalf on Proposal 1 (election of the Director nominees), Proposal 3 (advisory vote to approve compensation paid to the Company’s Named Executive Officers), Proposal 4 (approval of the Company’s 2015 Stock and Incentive Plan), and Proposal 5 (approval of the Company’s 2015 Director Stock Plan), as they are considered “non-routine” matters. If you do not instruct your broker how

MetLife 2014 Proxy Statement	83

to vote on any of these matters, your Shares will not be voted (a Broker Non-Vote). See “Tabulation of abstentions and Broker Non-Votes” on page 85 for additional details. Contact your bank, broker or other nominee directly if you have questions.

Changing your vote or revoking your proxy after it is submitted.

Holders of record.    You may change your vote or revoke your proxy by:

•	signing another proxy card with a later date and returning it so that it is received by MetLife, c/o Computershare, P.O. Box 43102, Providence, RI 02940-5068 prior to the Annual Meeting;

•

sending your notice of revocation so that it is received by MetLife, c/o Computershare, P.O. Box 43102, Providence, RI 02940-5068 prior to the Annual Meeting or sending your notice of revocation to MetLife via the Internet at www.investorvote.com/MET no later than 11:59 p.m., Eastern Time, April 21, 2014;

•	subsequently voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, April 21, 2014; or

•	attending the Annual Meeting and voting in person.

Holders in street name.    If you hold your shares in street name in a stock brokerage account or at a bank or other nominee, please contact the brokerage firm, bank or other nominee for instructions on how to change your vote.

Voting by participants in retirement and savings plans.

The Bank of New York Mellon is trustee for the portion of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust which is invested in the MetLife Company Stock Fund. It is also the trustee of the portion of each of the following plans which is invested in the MetLife Company Stock Fund: the New England Life Insurance Company 401(k) Savings Plan and Trust; the New England Life Insurance Company Agents’ Retirement Plan and Trust; and the New England Life Insurance Company Agents’ Deferred Compensation Plan and Trust. As trustee, it will vote the Shares in these plans in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The trustee must receive the voting instructions of a plan participant no later than 6:00 p.m., Eastern Time, April 18, 2014. The trustee will generally vote the Shares held by each plan for which it does not receive voting instructions in the same proportion as the Shares held by such plan for which it does receive voting instructions.

Voting of Shares held in the MetLife Policyholder Trust.

The beneficiaries of the MetLife Policyholder Trust may direct Wilmington Trust Company, as trustee, to vote their Shares held in the trust on certain matters that are identified in the trust agreement governing the trust, including approval of mergers and contested Directors’ elections. On all other matters, which would include all proposals described in this Proxy Statement that are to be voted on at the Annual Meeting, the trust agreement directs the trustee to vote the Shares held in the trust as recommended or directed by the Company’s Board of Directors.

Vote required to elect Directors.

Under the Company’s By-laws, in an uncontested election, such as the election of Directors at the Annual Meeting, the vote of a majority of the votes cast with respect to a Director’s election at a meeting at which a quorum is present will determine the election of the Director.

Under Delaware law, a Director holds office until the Director’s successor is elected and qualified or until the Director’s earlier resignation or removal. The Company’s By-Laws provide that, following the certification of the shareholder vote in an uncontested election, such as the election of Directors at the Annual Meeting, any incumbent Director who is a nominee for election as Director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation. The Governance and Corporate Responsibility Committee of the Board will promptly consider the offer to resign and recommend to the Board whether to accept or reject it. The Board of Directors will decide within 90 days following certification of the shareholder vote whether to accept or reject the tendered resignation. The Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.

Vote required to approve matters other than the election of Directors.

A majority of the Shares voting will be sufficient to ratify the appointment of Deloitte as MetLife’s independent auditor for 2014 (Proposal 2) and to approve the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 3). In order to approve the Company’s 2015 Stock and Incentive Plan (Proposal 4) and the Company’s 2015 Director Stock Plan (Proposal 5), the votes cast in favor of the proposal must exceed the total of the votes cast against the proposal plus abstentions.

84	MetLife 2014 Proxy Statement

Tabulation of abstentions and Broker Non-Votes.

If a shareholder abstains from voting as to the election of Directors (Proposal 1), the ratification of the appointment of Deloitte as MetLife’s independent auditor for 2014 (Proposal 2), or the approval of the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 3), the shareholder’s Shares will not be counted as voting for or against that matter. If a shareholder abstains from voting as to approval of the Company’s 2015 Stock and Incentive Plan (Proposal 4) or approval of the Company’s 2015 Director Stock Plan (Proposal 5), the abstention will have the same effect as a vote against the proposal. If brokers or other shareholders of record return a proxy card indicating that they do not have discretionary authority to vote as to a particular matter, those Shares will not be counted as voting for or against that matter.

If you are a beneficial owner whose Shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your Shares in its discretion on routine matters. Proposal 2 is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, brokers do not have the discretion to vote their clients’ Shares on non-routine matters, unless the broker receives voting instructions from the beneficial shareholder. Proposals 1, 3, 4 and 5 are considered non-routine matters. Consequently, if your Shares are held in street name, you must provide your broker with instructions on how to vote your Shares in order for your Shares to be voted on these Proposals.

Quorum.

To conduct business at the Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the Shares entitled to vote at the meeting are present in person or are represented by proxies. Abstentions and Broker Non-Votes will be counted to determine whether a quorum is present.

Proposal	Vote Required (of Shares Voted)	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of 12 Directors to one-year terms	Majority(a)	No effect	No effect
2. Ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2014	Majority	No effect	Not applicable
3. Advisory (non-binding) vote to approve compensation paid to the Named Executive Officers	Majority	No effect	No effect
4. Approval of the MetLife, Inc. 2015 Stock and Incentive Compensation Plan	Votes in favor exceed votes against plus abstentions	Same effect as a vote against	No effect
5. Approval of the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan	Votes in favor exceed votes against plus abstentions	Same effect as a vote against	No effect
(a)	See “Vote required to elect Directors” on page 84.

Inspector of Election and confidential voting.

The Board of Directors has appointed IVS Associates, Inc. to act as Inspector of Election at the Annual Meeting. The Company’s By-Laws provide for confidential voting.

Directors’ attendance at annual meetings of shareholders.

Directors are expected to attend annual meetings of shareholders, and 11 out of 12 Directors attended MetLife’s 2013 annual meeting of shareholders.

Cost of soliciting proxies for the Annual Meeting.

The Company has retained Georgeson Inc. to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay Georgeson Inc. a fee of approximately $12,500, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

MetLife 2014 Proxy Statement	85

Other Information

Deadline for submission of shareholder proposals for the 2015 annual meeting of shareholders.

Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2015 proxy materials must be received by MetLife, Inc. at 1095 Avenue of the Americas, New York, NY 10036, Attention: Corporate Secretary, on or before the close of business on November 25, 2014. Proposals must comply with all the requirements of Rule 14a-8.

A shareholder may present a matter for action at MetLife’s 2015 annual meeting of shareholders without requesting that the matter be included in the Company’s Proxy Statement under Rule 14a-8. To do so, the shareholder must deliver to the MetLife Corporate Secretary of MetLife on or before December 23, 2014 a notice and accompanying disclosure questionnaire containing the information required by the advance notice and other provisions of the Company’s By-Laws. Copies of the By-Laws and disclosure questionnaire may be obtained by written request to MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036, Attention: Corporate Secretary. The By-Laws and disclosure questionnaire also are available on MetLife’s website at www.metlife.com/corporategovernance by selecting the appropriate category under the heading “Related Links.”

Where to find the voting results of the Annual Meeting.

The Company will announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Electronic delivery of the proxy statement and annual report to shareholders.

If you are a shareholder of record, you may elect to receive future proxy statements and annual reports to shareholders electronically by consenting to electronic delivery online at: www.computershare.com/investor. If you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to discontinue electronic delivery of these documents. You may provide your notice to MetLife via the Internet at www.computershare.com/investor.

If you hold your Shares in street name in a stock brokerage account or at a bank or other nominee, refer to the information provided by that entity for instructions on how to elect this option.

Principal executive offices.

The principal executive offices of MetLife are located at 200 Park Avenue, New York, NY 10166.

Communications with the Company’s Directors.

The Board of Directors provides procedures through which security holders may send written communications to individual Directors or the Board of Directors, and procedures through which interested parties may submit communications to the Non-Management Directors. In addition, the Audit Committee of the Board of Directors provides procedures through which interested parties may submit communications regarding accounting, internal accounting controls or auditing matters to the Audit Committee. Information about these procedures is available on MetLife’s website at www.metlife.com/corporategovernance by selecting “Corporate Conduct” and then the appropriate link under the “Corporate Conduct” section.

MetLife’s Annual Report on Form 10-K.

MetLife, Inc. will provide to shareholders without charge, upon written request, a copy of MetLife, Inc.’s Annual Report on Form 10-K (including financial statements and financial statement schedules, but without exhibits) for the fiscal year ended December 31, 2013. MetLife, Inc. will furnish to requesting shareholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by MetLife, Inc. in furnishing such exhibit. Requests should be directed to MetLife Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, New York 10036 or via the Internet by going to http://investor.metlife.com and selecting “Information Requests.” The Annual Report on Form 10-K may also be accessed at http://investor.metlife.com by selecting “Financial Information,” “SEC Filings,” “MetLife, Inc. — View SEC Filings” as well as at the website of the United States Securities and Exchange Commission at www.sec.gov.

86	MetLife 2014 Proxy Statement

Appendix A — Non-GAAP Financial Measures

Any references in this Proxy Statement (except in this Appendix) to:		should be read as, respectively:

(a)	net income (loss);	(a)	net income (loss) available to MetLife, Inc.‘s common shareholders;

(b)	net income (loss) per share;	(b)	net income (loss) available to MetLife, Inc.‘s common shareholders per diluted common share;

(c)	operating earnings;	(c)	operating earnings available to common shareholders;

(d)	operating earnings per share;	(d)	operating earnings available to common shareholders per diluted common share;

(e)	book value per share;	(e)	book value per common share;

(f)	book value per share, excluding accumulated other comprehensive income (loss) (AOCI);	(f)	book value per common share, excluding AOCI;

(g)	premiums, fees and other revenues; and	(g)	premiums, fees and other revenues (operating); and

(h)	operating return on equity;	(h)	operating return on MetLife, Inc.’s common equity excluding AOCI.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife, Inc. (Divested Businesses). Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB Fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by

MetLife 2014 Proxy Statement	A-1

inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments (iii) benefits and hedging costs related to GMIBs (GMIB Costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market Value Adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•

Amortization of deferred policy acquisition costs (DAC) and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB Fees and GMIB Costs, and (iii) Market Value Adjustments;

•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition, Operating return on MetLife, Inc.‘s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues (operating).

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, book value per diluted common share, excluding AOCI, operating return on MetLife, Inc.’s common equity, operating return on MetLife, Inc.’s common equity, excluding AOCI, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.‘s common shareholders, net income (loss) available to MetLife, Inc.‘s common shareholders per diluted common share, book value per common share, book value per diluted common share, return on MetLife, Inc.’s common equity, return on MetLife, Inc.’s common equity, excluding AOCI, net investment gains (losses) and net derivative gains (losses), respectively.

MetLife sometimes refers to sales activity for various products. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. Additionally, the impact of changes in our foreign currency exchange rates is calculated using the average foreign currency exchange rates for the current year and is applied to each of the comparable years.

A-2	MetLife 2014 Proxy Statement

Total Company - Reconciliation of Operating Earnings Available to Common Shareholders to Net Income (Loss) available to MetLife, Inc.’s common shareholders	2013		2012
	($ in millions, except per share data)
Operating earnings available to common shareholders	$6,287	$5.63	$5,686	$5.28
Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses)	161	0.14	(352)	(0.33)
Add: Net derivative gains (losses)	(3,239)	(2.90)	(1,919)	(1.78)
Add: Goodwill impairment	—	—	(1,868)	(1.73)
Add: Other adjustments to continuing operations	(1,638)	(1.47)	(2,550)	(2.36)
Add: Provision for income tax (expense) benefit	1,698	1.53	2,195	2.04
Add: Income (loss) from discontinued operations, net of income tax	2	—	48	0.04
Less: Net income (loss) attributable to noncontrolling interests	25	0.02	38	0.04

Net income (loss) available to MetLife, Inc.’s common shareholders	$3,246	$2.91	$1,202	$1.12

Weighted average common shares outstanding - diluted (in millions)		1,116.2		1,076.8

Reconciliation of Premiums, Fees & Other Revenues (Operating) to Premiums, Fees & Other Revenues (GAAP)
Premiums, fees & other revenues (operating)		$48,714		$47,879
Add: Adjustments to premiums, fees and other revenues		331		558

Premiums, fees & other revenues (GAAP)		$49,045		$48,437

Return on MetLife, Inc.’s Common Equity
Operating return on MetLife, Inc.‘s common equity, excluding accumulated other comprehensive income (loss)(1)		12.0%		11.3%
Operating return on MetLife, Inc.‘s common equity(1)		10.4%		9.6%
Return on MetLife, Inc.‘s common equity, excluding accumulated other comprehensive income (loss)(2)		6.2%		2.4%
Return on MetLife, Inc.‘s common equity(2)		5.4%		2.0%

Book Value Per Common Share(3)
Book value per common share, excluding accumulated other comprehensive income (loss) — (actual common shares outstanding)		$48.49		$46.73
Add: Accumulated other comprehensive income (loss) per common share		4.55		10.44

Book value per common share — (actual common shares outstanding)		$53.04		$57.17

Common shares outstanding, end of period (in millions)		1,122.0		1,091.7
(1)	Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.
(2)	Return on MetLife, Inc.’s common equity is defined as net income available to common shareholders divided by average GAAP common equity.
(3)	Book value per common share and book value per common share, excluding AOCI exclude $2,043 million of equity related to preferred stock.

MetLife 2014 Proxy Statement	A-3

Appendix B — MetLife, Inc. 2015 Stock and Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan.    MetLife, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the MetLife, Inc. 2015 Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

The Plan shall become effective, if approved by the Board and shareholders, on January 1, 2015 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company and Affiliates by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3 Duration of the Plan.    The Plan shall commence as of the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article 16 herein, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) all Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions.

1.4 Successor Plan.    This Plan shall serve as the successor to the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the “Predecessor Plan”), and no further grants shall be made under the Predecessor Plan from and after the Effective Date of this Plan. All outstanding awards under the Predecessor Plan immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as Awards under this Plan. However, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards. Any Shares of common stock reserved for issuance under the Predecessor Plan in excess of the number of Shares as to which awards have been awarded thereunder shall be transferred into this Plan upon the Effective Date and shall become available for grant under this Plan.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.

2.2 “Agency” means the active relationship between an Agent and an insurance company for which the Agent is licensed.

2.3 “Agent” means a natural person licensed or otherwise authorized under applicable law to represent the Company or an Affiliate in the sale of insurance or other financial products or services.

MetLife 2014 Proxy Statement	B-1

2.4 “Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards, in each case subject to the terms of this Plan.

2.5 “Award Agreement” means either (i) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award. In either case, such writing may take electronic form.

2.6 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash-Based Award” means an Award granted under Article 10 herein, the value of which is denominated in cash as determined by the Committee and which is not any other form of Award described in this Plan.

2.9 “Cause” means (i) the willful failure by the Participant to perform substantially the Participant’s duties as an Employee or Agent (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Affiliate in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Affiliate or not to compete or interfere with the Company or any Affiliate.

2.10 “Change of Control” shall occur if any of the following events occur:

(i)	Any Person acquires Beneficial Ownership, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined Voting Power of the Company’s securities;

(ii)

Within any twenty-four (24) month period, the individuals who were Directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors or the Board of Directors of any successor to the Company; provided, however, that any Director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this Section 2.10(ii); or

(iii)

The shareholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), and immediately following the consummation of which the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation, or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than twenty-five percent (25%) of the consolidated assets of the Company immediately prior to such Corporate Event.

2.11 “Change of Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the common stock on any of the thirty (30) trading days immediately preceding the date on which a Change of Control occurs.

2.12 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.13 “Committee” means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan.

2.14 “Company” means MetLife, Inc., a Delaware corporation, and any successor thereto as provided in Article 18 herein.

B-2	MetLife 2014 Proxy Statement

2.15 “Constructively Terminated” means, unless otherwise specified by the Committee in the Award Agreement, a voluntary termination of employment by an Employee or of a relationship as an Agent by an Agent within ten (10) business days after any of the following actions by the Company, Affiliate, or person acting on behalf of either:

(i)

Requiring the Employee or Agent to be based as his/her regular or customary place of employment or Agency at any office or location more than fifty (50) miles from the location at which the Employee performed his/her duties immediately prior to the Change of Control, or in a state other than the one in which the Employee or Agent performed his/her duties immediately prior to the Change of Control, in each case except for travel reasonably required in the performance of the individual’s responsibilities;

(ii)	In the case of an Employee, reducing the Employee’s base salary below the rate in effect at the time of a Change of Control;

(iii)	In the case of an Employee, failing to pay the Employee’s base salary, other wages, or employment-related benefits as required by law; or

(iv)	In the case of an Agent, failing to pay the Agent’s compensation or benefits as required by law.

2.16 “Director” means any individual who is a member of the Board of Directors of the Company.

2.17 “Employee” means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.19 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.20 “Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

2.21 “Freestanding SAR” means an SAR that is not a Tandem SAR, as described in Article 7 herein.

2.22 “Grant Price” means the price against which the amount payable is determined upon exercise of an SAR.

2.23 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

2.24 “Insider” shall mean an individual who is, on the relevant date, an “executive officer,” as defined under the Exchange Act and Rule 3b-7 (17 C.F.R. Section 240.3b-7), or any successor to such rule under the Exchange Act, as determined by the Company.

2.25 “Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

2.26 “Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

MetLife 2014 Proxy Statement	B-3

2.27 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.28 “Participant” means an Employee or an Agent who has been selected to receive an Award, or who has an outstanding Award granted under the Plan.

2.29 “Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that are intended to satisfy the requirements of Section 162(m) of the Code for performance-based compensation.

2.30 “Performance Goal” means a performance criterion selected by the Committee for a given Award for purposes of Article 11 based on one or more of the Performance Measures.

2.31 “Performance Measures” means measures as described in Article 11, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, payability, or value of an Award to an Insider that are designated to qualify as Performance-Based Compensation.

2.32 “Performance Period” means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33 “Performance Share” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34 “Performance Unit” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35 “Period of Restriction” means the period when an Award of Restricted Stock or Restricted Stock Unit is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or upon the occurrence of other events as determined by the Committee, in its discretion.

2.36 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof; provided, however, that “Person” shall not include (i) the Company or any Affiliate, (ii) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (iii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate.

2.37 “Restricted Stock” means an Award of Shares subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.

2.38 “Restricted Stock Unit” means an Award denominated in units subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.

2.39 “Share” means a share of common stock of the Company, $.01 par value per Share.

2.40 “Stock Appreciation Right” or “SAR” means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article 7 herein and subject to the terms of this Plan.

2.41 “Stock-Based Award” means an equity-based or equity-related Award granted under Article 10 herein and subject to the terms of this Plan, and not otherwise described by the terms of this Plan.

2.42 “Tandem SAR” means an SAR that the Committee specifies is granted in connection with a related Option pursuant to Article 7 herein and subject to the terms of this Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR

B-4	MetLife 2014 Proxy Statement

shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether an Option is granted coincident with an SAR, an SAR is not a Tandem SAR unless so specified by the Committee at time of grant.

2.43 “Voting Power” shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

2.44 “Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

Article 3. Administration

3.1 General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee or Agent, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

3.2 Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the countries and other jurisdictions in which the Company and Affiliates operate.

3.3 Delegation.    The Committee may delegate to one or more of its members or to one or more Directors or officers of the Company or its Affiliates, any of its duties or powers as it may deem advisable; provided, however, that the Committee may not delegate any of its non-administrative powers with respect to Awards intended to be Performance-Based Compensation; and provided further, that any such delegate shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated pursuant to this Section 3.3. Subject to the terms of the previous sentence, the Committee may delegate to any individual(s) such administrative duties or powers as it may deem advisable.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be eleven million, seven hundred fifty thousand (11,750,000) plus any remaining Shares available for grant under the Predecessor Plan as set forth in Section 1.4 (such total number of Shares, including such adjustment and remaining Shares, the “Total Share Authorization”). Any Shares issued in connection with any Award shall be counted against the limit as one (1) Share for every one (1) Share issued. The maximum aggregate number of Shares that may be granted in the form of Nonqualified Stock Options shall be equal to the Total Authorization. The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be eleven million, seven hundred fifty thousand (11,750,000).

Awards that are not settled in Shares shall not reduce any of the Total Authorization. Any Shares related to Awards (or after the Effective Date, awards previously granted under the Predecessor Plan) that (i) terminate by expiration, forfeiture, cancellation, lapse, or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan (or after the Effective Date, previously granted under the Predecessor Plan) or the tax withholding requirements with respect to any Award granted under the Plan (or after the Effective Date, previously granted under the Predecessor Plan) are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised under the Plan (or after the Effective Date, previously granted under the Predecessor Plan), only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of

MetLife 2014 Proxy Statement	B-5

Shares available for issuance under the Plan. With respect to Shares related to Awards previously granted under the Predecessor Plan, in the event of any of the circumstances or events affecting such Awards that are described in this paragraph of this Section 4.1 that take place after the Effective Date, the terms of this Section 4.1 shall be applied to determine how many Shares covered by such Awards under the Predecessor Plan are once again available for issuance under this Plan with consideration of the 1.179 ratio for every one (1) Share issued that was used to count Shares against the Share authorization for Awards other that Options and SARs granted under the Predecessor Plan under Section 4.1 of the Predecessor Plan.

The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Restricted Stock or Restricted Stock Units. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

Unless and until the Committee determines that an Award to an Insider shall not be designed to qualify as Performance-Based Compensation, the following limits (“Award Limits”) shall apply to grants of Awards to Insiders under the Plan:

(a)

Options and SARs:    The maximum aggregate number of Shares that may be granted in the form of Options or Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant, shall be two million (2,000,000).

(b)

Restricted Stock/Restricted Stock Units:    The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be one million (1,000,000).

(c)

Performance Shares/Performance Units:    The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be one million (1,000,000) Shares, or equal to the value of one million (1,000,000) Shares determined as of the date of vesting or payout, as applicable.

(d)

Cash-Based Awards:    The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed ten million dollars ($10,000,000) determined as of the date of vesting or payout, as applicable.

(e)	Stock Awards: The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be one million (1,000,000).

4.2 Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan. The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. To the extent such adjustment affects Awards to Insiders intended to be Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Subject to the provisions of Article 16 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.

B-6	MetLife 2014 Proxy Statement

Article 5. Eligibility and Participation

5.1 Eligibility.    Individuals eligible to participate in the Plan include all Employees and Agents.

5.2 Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Agents, those to whom Awards shall be granted and shall determine in its discretion, the nature, terms, and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its discretion. Notwithstanding the foregoing, no ISOs may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

6.2 Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price may include an Option Price based (i) on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) an Option Price that is set at a premium to the FMV of the Shares on the date of grant, or (iii) an Option Price that is indexed to (but in no event less than 100% of) the FMV of the Shares on the date of grant, with the index determined by the Committee in its discretion.

6.4 Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment.    Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full in a form and method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Committee shall cause to be delivered to the Participant Share certificates, evidence of book entry Shares, or other evidence of Share ownership determined by the Company, in each case in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined or accepted by the Committee, all payments in cash shall be paid in United States dollars.

6.7 Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.

6.8 Termination of Employment or Agency.    Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or Agency with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee,

MetLife 2014 Proxy Statement	B-7

shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Nontransferability of Options.

(a)

Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)

Nonqualified Stock Options.    Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each NQSO granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 6.9(b), all NQSOs granted to a Participant under this Article 6 shall be exercisable during the Participant’s lifetime only by such Participant.

6.10 Notification of Disqualifying Disposition.    The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO or Shares received as a dividend on ISO stock. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

6.11 Substituting SARs.    Regardless of the terms of the Award Agreement, the Committee shall have the right to substitute SARs for outstanding Options granted to any Participant, provided that (i) the substituted SARs call for settlement by the issuance of Shares or by the issuance of Shares or cash as determined by the Committee in its discretion, and (ii) the terms of the substituted SARs and economic benefit of such substituted SARs (including the difference between the Grant Price and Fair Market Value of the Shares associated with the SARs compared to the difference between the Option Price and Fair Market Value of the Shares underlying the Options) are equivalent to the terms and economic benefit of the Options being replaced, as determined by the Committee. The Committee may, based on a determination that this Section 6.11 creates adverse accounting consequences for the Company or otherwise, nullify this Section 6.11.

6.12 Dividends and Other Distributions.    Holders of Options granted hereunder shall not be credited with dividends, dividend equivalents, or other additional rights or benefits on account of dividends declared or paid with respect to the underlying Shares, except as provided in Section 4.2.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include a Grant Price based on (i) one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or (iii) is indexed to (but in no event less than 100% of) the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

7.3 Term of SAR.    The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

B-8	MetLife 2014 Proxy Statement

7.5. Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

7.7 Termination of Employment or Agency.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or Agency with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs.    Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 7.8, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

7.9 Other Restrictions.    Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

7.10 Dividends and Other Distributions.    Holders of SARs granted hereunder shall not be credited with dividends, dividend equivalents, or other additional rights or benefits on account of dividends declared or paid with respect to the underlying Shares, except as provided in Section 4.2.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.

8.2 Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.

MetLife 2014 Proxy Statement	B-9

8.3 Nontransferability of Restricted Stock and Restricted Stock Units.    Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each of the Shares of Restricted Stock and/or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement or otherwise. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as provided in the Award Agreement or otherwise by the Committee consistent with this Section 8.3.

8.4 Other Restrictions.    The Committee shall impose, in the Award Agreement or otherwise, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee subject to Section 19.6, the Company may retain any certificates issued to represent Shares of Restricted Stock, or Shares delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse, and may make appropriate notations in any book entry register of the restrictions on transferability and potential for forfeiture.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee in its sole discretion shall determine.

8.5 Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following (or legend of similar effect determined by the Committee):

The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MetLife, Inc. 2015 Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from MetLife, Inc.

8.6 Voting Rights.    To the extent required by law, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7 Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.8 Termination of Employment and Agency.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or Agency with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

B-10	MetLife 2014 Proxy Statement

8.9 Payment in Consideration of Restricted Stock Units.    When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares of equivalent value (based on the FMV, as defined in the Award Agreement at the time of grant or otherwise by the Committee), in some combination thereof, or in any other form determined by the Committee at its sole discretion. The Committee’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.

Article 9. Performance Shares and Performance Units

9.1 Grant of Performance Shares and Performance Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Shares and Performance Units.    Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant and, to the extent the Committee establishes such initial value with relation to the value of a Share, shall have an initial value equal to the FMV of a Share on the date of grant. The Committee shall set performance criteria for a Performance Period in its discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and documented in the Award Agreement, the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant.

9.3 Earning of Performance Shares and Performance Units.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

9.4 Form and Timing of Payment of Performance Shares and Performance Units.    Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination.

9.5 Dividends and Other Distributions.    Except as provided in Section 4.2, no one holding Performance Shares or Performance Units will receive dividends, dividend equivalents, or other additional rights or benefits on account of dividends declared or paid with respect to the Shares, except for dividends declared or paid on or after the date any Shares or other payment would otherwise become payable but for a deferred or delayed payment consistent with Article 13.

9.6 Termination of Employment or Agency.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares/Performance Units following termination of the Participant’s employment or Agency with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares/Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7 Nontransferability of Performance Shares and Performance Units.    Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each Performance Share/Performance Unit granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 9.7, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.

MetLife 2014 Proxy Statement	B-11

Article 10. Cash-Based Awards and Stock-Based Awards

10.1 Grant of Cash-Based Awards.    Subject to the terms and provisions of this Plan, the Committee, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Value of Cash-Based Awards.    Each Cash-Based Award shall have a value as may be determined by the Committee. For each Cash-Based Award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Committee, by the extent to which the performance criteria are met.

10.3 Payment in Consideration of Cash-Based Awards.    Subject to the terms of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.

10.4 Form and Timing of Payment of Cash-Based Awards.    Payment of earned Cash-Based Awards shall be as determined by the Committee and evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate FMV shall be determined by the Committee). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5 Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.6 Termination of Employment or Agency.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment or Agency with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.7 Nontransferability of Cash-Based Awards and Stock-Based Awards.    Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each Cash-Based Award and Stock-Based Award granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 10.7, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 11. Performance-Based Compensation and Performance Measures

Notwithstanding any other terms of this Plan, the vesting, payability, or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance-Based Compensation to an Insider shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Code Section 162(m). The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Performance Goal(s) relate(s) or such earlier time as required to comply with Code Section 162(m). No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value

B-12	MetLife 2014 Proxy Statement

of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain the discretion to reduce the value below such maximum.

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the Performance Goal(s) upon which the, grant, payment or vesting of an Award to an Insider that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales growth;

(d)	Net operating earnings;

(e)	Operating earnings;

(f)	Operating earnings per share;

(g)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(h)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(i)	Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;

(j)	Gross or operating margins;

(k)	Productivity ratios;

(l)	Share price (including, but not limited to, growth measures and total shareholder return);

(m)	Expense targets;

(n)	Margins;

(o)	Operating efficiency;

(p)	Customer satisfaction;

(q)	Employee and/or Agent satisfaction;

(r)	Working capital targets; and

(s)	Economic Value Added®;

(t)	Revenue growth;

(u)	Assets under management growth; and

(v)	Rating Agencies’ ratings

Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s).

The Committee may provide in any Award Agreement or otherwise in connection with an Award that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Standards Codification 225-20, Income Statement: Extraordinary and Unusual Items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Insiders, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

MetLife 2014 Proxy Statement	B-13

In the event that applicable tax and/or securities laws permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Insiders that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Beneficiary Designation

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. To the extent permitted by the Committee in the Award Agreement or otherwise, a Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. Except to the extent otherwise determined by the Committee in the Award Agreement or otherwise, if no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the beneficiary shall be the Participant’s estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both, in favor of another method of determining beneficiaries.

Article 13. Deferrals and Share Settlements

Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of any Award, or payment in consideration of any Award, under the terms of this Plan or another Plan. To the extent such deferral is permitted by the Committee under the terms of this Plan rather than another Plan, the Committee shall establish rules and procedures for such deferrals as it sees fit.

Article 14. Rights of Employees and Agents

14.1 Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment, Agency or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment or Agency contract with the Company or an Affiliate and, accordingly, subject to the terms of this Plan, this Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise except as provided in this Plan.

For purposes of the Plan, unless otherwise provided by the Committee, transfer of employment or Agency of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment or Agency. The Committee may stipulate in a Participant’s Award Agreement or otherwise the conditions under which a transfer of employment or Agency to an entity that is spun-off from the Company or an Affiliate or a vendor to the Company or an Affiliate, if any, shall not be deemed a termination of employment or Agency for purposes of an Award.

14.2 Participation.    No Employee or Agent shall have the right to be selected to receive an Award. No Employee or Agent, having been selected to receive an Award, shall have the right to be selected to receive a future Award or (if selected to receive such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.

14.3 Rights as a Shareholder.    A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

B-14	MetLife 2014 Proxy Statement

Article 15. Change of Control

15.1 Accelerated Vesting and Payment.    Subject to the provisions of Section 15.2 or as otherwise provided in the Award Agreement, in the event of a Change of Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange:

(a)

Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or Agency is involuntarily terminated for any reason except Cause within twelve (12) months following such Change in Control, the Participant shall have until the earlier of (i) twelve (12) months following such termination date , or (ii) the term of the Option or SAR, to exercise such Options or SARs;

(b)	Any Period of Restriction and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

(c)

The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including but not limited to Awards intended to be Performance-Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control:

(i)

The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; and

(ii)	Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control;

(d)

Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately vest and pay out all Cash-Based Awards and Other Stock-Based Awards as determined by the Committee; and

(e)

The Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change in Control; provided, however, that no such payment shall be made on account of an Option or SAR using a value higher than the FMV on the date of settlement.

15.2 Alternative Awards.    Notwithstanding Section 15.1, no cancellation, acceleration of vesting, lapsing of restrictions, payment of Award, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Article 18; provided that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change of Control;

(b)

Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

(d)

Have terms and conditions which provide that in the event that the Participant’s employment or Agency is involuntarily terminated or Constructively Terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

Article 16. Amendment, Modification, Suspension, and Termination

16.1 Amendment, Modification, Suspension, and Termination.    The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided however, that:

(a)

Without the prior approval of the Company’s shareholders, except as provided in Sections 6.11 or 16.2, Options and SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, by lowering the

MetLife 2014 Proxy Statement	B-15

exercise price of a previously granted Option or SAR, or by the grant of another Award or payment in cash in substitution of such Options or SARs.

(b)

To the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation, or exchange requirement.

16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (other than those described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. To the extent such adjustment affects Awards to Insiders intended to be Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

16.3 Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 17. Withholding

The Company or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), that the Company or any Affiliate determines is required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making such other arrangements, in either case on such conditions as the Committee specifies.

Article 18. Successors

Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

Article 19. General Provisions

19.1 Forfeiture Events.    Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, to the extent consistent with law. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment or Agency under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and Affiliates. All Awards are subject to any Company performance-based compensation recoupment policy in effect from time to time.

19.2 Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.3 Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

B-16	MetLife 2014 Proxy Statement

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.4 Investment Representations.    The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares or make such other representations, warranties, or covenants that the Committee shall determine to be necessary or appropriate to assure that the grant, terms, and/or payment of any Award complies with applicable law.

19.5 Employees and Agents Based Outside of the United States.    Without limiting in any way the generality of the Committee’s powers under this Plan, including but not limited to the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the Company or an Affiliate operates or has Employees or Agents, the Committee, in its sole discretion, shall have the power and authority, notwithstanding any provision of the Plan to the contrary, to:

(a)	Determine which Affiliates shall be covered by the Plan;

(b)	Determine which Employees and Agents outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees or Agents outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable;

(e)

Provide for an Affiliate to execute an Award Agreement instead of the Company, in which case the Award shall be a general, unsecured obligation of the Affiliate and not any obligation of the Company; and

(f)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or any other governing statute or applicable law.

19.6 Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.

19.7 Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company, except that if an Affiliate executes an Award Agreement instead of the Company (including, without limitation, with respect to an Award to an Employee or Agent outside the United States or otherwise) the Award shall be a general, unsecured obligation of the Affiliate and not any obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

19.8 No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In such an instance, unless the Committee determines to round payments up to the nearest whole Share, determines that payment shall be made in cash, or determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.

19.9 Other Compensation and Benefit Plans.    Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such other plan, policy, program, or arrangement.

MetLife 2014 Proxy Statement	B-17

19.10 No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Article 20. Legal Construction

20.1 Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.2 Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3 Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s or the Affiliate’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

To the extent that Code Section 409A applies to an Award under this Plan, this Plan and all of the terms of that Award are intended to comply with Code Section 409A and shall be interpreted accordingly.

20.4 Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

B-18	MetLife 2014 Proxy Statement

Appendix C — MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan.    MetLife, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock-Based Awards.

1.2 Purpose of the Plan.    The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain well qualified individuals as Non-Management Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3 Duration of the Plan.    The Plan shall commence as of the Effective Date and shall remain in effect until all Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article 13 herein.

1.4 Successor Plan.    This Plan shall serve as the successor to the MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (the “Predecessor Plan”), and no further grants shall be made under the Predecessor Plan from and after the Effective Date of this Plan. All outstanding awards under the Predecessor Plan immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as Awards under this Plan. However, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards. Any Shares of common stock reserved for issuance under the Predecessor Plan in excess of the number of Shares as to which awards have been awarded thereunder shall be transferred into this Plan upon the Effective Date and shall become available for grant under this Plan.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.

2.2 “Award” means, individually or collectively, a grant of Options, Restricted Stock, Restricted Stock Units, or Stock-Based Awards, in each case under and subject to the terms of this Plan.

2.3 “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award. In either case, such writing may take electronic form.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

MetLife 2014 Proxy Statement	C-1

2.6 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.7 “Committee” means the Board or, solely to the extent the Board has delegated its responsibility to fix the amount which a Non-Management Director shall be entitled to receive as compensation for such Director’s services, the Governance and Corporate Responsibility Committee of the Board of Directors, its successor committee of the Board, or any other duly authorized committee of the Board appointed by the Board to administer the Plan.

2.8 “Company” means MetLife, Inc., a Delaware corporation, and any successor thereto as provided in Article 14 herein.

2.9 “Director” means any individual who is a member of the Board of Directors of the Company.

2.10 “Effective Date” means January 1, 2015.

2.11 “Employee” means any employee of the Company or an Affiliate.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.13 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.14 “Freestanding SAR” means an SAR that is not a Tandem SAR, as described in Article 7 herein.

2.15 “Grant Price” means the price against which the amount payable is determined upon exercise of an SAR.

2.16 “Non-Management Director” means a Director who is not an Employee.

2.17 “Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time, subject to the terms of this Plan. Each Option shall be a Nonqualified Stock Option, in that no Option shall be an Incentive Stock Option intended to meet the requirements of Section 422 of the Code.

2.18 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.19 “Participant” means a Non-Management Director who has received an Award, or who has an outstanding Award granted under the Plan.

2.20 “Period of Restriction” means the period when an Award of Restricted Stock or Restricted Stock Unit is subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, in its discretion.

2.21 “Restricted Stock” means an Award of Shares subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.

2.22 “Restricted Stock Unit” means an Award denominated in units subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.

2.23 “Share” means a share of common stock of the Company, $.01 par value per Share.

C-2	MetLife 2014 Proxy Statement

2.24 “Stock Appreciation Right” or “SAR” means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article 7 herein and subject to the terms of this Plan.

2.25 “Stock-Based Award” means an equity-based or equity-related Award granted under Article 9 herein and subject to the terms of this Plan, and not otherwise described by the terms of this Plan.

2.26 “Tandem SAR” means an SAR that the Committee specifies is granted in connection with a related Option pursuant to Article 7 herein and subject to the terms of this Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether an Option is granted coincident with an SAR, an SAR is not a Tandem SAR unless so specified by the Committee at time of grant.

2.27 “Voting Power” shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

2.28 “Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

Article 3. Administration

3.1 General.    The Committee shall be responsible for administering the Plan. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

3.2 Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement ancillary to or in connection with the Plan, and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, establishing all Award terms and conditions and, subject to Article 13 and Section 6.3, adopting modifications and amendments to the Plan or any Award Agreement.

3.3 Delegation.    The Committee may delegate to one or more of its members or to one or more Directors or officers of the Company or its Affiliates, or to any other individual(s) such administrative duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be any remaining Shares available for grant under the Predecessor Plan as set forth in Section 1.4 (such total number of Shares, including such adjustment and remaining Shares, the “Total Share Authorization”). Any Shares issued in connection with any Award shall be counted against the limit as one (1) Share for every one (1) Share issued.

Awards that are not settled in Shares shall not reduce any of the Total Authorization. Any Shares related to Awards (or after the Effective Date, awards previously granted under the Predecessor Plan) that (i) terminate by expiration, forfeiture, cancellation, lapse, or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan (or after the Effective Date, previously granted under the Predecessor Plan) or the tax withholding requirements with respect to any Award granted under the Plan (or after the Effective Date, previously granted under the Predecessor Plan) are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised under the Plan (or after the Effective Date, previously granted under the Predecessor Plan), only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan.

MetLife 2014 Proxy Statement	C-3

The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Restricted Stock or Restricted Stock Units. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

The maximum aggregate number of Shares that may be granted in any one calendar year to any one Participant under the Plan shall be that number of Shares with an aggregate Fair Market Value on the grant date equal to two million dollars ($2,000,000). The Share limitation in this section with respect to Stock Options and Stock Appreciation Rights shall be determined using one-third (1/3) the number of Shares the Participant may acquire upon exercise and, with respect to all other awards, the maximum number of Shares that the Participant may receive as a result of the grant. The dollar value limit in this section shall be adjusted for inflation, as reasonably determined by the Committee, from the date the Company’s shareholders approve the Plan to the date the Share is granted.

4.2 Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the annual Participant Share Award limit, and any other value determinations applicable to outstanding Awards or to this Plan. The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 13 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate.

Article 5. Eligibility and Participation

5.1 Eligibility.    Individuals eligible to participate in the Plan include all Non-Management Directors.

5.2 Participation.    Subject to the provisions of the Plan, the Committee from time to time may make Awards and determine in its discretion, the nature, terms, and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its discretion.

6.2 Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine.

6.3 Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price may include an Option Price based (i) on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) an Option Price that is set at a premium to the FMV of the Shares on the date of grant, or (iii) an Option Price that is indexed to (but in no event less than 100% of) the FMV of the Shares on the date of grant, with the index determined by the Committee in its discretion. Without the prior approval of the Company’s shareholders, except as provided in Section 6.10 or 13.2, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, by lowering the exercise price of a previously granted Option, or by the grant of another Award or payment in cash in substitution of such Options.

C-4	MetLife 2014 Proxy Statement

6.4 Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment for Options.    Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full in a form and method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Committee shall cause to be delivered to the Participant Share certificates, evidence of book entry Shares, or other evidence of Share ownership determined by the Company, in each case in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined or accepted by the Committee, all payments in cash shall be paid in United States dollars.

6.7 Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.

6.8 Termination of Directorship.    Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s service as a Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Nontransferability of Options.    Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each Option granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 6.9, all Options granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

6.10 Substituting SARs.    Regardless of the terms of the Award Agreement, the Committee shall have the right to substitute SARs for outstanding Options granted to any Participant, provided the substituted SARs call for settlement by the issuance of Shares, and the terms of the substituted SARs and economic benefit of such substituted SARs are equivalent to the terms and economic benefit of the Options being replaced, as determined by the Committee.

6.11 Dividends and Other Distributions.    Holders of Options granted hereunder shall not be credited with dividends, dividend equivalents, or other additional rights or benefits on account of dividends declared or paid with respect to the underlying Shares, except as provided in Section 4.2.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

MetLife 2014 Proxy Statement	C-5

7.2 SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

7.3 SAR Price.    The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include (but not be limited to) a Grant Price based on (i) one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or (iii) is indexed to (but in no event less than 100% of) the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option. Without the prior approval of the Company’s shareholders, except as provided in Section 13.2, SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, by lowering the exercise price of a previously granted SAR, or by the grant of another award or payment in cash in substitution of such SARs.

7.4 Term of SAR.    The term of an SAR granted under the Plan shall be determined by the Committee in its sole discretion, and no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.5 Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.6. Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.7 Payment of SAR Amount.    Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.

7.8 Termination of Directorship.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s service as a Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.9 Nontransferability of SARs.    Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 7.9, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

7.10 Other Restrictions.    Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

7.11 Dividends and Other Distributions.    Holders of SARs granted hereunder shall not be credited with dividends, dividend equivalents, or other additional rights or benefits on account of dividends declared or paid with respect to the underlying Shares, except as provided in Section 4.2.

C-6	MetLife 2014 Proxy Statement

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.

8.2 Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.

8.3 Nontransferability of Restricted Stock and Restricted Stock Units.    Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each of the Shares of Restricted Stock and/or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion in the Award Agreement or otherwise. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement or otherwise by the Committee consistent with this Section 8.3.

8.4 Other Restrictions.    The Committee shall impose, in the Award Agreement or otherwise, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee subject to Section 15.4, the Company may retain any certificates issued to represent Shares of Restricted Stock, or Shares delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse, and may make appropriate notations in any book entry register of the restrictions on transferability and potential for forfeiture.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following (or legend of similar effect determined by the Committee):

The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from MetLife, Inc.

8.6 Voting Rights.    To the extent required by law, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7 Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

MetLife 2014 Proxy Statement	C-7

8.8 Termination of Directorship.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s service as a Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.9 Payment in Consideration of Restricted Stock Units.    When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares of equivalent value (based on the FMV, as defined in the Award Agreement or otherwise by the Committee), in some combination thereof, or in any other form determined by the Committee at its sole discretion. The Committee’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.

Article 9. Stock-Based Awards

9.1 Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, or in satisfaction of any obligation of the Company or an Affiliate to a Non-Management Director, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

9.2 Termination of Directorship.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant’s service as a Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.3 Nontransferability of Stock-Based Awards.    Except for transfers without consideration for which the Committee may provide in a Participant’s Award Agreement or otherwise, each Stock-Based Award granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee consistent with this Section 9.3, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 10. Beneficiary Designation

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. To the extent permitted by the Committee in the Award Agreement or otherwise, a Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. Except to the extent otherwise determined by the Committee in the Award Agreement or otherwise, if no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the beneficiary shall be the Participant’s estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 10, or both, in favor of another method of determining beneficiaries.

Article 11. Deferrals and Share Settlements

Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of any Award, or payment in consideration of any Award, under the terms of this Plan or another Plan. To the extent such deferral is permitted by the Committee under the terms of this Plan rather than another Plan, the Committee shall establish rules and procedures for such deferrals as it sees fit.

C-8	MetLife 2014 Proxy Statement

Article 12. Rights of Non-Management Directors

12.1 Directorship.    Nothing in the Plan or an Award Agreement shall be construed to confer a right to be elected or to continue to serve as a Director. No Participant shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s shareholders. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Board to otherwise remove the Participant from the Board at any time, nor confer upon any Participant a right to remain a member of the Board for any period of time, or at any particular rate of compensation.

12.2 Participation.    No Non-Management Director, having received an Award, shall have the right to receive a future Award or (if receiving such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.

12.3 Rights as a Shareholder.    A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 13. Amendment, Modification, Suspension, and Termination

13.1 Amendment, Modification, Suspension, and Termination.    The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided however, that to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation, or exchange requirement.

13.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (other than those described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

13.3 Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 14. Withholding

The Company or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy any applicable federal, state, and local taxes, domestic or foreign, that the Company or any Affiliate determines is required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making such other arrangements, in either case on such conditions as the Committee specifies.

Article 15. Successors

Any obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company, as applicable.

Article 16. General Provisions

16.1 Forfeiture Events.    Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement

MetLife 2014 Proxy Statement	C-9

that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, to the extent consistent with law.

16.2 Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

16.3 Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.4 Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.

16.5 Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company. To the extent that any individual acquires a right to receive payments from the Company, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

16.6 No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In such an instance, unless the Committee determines to round payments up to the nearest whole Share, determines that payment shall be made in cash, or determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.

16.7 Other Compensation and Benefit Plans.    Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such other plan, policy, program, or arrangement.

16.8 No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

16.9 Investment Representations.    The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares or make such other representations, warranties, or covenants that the Committee shall determine to be necessary or appropriate to assure that the grant, terms, and/or payment of any Award complies with applicable law.

Article 17. Legal Construction

17.1 Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

C-10	MetLife 2014 Proxy Statement

17.2 Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.4 Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

MetLife 2014 Proxy Statement	C-11

Voting Instructions

Electronic Voting available 24 hours a day, 7 days a week!

Instead of mailing your Proxy Card/Voting Instruction Form, you may choose one of the other voting methods outlined below to vote your Proxy Card/Voting Instruction Form.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet
• Go to www.investorvote.com/MET
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Vote by mail
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	• To vote by mail, mark, sign and date your Proxy Card/Voting Instruction Form and return it in the enclosed postage-paid envelope.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The following items are more fully described in the Proxy Statement accompanying this card. The Board of Directors recommends a											+
vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Cheryl W. Grisé	☐	☐	☐	02 - Carlos M. Gutierrez	☐	☐	☐	03 - R. Glenn Hubbard	☐	☐	☐

04 - Steven A. Kandarian	☐	☐	☐	05 - John M. Keane	☐	☐	☐	06 - Alfred F. Kelly, Jr.	☐	☐	☐

07 - William E. Kennard	☐	☐	☐	08 - James M. Kilts	☐	☐	☐	09 - Catherine R. Kinney	☐	☐	☐

10 - Denise M. Morrison	☐	☐	☐	11 - Kenton J. Sicchitano	☐	☐	☐	12 - Lulu C. Wang	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2014.	☐	☐	☐	3.	Advisory vote to approve the compensation paid to the Company’s Named Executive Officers.	☐	☐	☐

4.	Approval of the MetLife, Inc. 2015 Stock and Incentive Compensation Plan.	☐	☐	☐	5.	Approval of the MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if	☐
you plan to attend the
Annual Meeting.

C	Authorized Signatures — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO CAST YOUR BALLOT TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Common Shareholders - Internet and telephone voting are available through 11:59 PM Eastern Time, April 21, 2014.

Proxy Cards submitted by common shareholders who vote by mail must be received prior to the 2014 annual meeting.

MetLife and New England Employee Benefit Plan Participants - Internet and telephone voting are available through 6:00 PM Eastern Time, April 18, 2014.

Voting Instruction Forms submitted by plan participants who vote by mail must be received by 6:00 PM, Eastern Time, April 18, 2014.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card/Voting Instruction Form.

Please see reverse for instructions on voting by Internet, telephone or mail.

Common shareholders may consent to receive MetLife, Inc.’s Annual Reports to Shareholders, Proxy Statement and other shareholder communications electronically at www.computershare.com/Investor.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Card/Voting Instruction Form — MetLife, Inc.

Proxy solicited on behalf of the Board of Directors of MetLife, Inc. for the 2014 Annual Meeting, April 22, 2014

Common Shareholders

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Matthew M. Ricciardi and Timothy J. Ring, or either of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2014 Annual Meeting and at any adjournments or postponements thereof. The proxies are authorized to vote and will vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this Proxy Card. If this Proxy Card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc. If this Proxy Card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2014 Annual Meeting and at any adjournments or postponements thereof.

Plan Participants

The Bank of New York Mellon is the Trustee (the “Plan Trustee”) of (i) the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust; (ii) the New England Life Insurance Company 401(k) Savings Plan and Trust; (iii) the New England Life Insurance Company Agents’ Retirement Plan and Trust; and (iv) the New England Life Insurance Company Agents’ Deferred Compensation Plan and Trust. Each of (i) - (iv) above is referred to herein individually as a “Plan.”

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock (“Shares”) that are allocated to your Plan account and shown on the reverse of this Voting Instruction Form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this Voting Instruction Form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., Eastern Time, April 18, 2014, to vote in accordance with the instructions.

The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this Voting Instruction Form. If the Plan Trustee does not receive your instructions by 6:00 p.m., Eastern Time, April 18, 2014, or if you sign and return this Voting Instruction Form and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions. On any matters other than those described on the reverse of this Voting Instruction Form that may be presented for a vote at the 2014 Annual Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc.

(Continued and to be marked, dated and signed, on the other side)